EXHIBIT 10.3

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is executed as of the 9th day of May, 2008 (the “Effective Date”), by and between FIFTH THIRD BANK, a Michigan banking corporation, and its successors and assigns (hereinafter referred to as “Lender”), having an address at 8000 Maryland Avenue, Suite 1400, St. Louis, Missouri 63105, and BLACKHAWK BIOFUELS, LLC, a Delaware limited liability company (hereinafter referred to as “Borrower”), with an address of 22 Chicago Avenue, Freeport, Illinois 61032-4230.

Recitals

The following recitals are a material part of this Agreement:

A.            Borrower intends to acquire all of the assets of Biofuels Company of America, LLC, an Illinois limited liability company (“BCA”) pursuant that certain Asset Purchase Agreement dated March 14, 2008 (the “Asset Purchase Agreement”), by and among Borrower, BCA, Renewable Energy Group, Inc., a Delaware corporation, Biodiesel Investment Group, LLC, a Delaware limited liability company and Bunge North America, Inc., a New York corporation; and

B.            In connection with the purchase of the assets of BCA, Borrower will assume BCA’s leasehold interest in that certain property located in the City of Danville, County of Vermilion, State of Illinois, which property is located at 300 N. Anderson Street and more particularly described in Exhibit A attached hereto, which by this reference is made a  part hereof (the “Property”); and

C.            Borrower desires to further develop the Property for utilization as an industrial plant for the production of biodiesel fuel (the “Biodiesel Plant”); and

D.            Borrower has applied to Lender for (a) a construction/term loan in the aggregate maximum amount of $24,650,000 (the “Construction/Term Loan”) for the purpose of financing (i) the purchase of the assets of BCA,  (ii) the completion of the first stage of construction of the Biodiesel Plant at the Property, and  (iii) related development costs, and (b) a revolving line of credit loan in the aggregate maximum amount of $5,000,000 (the “Revolving Credit Loan”) for the purpose of financing the short-term working capital needs of Borrower; and

E.             The Property is to be developed in accordance with the plans and specifications for the Biodiesel Plant which are generally described in Exhibit B-1 attached hereto (such plans and specifications, together with such additional plans and specifications and all amendments and modifications thereof in accordance with the terms of this Agreement are herein referred to collectively as the “Project Plans and Specifications”) and the plans and specifications for the Biodiesel Plant which are generally described in Exhibit B-2 attached hereto (such plans and specifications, together with such additional plans and specifications and all amendments and modifications thereof in accordance with the terms of this Agreement are herein referred to collectively as the “Project Addition Plans and Specifications”); and

F.             Lender has agreed to make the Construction/Term Loan and the Revolving Credit Loan to Borrower upon and subject to all of the terms, covenants and agreements of this Agreement.

Contractual Provisions

NOW, THEREFORE, in consideration of the mutual promises and agreements hereinafter contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           GENERAL DEFINITIONS.

1.1           Definitions.  All terms as used in this Agreement shall, unless otherwise defined in the body of this Agreement, have the following meanings (terms defined in the singular to have the same meaning when used in the plural and vice versa):

Account Debtor shall mean any Person who is or may become obligated under or on account of an Account.

Accounts shall mean all accounts (as defined in the Code), contract rights, chattel paper, instruments and documents, in which Borrower now has or hereafter acquires an interest.

Advances shall mean each disbursement of money by Lender to Borrower under the Construction/Term Loan and the Revolving Credit Loan.

Affiliate shall mean (i) a Person which owns or otherwise has an interest in 5% or more of any stock of Borrower, or (ii) 5% or more of the stock or other ownership units of which Borrower (or any shareholder, director, officer, employee or direct or indirect subsidiary of Borrower or any combination thereof) owns or otherwise has an interest in, or (iii) which, directly or through one or more intermediaries, is controlled by, controls, or is under common control with Borrower.  For purposes of subpart (iii) above, “control” means the ability, directly or indirectly, to affect the management or policies of a Person by virtue of an ownership interest, by right of contract or any other means.

Applicable Margin shall mean the amount set forth below that shall be added to LIBOR to determine the applicable per annum interest rate under the Construction/Term Loan after the Conversion Date, which amount shall be based upon (i) Borrower’s EBITDA on an annualized basis until the Biodiesel Plant has been in operation for four (4) full fiscal quarters and (ii) Borrower’s Rolling Four-Quarter EBITDA when the Biodiesel Plant has been in operation for four (4) full fiscal quarters and thereafter:

Annualized EBITDA/Rolling Four-Quarter EBITDA	Applicable Margin
Equal to or greater than $7,000,000	225 bps
Equal to or greater than $6,000000 but less than $7,000,000	250 bps
Equal to or greater than $5,000000 but less than $6,000,000	275 bps
Equal to or greater than $4,000000 but less than $5,000,000	300 bps
Less than $4,000,000	325 bps

Upon delivery of the quarterly statements and the compliance certificate pursuant to Section 7.12, the Lender will review and confirm the Borrower’s calculation of its annualized EBITDA or Rolling Four-Quarter EBITDA, as applicable, for such fiscal quarter.  The Applicable Margin shall automatically be adjusted in accordance with the annualized EBITDA or Rolling Four-Quarter EBITDA, as applicable, of the Borrower as of the end of each fiscal quarter, such automatic adjustment to take effect as of the first day of the second calendar month after the end of the fiscal quarter to which the quarterly financial statement and compliance certificate relate.  If the Borrower fails to deliver such financial statements and compliance certificate for a particular fiscal quarter, which set forth the Rolling Four-Quarter EBITDA of the Borrower for that quarter, within the period of time required by Section 7.12 (and said failure to deliver said financial statements is not waived by Lender in writing) or if a Default occurs, then the Applicable Margin shall be automatically adjusted to the highest Applicable Margin listed above, with such automatic adjustments (a) to take effect immediately and (b) to remain in effect until subsequently adjusted in accordance herewith upon the delivery of the required financial statements and compliance certificate for the following fiscal quarter or, in the event of a Default, when such Default shall have been cured or waived by the Lender.  Any automatic adjustment in the Applicable Margin due to (i) Borrower’s failure to deliver its financial statements and compliance certificate for a particular quarter or (ii) the occurrence of a Default, shall not be deemed to be a waiver by Lender of any such Default.

Asset Purchase Agreement shall have the meaning set forth in the Recitals to this Agreement.

Assignment and Assumption of Construction Management Services Agreement shall mean that certain Assignment and Assumption Agreement dated as of May 9, 2008 by and between Borrower and BCA, and consented to in writing by Project General Contractor.

Assignment and Assumption of Equipment Purchase and Sale Agreement shall mean that certain Assignment and Assumption Agreement dated as of May 9, 2008 by and between Borrower and BCA, and consented to in writing by De Smet.

Assignment and Assumption of Ground Lease shall mean that certain First Amendment, Assignment and Assumption and Consent to Assignment of Ground Lease and Conveyance of Leasehold Improvements dated May 9, 2008 by and among Landlord, Borrower and BCA.

Assignment of Construction Documents shall mean that certain Assignment of Contracts, Ancillary Documents and Other Rights of even date herewith executed by Borrower in favor of Lender to secure the Obligations, and consented to by the Project General Contractor, the Project Addition General Contractor, such Major Subcontractors as Lender may reasonably require, and any and all other consents to such assignment as may be reasonably required by Lender, and all amendments, modifications, replacements and restatements thereof.

Assignment of Equipment Purchase and Sale Agreement shall mean that certain Assignment of Equipment Purchase and Sale Agreement of even date herewith executed by Borrower in favor of Lender to secure the Obligations, which assignment collaterally assigns all of Borrower’s rights under the Equipment Purchase and Sale Agreement (as assigned to and assumed by Borrower pursuant to the Assignment and Assumption of Equipment Purchase and Sale Agreement) to Lender, and any and all consents to such assignment as may be reasonably required by Lender, and all amendments, modifications, replacements and restatements thereof.

Assignment of Management and Operational Services Agreement shall mean that certain Assignment of Management and Operational Services Agreement dated as of even date herewith by Borrower in favor of Lender to secure the Obligations, which assignment collaterally assigns all of Borrower’s rights under the Management and Operational Services Agreement to Lender, and any and all consents to such assignment as may be reasonably required by Lender, and all amendments, modifications, replacements and restatements thereof.

Assignment of Oil Feedstock Supply Agreement shall mean that certain Assignment of Oil Feedstock Supply Agreement dated as of even date herewith executed by Borrower in favor of Lender to secure the Obligations, which assignment collaterally assigns all of Borrower’s rights under the Oil Feedstock Supply Agreement to Lender, and any and all consents to such assignment as may be reasonably required by Lender, and all amendments, modifications, replacements and restatements thereof.

Assignment of Representations, Warranties and Indemnities shall mean that certain Certificate and Collateral Assignment dated as of even date herewith executed by Borrower in favor of Lender to secure the Obligations, which assignment collaterally assigns all of Borrower’s rights with respect to the representations, warranties and indemnities contained in the Asset Purchase Agreement to Lender, and all amendments, modifications, replacements and restatements thereof.

Assignment of Services Agreement shall mean that certain Assignment of Services Agreement dated as of even date herewith executed by Borrower in favor of Lender to secure the Obligations, which assignment collaterally assigns all of Borrower’s rights under the Services Agreement to Lender, and any and all consents to such assignment as may be reasonably required by Lender, and all amendments, modifications, replacements and restatements thereof.

Availability shall mean the difference of (i) the Borrowing Base and (ii) the outstanding principal balance of each Advance under the Revolving Credit Loan.

Average Quarterly Loan Balance shall mean the amount obtained by adding the outstanding principal balance of all Advances under Revolving Credit Loan owing by Borrower to Lender outstanding at the end of each day for each day of the quarter in question and by dividing such sum by the number of days in such quarter.

Biodiesel Plant shall have the meaning set forth in the Recitals to this Agreement.

Borrower shall have the meaning set forth in the Recitals to this Agreement.

Borrowing Base shall mean, at any date of determination, an amount equal to:  (a) the Eligible Account Advance Amount, plus (b) the Eligible Inventory Advance Amount.  In no event, however, shall the Borrowing Base exceed Five Million and 00/100 Dollars ($5,000,000.00).

Budget shall mean (a) the detailed budget setting forth (i) the costs for the acquisition of the assets of BCA, including, without limitation, the leasehold interest in the Property, and (ii) the projected Project Costs for the remaining construction of the Project in accordance with the Project Plans and Specifications, attached hereto as Exhibit C-1, as the same may be amended and modified from time to time (the “Project Budget”), and (ii) the detailed budget setting forth the projected Project Addition Costs for the construction of the Project Addition in accordance with the Project Addition Plans and Specifications, attached hereto as Exhibit C-2, as the same may be amended and modified from time to time (the “Project Addition Budget”).

Business Day shall mean any day other than a Saturday, Sunday or a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in St. Louis, Missouri.

Capital Expenditures shall mean expenditures made and liabilities incurred for the direct or indirect acquisition of any fixed assets or improvements, replacements, substitutions or additions thereto which have a useful life of more than one year, including, without limitation, payments with respect to capitalized lease obligations.

Cash Portion of the Debt Service Fund Amount shall have the meaning set forth in Section 3.6(a) of this Agreement.

CDBG Grant shall mean that certain Community Development Block Grant from the City to BCA in an amount not less than $225,000, as assigned by BCA to Borrower pursuant to the Asset Purchase Agreement.

City shall mean the City of Danville, Illinois.

Closing Date shall mean the date on which all of the conditions precedent set forth in Sections 5.1, 5.2 and 5.4 are satisfied and the Initial Construction/Term Loan Disbursement is made hereunder.

Code shall mean the Uniform Commercial Code as adopted and in force in the State of Missouri (or, if deemed applicable, the State of Delaware), as from time to time amended.

Collateral shall mean all real and personal property of Borrower in which a security interest or other lien has been granted to or for the benefit of Lender pursuant to the Security Agreement, the Leasehold Mortgage, or the other Loan Documents or which otherwise secures the payment or performance of any of the Obligations.

Collateral Documents shall mean the following (including all amendments, modifications, replacements, restatements, renewals and extensions thereof):

(i)            Leasehold Mortgage;

(ii)           Security Agreement;

(iii)          the Assignment of Oil Feedstock Supply Agreement;

(iv)          the Assignment of Services Agreement;

(v)           the Assignment of Management and Operational Services Agreement;

(vi)          the Assignment of Equipment Purchase and Sale Agreement;

(vii)         the Assignment of Construction Documents;

(viii)                        the Assignment of Representations, Warranties and Indemnities;

(ix)                                the Renewable Fuels Grant Account Agreement;

(x)                                   the Debt Service Fund Account Agreement;

(xi)                                the Construction Escrow Account Agreement;

(xii)                             the Working Capital Escrow Acount Agreement; and

(xiii)                          the Project Addition Escrow Account Agreement.

Commencement of Production shall mean the date that the Biodiesel Plant begins producing biodiesel fuel at its normal operating capacity, as determined by Lender in its sole discretion.

Construction Documents shall mean, collectively, the Project General Construction Contract, the Project Addition General Construction Contract, the Equipment Purchase and Sale Agreement and all Subcontracts.

Construction Escrow Account shall mean an escrow account held by Lender, containing certain funds of Borrower, to be controlled by Lender and paid out as Advances hereunder, if required by Lender in accordance with Section 5.2(f) hereof.

Construction Escrow Account Agreement shall mean that certain Construction Loan Escrow Loan Account Agreement and Pledge dated as of the Effective Date by and between Borrower and Lender.

Construction/Term Loan shall have the meaning set forth in the Recitals to this Agreement.

Construction/Term Loan Commitment shall mean the maximum principal amount of $24,650,000.

Construction/Term Loan Maturity Date shall mean November 3, 2011.

Construction/Term Loan Note shall mean that certain Construction/Term Loan Note from Borrower to Lender in the principal amount of $24,650,000, and all amendments, modifications, replacements, restatements, renewals and extensions thereof, which Construction/Term Loan Note shall mature on the Construction/Term Loan Maturity Date.

Contract Price of Project General Construction Contract shall mean $29,321,000.

Contract Price of Project Addition General Construction Contract shall mean $11,767,633.

Conversion Date shall mean the date of Lender’s receipt of Borrower’s compliance certificate for the fiscal quarter ended June 30, 2009.

DCEO shall mean the Illinois Department of Commerce and Economic Opportunity.

Debt Service Fund Account shall mean that certain escrow account established on behalf of Borrower with Lender whereby Borrower shall deposit the required cash portion of the Debt Service Fund Amount, such cash portion to be in the amount of $2,000,000, which amount represents four-sevenths (4/7) of the Debt Service Fund Amount.

Debt Service Fund Account Agreement shall mean that certain Debt Service Fund Account Agreement and Pledge dated as of the Effective Date by and between Borrower and Lender.

Debt Service Fund Amount shall mean $3,500,000.

Debt Service Fund Guaranty shall mean that certain Guaranty given by REG to Lender and dated on or about the date hereof, which Guaranty guarantees three-sevenths (3/7) of the obligations of Borrower pertaining to the Debt Service Fund (in lieu of a cash deposit) in accordance with Section 3.6 hereof, and all amendments, modifications, replacements, restatements, extensions and renewals thereof.

Default means an event that, with giving of notice or passage of time or both, would constitute an Event of Default.

Default Rate shall mean a variable rate of interest per annum equal to the Prime Rate plus four percent (4%).

De Smet shall mean De Smet Ballestra North America, Inc.

Disbursements shall have the meaning set forth in Section 6.2 of this Agreement.

EBITDA shall mean, for any period, the Net Income for such period, plus (to the extent deducted in computing net income) Interest Expense (including imputed interest on capital leases), taxes, depreciation and amortization, and further adjusted to exclude (i) any non-cash gain or loss on the sale of assets, (ii) any gains or losses with respect to hedging or similar transactions, (iii) extraordinary gains or losses determined in accordance with GAAP, and (iv) any other extraordinary gains or losses as determined by Lender in its sole discretion.

Economic Development Programming Assistance Grant shall mean that certain grant from IDOT to the City of Danville pursuant to that certain Economic Development/TARP Agreement in an amount not less than $751,167, which proceeds shall be used by the City of Danville for the construction of infrastructure improvements supporting the Biodiesel Plant.

Effective Date shall have the meaning set forth in the opening paragraph to this Agreement.

Eligible Account shall mean an Account arising in the ordinary course of a Borrower’s business from the sale of goods or the rendering of services which Lender, in its reasonable discretion, deems to be an Eligible Account.  To be an Eligible Account, such Account must be subject to Lender’s perfected first priority security interest and no other lien other than a Permitted Lien, and must be evidenced by an invoice or other documentary evidence satisfactory to Lender.  Without limiting the generality of the foregoing, no Account shall be an Eligible Account if:

(i)            it remains unpaid more than ninety (90) days after the original invoice date; or

(ii)           twenty-five percent (25%) of its balance on a current invoice remains unpaid more than ninety (90) days after the original invoice date; or

(iii)          twenty-five percent (25%) or more of the Accounts from the Account Debtor are not Eligible Accounts; or

(iv)          the Account Debtor is also Borrower’s creditor or supplier, or has disputed liability with respect to such Account, or has made any claim with respect to any other Account due from such Account Debtor to Borrower, or the Account otherwise is or may become subject to any right of setoff by the Account Debtor; or

(v)           the Account Debtor has commenced a voluntary case under the federal bankruptcy laws, as now  constituted or hereafter amended, or made an assignment for the benefit of creditors, or a decree or order for relief has been entered by a court having jurisdiction in the premises in respect of the Account Debtor in an involuntary case under the federal bankruptcy laws, as now constituted or hereafter amended, or any other petition or other application for relief under the federal bankruptcy laws has been filed against the Account Debtor, or if the Account Debtor has failed, suspended business, ceased to be solvent, or consented to or suffered a receiver, trustee, liquidator or custodian to be appointed for it or for all or a significant portion of its assets or affairs; or

(vi)          it arises from a sale to an Account Debtor outside the United States, unless the sale is on letter of credit, guaranty or acceptance terms, in each case acceptable to Lender in its sole discretion; or

(vii)         it arises from a sale to the Account Debtor on a bill-and-hold, guaranteed sale, sale-or-return, sale-on-approval, consignment or any other repurchase or return basis; or

(viii)        Lender believes, in its reasonable credit judgment, that collection or payment of such Account is doubtful or will be delayed by reason of the Account Debtor’s financial condition; or

(ix)           the Account Debtor is the United States of America, or any state, or any department, agency, instrumentality or subdivision thereof, unless Borrower to whom such Account is due assigns its right to payment of such Account to Lender, in form and substance satisfactory to Lender, so as to comply with the Assignment of Claims Act, as amended (31 U.S.C. Section 3727 et seq.), or the comparable state statute, as the case may be; or

(x)            the goods giving rise to such Account have not been shipped to the Account Debtor in accordance with the Account Debtor’s instructions in respect of such goods, or such goods are otherwise nonconforming goods, or the services giving rise to such Account have not been properly performed by Borrower to whom such Account is due; or

(xi)           the total unpaid Accounts of the Account Debtor exceed a credit limit determined by Lender in its reasonable discretion (which credit limit may be based upon the extent to which the total unpaid Accounts of such Account Debtor are excessive relative to all other unpaid Accounts and upon such other customary credit criteria as Lender deems appropriate), to the extent such Account exceeds such limit; or

(xii)          the Account is evidenced by chattel paper or an instrument of any kind, or has been reduced to judgment; or

(xiii)         Borrower has made any agreement with the Account Debtor for any deduction therefrom, except for discounts or allowances which are made in the ordinary course of the Borrower’s business for prompt payment and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account; or

(xiv)        it arises out of a sale made by Borrower to any subsidiary, direct or indirect, of the Borrower or any Affiliate of the Borrower or to a Person controlled by an Affiliate of the Borrower, and said sale is not in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s Business or upon fair and reasonable terms substantially as favorable to the Borrower as those which would be obtained in a comparable arms-length transaction with a non-Affiliate.

Eligible Account Advance Amount shall mean an amount equal to the lesser of (i) $2,000,000 or (ii) the product of (a) the Eligible Account Advance Rate, times (b) the net amount of Borrower’ Eligible Accounts.

Eligible Account Advance Rate shall mean up to seventy-five percent (75%), as determined by Lender in its reasonable discretion.

Eligible Inventory shall mean such raw and finished Inventory of a Borrower which Lender, in the exercise of its reasonable discretion, deems to be Eligible Inventory.  Without limiting the generality of the foregoing, no inventory shall be Eligible Inventory unless, in Lender’s reasonable opinion, it (i) is in good and saleable condition, (ii) is not obsolete or unmerchantable, (iii) meets all standards imposed by any governmental agency or authority, (iv) conforms in all respects to the warranties and representations set forth in this Agreement and the

Security Agreement, (v) is at all times subject to Lender’s duly perfected, first priority security interest and no other lien other than a Permitted Lien, and (vi) is situated at the Property.  Eligible Inventory shall not include any Off-Grade Product.  As used herein, “Off-Grade Product” shall include biodiesel that fails to meet the specifications contained in ASTM D6751 as it may be amended or modified (or such other standards for biodiesel as may in the future develop in the biodiesel industry) or if for any other reason a customer of Borrower reasonably rejects biodiesel.  With respect to products other than biodiesel, for purposes of this Agreement, Off-Grade Product shall include product that fails to meet specifications reasonably required by Lender, or if for any other reason a customer reasonably rejects such Product.

Eligible Inventory Advance Amount shall mean the product of (a) the Eligible Inventory Advance Rate, times (b) the net amount of Borrower’ Eligible Inventory, calculated on the lower of cost or market, on a first-in, first-out basis.

Eligible Inventory Advance Rate shall mean up to fifty percent (50%), as determined by Lender in its reasonable discretion.

Environmental Laws shall mean any and all laws, statutes, ordinances, rules, regulations, orders, or determinations of any governmental authority pertaining to health or the environment in effect in any and all jurisdictions in which Borrower is or at any time may be doing business, or where the real property of Borrower is located, including without limitation, the Clean Air Act, as amended; the Comprehensive, Environmental, Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”), the Federal Water Pollution Control Act Amendments; the Occupational Safety and Health Act of 1970, as amended (“OSHA”); the Resource Conservation and Recovery Act of 1976, as amended (“RCRA”); the Safe Drinking Water Act, as amended; and the Toxic Substances Control Act, as amended.

Equipment Purchase and Sale Agreement shall mean that certain Equipment Purchase and Sale Agreement dated September 7, 2006 by and between BCA and De Smet for the purchase from De Smet of certain equipment used in the construction of the Project and/or the operation of Biodiesel Plant, and all amendments, modifications, replacements and restatements thereof, as assigned to Borrower pursuant to that certain Assignment and Assumption of Equipment Purchase and Sale Agreement dated as of May 9, 2008 by and between BCA and Borrower and consented to in writing by De Smet.

Equity Interests shall mean shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

Event of Default shall mean those events set forth in Section 8.1.

Financial Covenant Commencement Date shall have the meaning set forth in Section 7.33.

Fixed Charge Coverage Ratio shall mean the ratio of (i) sum of Borrower’s EBITDA, minus taxes, minus dividends and distributions, minus maintenance Capital Expenditures, plus or minus any non-cash items, minus any Net Income Bonus (as defined under Management and Operational Services Agreement) payments or any other bonus or incentive payments made under the Management and Operational Services Agreement (to the extent such payments have not already been subtracted in determining EBITDA) to (ii) the sum of the principal on long-term Indebtedness due during the twelve month period ending as of the applicable measurement date, plus Interest Expense, all calculated for the Borrower and its Subsidiaries on a consolidated basis in accordance with GAAP.

Funded Debt shall mean the sum of (a) the outstanding principal balance of the Loans hereunder, (b) the aggregate outstanding principal balance of all other Indebtedness of the Borrower for Money Borrowed, including capital lease obligations, but excluding Subordinated Indebtedness and (c) guaranties, as determined in accordance with GAAP.

Funded Debt to EBITDA shall mean the ratio of (i) Funded Debt to (ii) EBITDA.

GAAP means generally accepted accounting principles, applied on a basis consistent with the accounting practices applied in the financial statements of the Borrower, except for any change in accounting practices to the extent that, due to a promulgation of the Financial Accounting Standards Board changing or implementing any new accounting standard, the Borrower either (i) is required to implement such change, or (ii) for future periods will be required to and for the current period may in accordance with generally accepted accounting principles implement such change, for its financial statements to be in conformity with generally accepted accounting principles (any such change is herein referred to as a “Required GAAP Change”),  provided that the Borrower shall fully disclose in such financial statements any such Required GAAP Change and the effects of the Required GAAP Change on the Borrower’s income, retained earnings or other accounts, as applicable.

Governmental Approvals shall have the meaning set forth in Section 4.12.

Ground Lease shall mean that certain Amended and Restated Ground Lease Agreement dated as of November 3, 2006 by and between Bunge Milling, Inc. and BCA, as assigned by BCA and assumed by Borrower pursuant to that certain First Amendment, Assignment and Assumption and Consent to Assignment of Ground Lease and Conveyance of Leasehold Improvements dated May 9, 2008.

Guarantor shall mean REG, or any other Person who becomes a guarantor of all or any portion of the Obligations, each referred to individually as Guarantor and collectively as the Guarantors.  For purposes of the Loan Documents, “Guarantor” shall not include the IFA or any governmental unit or agency.  Furthermore, Lender and Borrower acknowledge and agree that the IFA Guaranty is not a guarantee of Borrower’s obligations to Lender, but instead an agreement by the IFA to participate in the Construction/Term Loan under certain circumstances and pursuant to the terms and conditions set forth in IFA Guaranty Documents.

Guaranty shall mean each Guaranty of the Guarantors, including, without limitation, the Debt Service Fund Guaranty, and all amendments, modifications, replacements, restatements, extensions and renewals thereof.

Hazardous Materials shall mean and include gasoline, petroleum, asbestos (asbestiform varieties of chrysotile; crocidolite; amosite; anthophyllite; tremolite; and actinolite), explosives, radioactive materials or any hazardous or toxic material, substance or waste which is defined by those or similar terms or is regulated as such under any law, statutes, ordinances, rules and regulations of any governmental authority having jurisdiction over the Property or any portion thereof or its use, including: (i) any “hazardous substance” defined as such in (or for purposes of) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14) as may be amended from time to time, or any so-called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R. Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R. Part 1910; and  (vii) any other substance, regardless of physical form, that is subject to any other Law or other past or present requirement of any governmental authority regulating, relating to, or imposing obligations, liability, or standards of conduct concerning the protection of human health, plant life, animal life, natural resources, property, or the reasonable enjoyment of life or property from the presence in the environment of any solid, liquid, gas, odor, any form of energy, any form of contaminant, or from any other source.

IDOT shall mean the Illinois Department of Transportation.

IFA shall mean the Illinois Finance Authority.

IFA Guaranty shall mean that certain guaranty issued by the IFA for the benefit of Lender, which guarantees the repayment of at least 60.85% of the outstanding principal balance of the Construction/Term Loan, provided, that such guaranteed amount shall not exceed Fifteen Million and 00/100 Dollars ($15,000,000).

IFA Guaranty Documents shall mean the IFA Guaranty, the Lender’s Agreement executed by Lender and the IFA, and any other agreements entered into by Borrower, the IFA and/or Lender in connection with the IFA Guaranty.

Improvements shall mean the improvements for the development of the Property for utilization as a Biodiesel Plant, including, without limitation, the Project, the Project Addition, the equipment to be purchased by Borrower for such Biodiesel Plant pursuant to the terms of the Equipment Purchase and Sale Agreement, and all other improvements in connection with the construction of the Biodiesel Plant.

Indebtedness shall mean, without duplication, (i) obligations for borrowed money or for the deferred purchase price of property or services in respect of which the Borrower is liable, contingently or otherwise, as an obligor, guarantor or otherwise, or in respect of which the Borrower otherwise assures a creditor against loss; (ii) all other obligations or items which, in accordance with GAAP, would be shown on the liability side of a balance sheet as of the date of occurrence thereof; (iii) the face amount of all letters of credit issued and, without duplication, all drafts drawn thereunder; (iv) all obligations secured by any lien on any property or asset; (v) obligations under leases which shall have been or should be, in accordance with GAAP, recorded as capital leases in respect of which, obligations the Borrower is liable, contingently or otherwise, as an obligor, guarantor or otherwise, or in respect of which obligations the Borrower otherwise assures a creditor against loss; and (vi) unfunded vested benefits under each Plan maintained for employees of the Borrower.

Infrastructure Grants shall mean, collectively, the CDBG Grant, the Economic Development Programming Assistance Grant, and the TARP Grants.

Initial Construction/Term Loan Disbursement shall mean the first Advance under the Construction/Term Loan on or after the date of this Agreement, which Advance shall be used for partial payment of the purchase price for the assets of BCA as set forth in the Asset Purchase Agreement and for such other uses as approved by Lender.

Inspecting Engineer shall mean DAI Management Consultants.

Interest Expense shall mean, for a fiscal year-to-date period, the total gross interest expense of Borrower and its Subsidiaries during such period, and shall in any event include (i) interest expensed (whether or not paid) on all Indebtedness, (ii) the amortization of debt discounts, (iii) the amortization of all fees payable in connection with the incurrence of Indebtedness to the extent included in interest expense, and (iv) the portion of any capitalized lease obligation allocable to interest expense.

Inventory shall mean all of the Borrower’s inventory, as such term is defined in the Code, whether now owned or hereafter acquired, whether consisting of whole goods, spare parts or components, supplies or materials, whether acquired, held or furnished for sale, for lease or under service contracts or for manufacture or processing, and wherever located.

Landlord shall mean Bunge Milling, Inc.

Landlord and Mortgagee Agreement shall mean that certain Landlord and Mortgagee Agreement dated as of even date herewith executed by Landlord in favor of Lender, upon terms and conditions satisfactory to Lender.

Laws shall mean, collectively, all federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations, including judicial opinions or precedential authority in the applicable jurisdiction.

Leasehold Mortgage shall mean the Mortgage of Leasehold, Security Agreement, Assignment of Rents and Leases and Fixture Filing of even date herewith given by Borrower to Lender encumbering Borrower’s leasehold interest in the Property and securing the Obligations, all amendments, modifications, replacements and restatements thereof.

Lender shall have the meaning set forth in the Recitals to this Agreement.

LIBOR shall mean the fluctuating rate of interest (rounded upwards, if necessary, to the next 1/8 of 1% and adjusted for reserves if Lender is required to maintain reserves with respect to relevant advances) being asked on thirty (30) day Eurodollar deposits, as reported on page Reuters Screen LIBOR01 Page or any successor thereto, (or any successor) as determined by Lender at approximately 10:00 a.m. Cincinnati, Ohio time on the relevant date of determination.  In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR deposits of Lender then for any period during which such Reserve Percentage shall apply, LIBOR shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

Loans shall mean the Construction/Term Loan and the Revolving Credit Loan, and each is a “Loan”.

Loan Account shall mean the loan accounts established on the books of Lender pursuant to Section 2.4 hereof and in which Lender will record all Advances under the Loans, payments made on the Loans and other appropriate debits and credits as provided by this Agreement with respect to the Borrower.

Loan Documents shall mean this Agreement, the Construction/Term Loan Note, the Revolving Credit Loan Note, the Leasehold Mortgage, the Debt Service Fund Guaranty, the IFA Guaranty Documents, the Landlord’s Agreement and Consent, the Project Construction Disbursing Agreement, the Project Addition Construction Disbursing Agreement, the Rate Management Agreement, the Assignment of Oil Feedstock Supply Agreement, the Assignment of Services Agreement, the Assignment of Management and Operational Services Agreement, the Assignment of Equipment Purchase and Sale Agreement, and the Assignment of Construction Documents, the Assignment of Representations, Warranties and Indemnities, the Project Addition Escrow Account Agreement, the Renewable Fuels Grant Account Agreement, the Debt Service Fund Account Agreement, the Working Capital Escrow Account Agreement, the Construction Escrow Account Agreement, the Subordination Agreement, the Oil Supply Cure Rights Agreement, the Post-Closing Letter, financing statements and all other documents, instruments and agreements which evidence, secure or are otherwise executed in connection with the Loan, including all amendments, modifications, replacements, restatements, renewals and extensions thereof.

Major Subcontract shall mean any individual Subcontract which provides for work or materials with a cost in excess of $250,000; provided that multiple Subcontracts with the same contractor shall be treated collectively as one Subcontract for purposes of this definition of Major Subcontract.

Major Subcontractor shall mean any subcontractor holding a Major Subcontract.

Management and Operational Services Agreement or, in the alternative, the MOSA shall mean that certain Management and Operational Services Agreement dated May 9, 2008 by and between Borrower, REG Services Group, LLC, an Iowa limited liability company (“REG Services”), and REG Marketing & Logistics Group, LLC, an Iowa limited liability company (“REG Marketing”), and all amendments, modifications, replacements and restatements thereof.

Money Borrowed shall mean the sum of (i) Indebtedness arising from the lending of money by any Person to Borrower; (ii) Indebtedness, whether or not in any such case arising from the lending by any Person of money to Borrower, (A) which is represented by notes payable or drafts accepted that evidence extensions of credit, (B) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (C) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for Property and/or the Improvements; (iii) Indebtedness that constitutes a capitalized lease obligation; (iv) reimbursement obligations with respect to letters of credit or guaranties of letters of credit and (v) Indebtedness of Borrower under any guaranty of obligations that would constitute Indebtedness for Money Borrowed under clauses (i) through (iii) hereof, if owed directly by Borrower.

Net Income shall mean, for any period of calculation, the net income of Borrower and its Subsidiaries as determined in accordance with GAAP.

Notes shall mean the Construction/Term Loan Note and the Revolving Credit Note, and each is a “Note”.

Obligations shall mean the Loans and all other advances, debts, liabilities, obligations, covenants and duties owing, arising, due or payable from Borrower to Lender of any kind or nature, present or future, whether or not evidenced by any note, letter of credit, guaranty or other instrument, whether arising under this Agreement or any of the other Loan Documents or otherwise and whether direct or indirect (including, without limitation, those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and all replacements, renewals, extensions and other modifications of any of the foregoing.  The term includes, without limitation, all interest, charges, expenses, fees, attorneys’ fees and any other sums chargeable to Borrower under any of the Loan Documents.  The term also includes any of the foregoing that arise after the filing of a petition by or against the Borrower under any bankruptcy or similar law, even if the Obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise.  The term also includes any obligations of Borrower and/or the Lender to the IFA pursuant to the IFA Guaranty Documents, whether due to any recovery by Lender under the IFA Guaranty or otherwise.

Oil Feedstock Supply Agreement shall mean that certain Oil Feedstock Supply Agreement dated May 9, 2008 by and between Borrower and Bunge North America, Inc., and all amendments, modifications, replacements and restatements thereof.

Oil Supply Cure Rights Agreement shall mean that certain Oil Supply Cure Rights Agreement dated as of May 9, 2008 by and between Lender, REG, and Bunge North America, Inc., a New York corporation, and all amendments, modifications, replacements and restatements thereof.

Operation Documents shall mean, collectively, the Oil Feedstock Supply Agreement, the Management and Operational Services Agreement and the Services Agreement.

Pass-Through Tax Liabilities shall mean the amount of state and federal income tax paid or to be paid by Borrower’s owners on taxable income earned by Borrower and attributable to the owners as a result of Borrower’s “pass-through” tax status, assuming the highest marginal income tax rate for federal and state (for the state or states in which any owner is liable for income taxes with respect to such income) income tax purposes, after taking into account any deduction for state income taxes in calculating the federal income tax liability and all other deductions, credits, deferrals and other reductions available to the owners from or through Borrower.

Permitted Indebtedness shall mean, without duplication, any of the following:

(i)            Indebtedness to trade creditors incurred in the ordinary course of Borrower’s business;

(ii)           Indebtedness to Lender, including, without limitation, the Obligations;

(iii)          Indebtedness secured by Permitted Liens (other than the REG Ventures Subordinated Indebtedness), to the extent such Indebtedness exists on the Closing Date after the funding of the initial Loan hereunder and is set forth on Schedule 1.1 attached hereto;

(iv)          Indebtedness, including, without limitation, notes payable from Borrower to any members of Borrower, which are subordinated to the Obligations pursuant to the terms of a subordination agreement satisfactory to Lender in its sole discretion;

(v)           Indebtedness relating to hedging agreements in the ordinary course of Borrower’s business;

(vi)          REG Ventures Subordinated Indebtedness, so long as payment of such Indebtedness is subordinated in writing to Lender;

(vii)         any other Indebtedness of Borrower in any amount not exceeding an outstanding amount of $250,000 at any one time;

(viii)        Indebtedness under the Ground Lease and under personal property leases permitted pursuant to this Agreement or otherwise consented to by Lender in writing;

(ix)           Indebtedness under the contracts related to the Biodiesel Plant and consented to in writing by Lender if said contract is (i) material or (ii) the Indebtedness under said contract exceeds $100,000;

(x)            Indebtedness incurred from the final resolution of the Dispute (as defined in the Working Capital Escrow Account Agreement) to the extent that such

Indebtedness does not exceed the Dispute Reserve (as defined in the Working Capital Escrow Account Agreement; and

(xi)           other Indebtedness approved in advance by Lender in writing.

Permitted Liens shall mean any of the following:

(i)            the encumbrances and other exceptions raised in the Title Commitment ,which Lender or its counsel shall have not objected to in writing;

(ii)           liens for taxes, assessments or governmental charges not delinquent or being contested in good faith and by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower’s books;

(iii)          liens arising out of deposits in connection with workers’ compensation, unemployment insurance, old age pensions or other social security or retirement benefits legislation;

(iv)          deposits or pledges to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds, and other obligations of like nature arising in the ordinary course of the Borrower’s business;

(v)           liens imposed by law, such as mechanics’, workers’, materialmen’s, carriers’ or other like liens arising in the ordinary course of the Borrower’s business which secure the payment of obligations which are not past due or which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are maintained on the Borrower’s books;

(vi)          purchase money security interests for the purchase of equipment to be used in the Borrower’s business, securing solely the equipment so purchased, and which do not exceed in the aggregate at any one time outstanding $250,000, and which do not violate any provision of this Agreement, provided, however that such purchase money security interest shall be deemed Indebtedness for purposes of part (vi) of the definition of Permitted Indebtedness;

(vii)         liens securing the REG Ventures Subordinated Indebtedness, so long as said liens are subordinated in writing to the liens of Lender;

(viii)        leases of equipment and other personal property permitted pursuant to this Agreement; and

(ix)           rights of way, zoning restrictions, easements and similar encumbrances affecting the Borrower’s real property which do not materially interfere with the use of such property.

Person shall mean an individual, corporation, partnership, trust, governmental entity or any other entity, organization or group whatsoever.

Plan shall mean an employee benefit plan (as defined in Section 3(3) of ERISA) now or hereafter maintained for employees of Borrower.

Plans and Specifications shall mean, collectively, the Project Plans and Specifications and the Project Addition Plans and Specifications.

Post-Closing Letter shall mean that certain Post-Closing Letter dated as of the date hereof by and between Borrower and Lender.

Prime Rate shall mean the rate of interest announced publicly by Lender from time to time as its prime rate or other designation in replacement of the prime rate announced by Lender.  Such rate may not necessarily be the lowest interest rate offered by Lender.

Project shall mean the construction of the Improvements on the Property in accordance with the Project Plans and Specifications, the Project General Construction Contract, the Equipment Purchase and Sale Agreement and this Agreement.

Project Addition shall mean the construction of the Improvements on the Property in accordance with the Project Plans and Specifications, the Project Addition General Construction Contract and this Agreement.

Project Addition Completion Date shall mean June 1, 2009.

Project Addition Construction Disbursing Agreement shall mean that certain Disbursing Agreement dated on or about the Effective Date by and among Borrower, Lender, Project Addition General Contractor and Title Company.

Project Addition Costs shall mean the total amount, without duplication, of (a) the amounts payable under the Project Addition General Construction Contract and all Subcontracts, including the costs of any other labor, materials, equipment, appliances, fixtures, supplies and services required to render the Project Addition ready and suitable for their intended use; (b) the fees and disbursements of all architects, engineers, accountants, attorneys, developers and consultants in respect of the planning, construction and construction financing of the Project Addition (including, without limitation, the fees and disbursements of the Project Addition General Contractor); and (c) any other items of cost or expense incurred by Borrower in connection with the Project Addition set forth in the Budget.

Project Addition Escrow Account shall mean that certain escrow account established by Borrower with Lender, whereby Borrower shall deposit cash equity on the Closing Date in an amount equal to the cost of the Project Addition as set forth in the Project Addition Budget approved by Lender.

Project Addition Escrow Account Agreement shall mean that certain Project Addition Escrow Account Agreement and Pledge dated as of the Effective Date by and between Borrower and Lender.

Project Addition General Construction Contract shall mean that certain Standard Form of Design-Build Agreement and General Conditions Between Owner and Contractor dated as of

May 9, 2008 by and between Borrower and Project Addition General Contractor for the construction of the certain additional Improvements to the Project as set forth therein, and all amendments, modifications, replacements and restatements thereof.

Project Addition General Contractor shall mean REG Construction & Technology Services, LLC.

Project Addition Plans and Specifications shall have the meaning set forth in the Recitals hereto.

Project Completion Date shall mean December 31, 2008.

Project Construction Disbursing Agreement shall mean that certain Disbursing Agreement dated on or about the Effective Date by and among Borrower, Lender, Project General Contractor and Title Company.

Project Costs  shall mean the total amount, without duplication, of (a) the amounts payable under the Project General Construction Contract and all Subcontracts, including the costs of any other labor, materials, equipment, appliances, fixtures, supplies and services required to render the Project ready and suitable for their intended use; (b) the fees and disbursements of all architects, engineers, accountants, attorneys, developers and consultants in respect of the planning, construction and construction financing of the Project (including, without limitation, the fees and disbursements of the Project General Contractor); (c) interest on the Construction/Term Loan Note and all other sums payable to Lender pursuant to the Construction/Term Loan or the Loan Documents; (d) the amounts of the mortgage recording taxes, charges and any other costs, expenses and amounts payable by Borrower to Lender in connection with obtaining, closing and continuing the Construction/Term Loan; (e) mortgagee’s and other title insurance premiums and other Title Company costs and charges payable by Borrower in connection with obtaining, closing and continuing the Construction/Term Loan; (f) the costs and expenses of maintaining the Property and the Project prior to the Project Completion Date including, without limitation, real estate taxes, service charges, water and sewer rent and charges, utility deposits and charges, and insurance premiums; and (g) any other items of cost or expense incurred by Borrower in connection with the Property or the Project set forth in the Budget.

Project General Construction Contract shall mean that certain Construction Management Services Agreement dated September 8, 2006 by and between BCA and Project General Contractor for the construction of the Project, and all amendments, modifications, replacements and restatements thereof, as assigned to Borrower pursuant to that certain Assignment and Assumption Agreement dated as of May 9, 2008 by and between BCA and Borrower and consented to in writing by Project General Contractor.

Project General Contractor shall mean Fagen, Inc.

Project Plans and Specifications shall have the meaning set forth in the Recitals hereto.

Property shall have the meaning set forth in the Recitals to this Agreement.

Rate Management Agreement shall mean any agreement, device or arrangement providing for payments which are related to fluctuations of interest rates, exchange rates, exchange rates, forward rates, or equity prices, including, but not limited to, dollar-denominated or cross-currency interest rate exchange agreements, forward currency exchange agreements, interest rate cap or collar protection agreements, forward rate currency or interest rate options, puts and warrants, and any agreement pertaining to equity derivative transactions (e.g., equity or equity index swaps, options, caps, floors, collars and forwards), including, without limitation any ISDA Master Agreement between Borrower and Lender or any affiliate of Lender, and any schedules, confirmations and documents and other confirming evidence between the parties confirming transactions thereunder, all whether now existing or hereafter arising, and in each case as amended, modified or supplemented from time to time.

Rate Management Obligations shall mean any and all obligations of Borrower to Lender or any affiliate of Lender, whether absolute, contingent or otherwise and howsoever and whensoever (whether now or hereafter) created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefore), under or in connection with (i) any and all Rate Management Agreements, and (ii) any and all cancellations, buy-backs, reversals, terminations or assignments of any Rate Management Agreement.

REG shall mean Renewable Energy Group, Inc., a Delaware corporation.

REG Ventures shall mean REG Ventures, LLC, an Iowa limited liability company.

REG Ventures Subordinated Indebtedness shall mean that certain indebtedness of Borrower to REG Ventures in an amount not to exceed $21,700,000 pursuant to that certain Subordinated Loan Agreement dated as of May 9, 2008 (the “Subordinated Loan Agreement”), and evidenced by that certain Convertible Secured Subordinated Note dated as of May 9, 2008 (the “Convertible Subordinated Note”).

Renewable Fuels Grant shall mean a grant from the DCEO to BCA under the DCEO’s Renewable Fuels Grant program in an amount not less than $4,000,000, as assigned to Borrower pursuant to the Asset Purchase Agreement and that certain Novation and Assignment Agreement dated as of May 9, 2008 by and among Borrower, BCA and DCEO.

Renewable Fuels Grant Account shall mean that certain interest bearing escrow account of Borrower with Lender whereby Borrower shall (i) cause the DCEO to directly deposit all proceeds of the Renewable Fuels Grant and (ii) cause the transfer all proceeds of the Renewable Fuels Grant previously disbursed to BCA and not yet applied to Project Costs.

Renewable Fuels Grant Account Agreement shall mean that certain Renewable Fuels Grant Account Agreement and Pledge dated as of the Effective Date by and between Borrower and Lender.

Renewable Fuels Grant Agreement shall mean that certain agreement dated as of November 1, 2006 by and between BCA and DCEO governing the Renewable Fuels Grant, as assigned to Borrower pursuant to that certain Novation and Assignment Agreement dated as of May 9, 2008 by and among Borrower, BCA and DCEO, and as amended and/or modified from time to time, including, without limitation, pursuant to that certain Request for Modification/Waiver dated May 9, 2008 from Borrower to DCEO.

Reserve Percentage shall mean the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed on member banks of the Federal Reserve System against “Euro-currency Liabilities” as defined in Regulation D.

Restricted Payment shall mean any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any option, warrant or other right to acquire any such Equity Interests in the Borrower, except as permitted in this Agreement.

Retainage shall mean (a) with respect to the Project, the greater of (i) 10% of the labor, material, furniture, fixture and equipment Project Costs actually incurred by Borrower for work in place as part of the Project (but not to exceed more than five percent (5%) of the Contract Price of Project General Construction Contract) or (ii) the amount actually held back by Borrower from the Project General Contractor and all subcontractors and materialmen engaged in the construction of the Project, and (b) with respect to the Project Addition, the greater of (i) 10% of the labor, material, furniture, fixture and equipment Project Addition Costs actually incurred by Borrower for work in place as part of the Project Addition (but not to exceed more than five percent (5%) of the Contract Price of Project Addition General Construction Contract) or (ii) the amount actually held back by Borrower from the Project Addition General Contractor and all subcontractors and materialmen engaged in the construction of the Project Addition.

Revolving Credit Loan shall mean the loan made by Lender as provided in Section 2.2 of this Agreement.

Revolving Credit Loan Commitment shall have the meaning set forth in Section 2.2(a) of this Agreement.

Revolving Credit Loan Note shall mean the Revolving Credit Loan Note to be executed by Borrower on the Closing Date in favor of Lender to evidence the Revolving Credit Loan made pursuant to Section 2.2 of this Agreement, as the same may be amended, renewed, replaced, consolidated or otherwise modified from time to time after execution and delivery thereof.

Revolving Credit Loan Termination Date shall mean May 8, 2009.

Rolling Four-Quarter EBITDA shall mean, as to any Person, such Person’s EBITDA for the previous four (4) fiscal quarters measured as of the last day of the last fiscal quarter then ended.

Schedule of Construction shall mean (a) that certain schedule of construction of the Project, containing specific dates and times of performance for each line item of the Project Budget, attached hereto as Exhibit D-1 and (b) that certain schedule of construction of the Project Addition, containing specific dates and times of performance for each line item of the Project Addition Budget, attached hereto as Exhibit D-2.

Security Agreement shall mean the Security Agreement to be executed by Borrower on the Effective Date in favor of Lender and by which such party shall grant to Lender, as security for the Obligations, a security interest in all presently owned or hereafter acquired personal property of the Borrower, including, without limitation, all Inventory, Accounts, equipment and general intangibles of the Borrower.

Services Agreement shall mean that certain Services Agreement dated May 9, 2008 by and between Borrower and Bunge North America, Inc., and all amendments, modifications, replacements and restatements thereof.

Subcontracts shall mean any contract or contracts entered into with any single subcontractor or materialman employed by Borrower, the Project General Contractor, or the Project Addition General Contractor in connection with the construction of the Improvements, and all amendments, modifications, replacements and restatements thereof.

Subordination Agreement shall mean that certain Subordination Agreement dated as of the date hereof by REG Ventures and REG in favor of Lender, and consented to by Borrower.

Subordinated Indebtedness shall mean Indebtedness which is subordinated to the Obligations pursuant to the terms of a subordination agreement satisfactory to lender in its sole discretion, including, but not limited to, the REG Ventures Subordinated Indebtedness.

Subsidiary shall mean any subsidiary of the Borrower.

TARP Grants shall mean thatcertain certain grant from IDOT to the City of Danville pursuant to that certain Economic Development/TARP Agreement Borrower in a collective amount not less than $9,000, which proceeds shall be used by the City of Danville for the construction of infrastructure improvements supporting the Biodiesel Plant.

Tax Distributions shall mean distributions declared and paid by Borrower to its members in an amount not to exceed the Pass-Through Tax Liabilities.

Title Commitment shall have the meaning set forth in Section 5.1(r).

Title Company shall mean First American Title Insurance Company.

Unavoidable Delays shall mean any delays due to any strike, lockout or other labor disturbance, nuclear accident, plague, epidemic, windstorm, fire, hurricane, earthquake or other casualty, war, rebellion, civil insurrection or other civil disturbance, banking moratorium or declaration of national emergency, other Act of God or act of governmental authority (other than a consequence of failure by Borrower to comply with any applicable Laws), or any other cause beyond the control of Borrower; provided, however, that (i) any lack of funds shall not be deemed a cause beyond the control of Borrower, (ii) any such delay and the aggregate time of all such delays shall in no event exceed two months, and (iii) if such an event occurs, Borrower shall deliver to Lender notice of such a cause not later than fifteen (15) days after the event claimed to cause the delay has occurred.

Verified Project Costs shall mean the aggregate from time to time, of all Project Costs actually incurred by Borrower for work in place as part of the Project , as certified by the Inspecting Engineer, from time to time, pursuant to the provisions of this Agreement minus a sum equal to the aggregate of (i) the aggregate deficiency, if any, from time to time between the undistributed Construction/Term Loan proceeds and the amount sufficient to complete construction of the Project , in Lender’s reasonable discretion, and (ii) the Retainage.

Verified Project Addition Costs shall mean the aggregate from time to time, of all Project Addition Costs actually incurred by Borrower for work in place as part of the Project Addition, as certified by the Inspecting Engineer, from time to time, pursuant to the provisions of this Agreement minus a sum equal to the aggregate of (i) the aggregate deficiency, if any, from time to time between the undistributed proceeds remaining Project Addition Escrow Account and the amount sufficient to complete construction of the Project Addition, in Lender’s reasonable discretion, and (ii) the Retainage.

Warranty Deed shall mean that certain Warranty Deed dated as of the date hereof from BCA to Borrower evidencing the fee conveyance of the Improvements to Borrower.

Working Capital Escrow Account shall mean that certain escrow account established on behalf of Borrower with Lender whereby Borrower shall deposit funds in the amount of $5,500,000.

Working Capital Escrow Account Agreement shall mean that certain Working Capital Escrow Account Agreement and Pledge dated as of the Effective Date by and between Borrower and Lender.

1.2                     Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with that applied in preparation of the financial statements referred to in this Agreement, and all financial data pursuant to the Agreement shall be prepared in accordance with such principles.

1.3                     Computation of Time.  In this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the word “to” means “to but excluding”.

SECTION 2.                                THE LOANS

2.1                     Construction/Term Loan.

(a)                                  Loan Amount.  On the basis of the representations, warranties and covenants of Borrower contained herein and subject to the terms and conditions set forth herein and in the other Loan Documents, Lender agrees to make a Construction/Term Loan to Borrower in the aggregate maximum amount of Twenty-Four Million Six Hundred Fifty Thousand and 00/100 Dollars ($24,650,000), or so much thereof as may be advanced at the times and in the manner hereinafter set forth, for the purpose of financing the Borrower’s acquisition of assets of BCA pursuant to the Asset Purchase Agreement and financing the development of the Project at the Property.  All Advances of the Construction/Term Loan shall be evidenced by, and subject to the terms of, the Construction/Term Loan Note.  Lender shall not be obligated to make any Advances of the Construction/Term Loan Note subsequent to December 31, 2008.

(b)                                 Construction/Term Loan Disbursement.  The Construction/Term Loan shall be disbursed as follows:

(i)                                     Following the satisfaction of all of the conditions precedent set forth in Sections 5.1, 5.2 and 5.4 hereof Lender shall make the Initial Construction/Term Loan Disbursement.

(ii)                                  Following the Initial Construction/Term Loan Disbursement and subject to the provisions of the Loan Documents (including, without limitation, satisfaction of all of the conditions precedent set forth in Sections 5.2 and 5.4 of this Agreement), disbursement shall be made not more often than once each calendar month in an amount not to exceed the aggregate Verified Project Costs incurred during the preceding draw period; provided, however that each individual line item of such Verified Project Costs, along with all Verified Project Costs for such item previously incurred, shall not exceed the percentage of completion for such item (as determined by Lender or the Inspecting Engineer) multiplied by the corresponding line item set forth in the Budget.

(c)                                  Use of Construction/Term Loan Proceeds.  The proceeds of the Construction/Term Loan shall be used only to (i) finance the Borrower’s purchase of the assets of Biofuels Company of America, LLC, including, without limitation, the Biodiesel Plant, pursuant to the Asset Purchase Agreement and (ii) financing the development of the Project at the Property.

2.2                                 Revolving Credit Loan.

(a)                                  Revolving Credit Loan Commitment.  Lender agrees, subject to the terms and conditions of this Agreement, to make Revolving Credit Loans to Borrower from time to time during the period commencing with the Closing Date and ending on the Revolving Loan Termination Date, and for so long as there exists no Default or Event of Default, up to an aggregate principal amount at any one time outstanding not to exceed the lesser of (i) Five Million and 00/100 Dollars ($5,000,000.00), as the same may be reduced from time to time in accordance with the terms of this Agreement (the “Revolving Credit Loan Commitment”) and (ii) the Borrowing Base.  All Advances of the Revolving Credit Loan shall be evidenced by, and subject to the terms of, the Revolving Credit Loan Note.  Borrower may use the Revolving Credit Loan Commitment by borrowing, repaying and reborrowing, all in accordance with the terms and conditions hereof.

(b)                                 Revolving Credit Loan Requests.  A request for an Advance under the Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:  (i) Borrower may give Lender notice (whether in writing, by telephone or otherwise) of its intention to borrow, in which notice the Borrower shall specify the amount of the proposed Advance, the proposed date of the Advance, and whether said Advance will be a “LIBOR Revolving Credit Loan Advance” or a “Prime Rate Revolving Credit Loan Advance”.

(c)                                  Use of Revolving Credit Loan Proceeds.  The Revolving Credit Loans shall be used by Borrower solely for (i) repaying certain indebtedness of Borrower, and (ii) the Borrower’s general operating capital needs to the extent not inconsistent with the terms of this Agreement.

(d)                                 Establishment of Borrowing Base Reserves.  Notwithstanding anything in this Agreement to the contrary, Lender may elect at any time and from time to time to establish such reserves against the Borrowing Base as Lender, in the exercise of its good faith credit judgment, deems appropriate.  The amount of such reserves shall be subtracted from the Borrowing Base.

(e)                                  Notification of Account Debtors.  After and during the continuance of an Event of Default, Lender may notify the Account Debtors at any time that Accounts have been assigned to Lender and collect the Accounts directly in its own name and may charge the collection costs and expenses, including attorneys’ fees, to Borrower.  Lender has no duty to protect, insure, collect or realize upon the Accounts or preserve rights in them.

2.3                                 All Loans to Constitute One Obligation.

(a)                                  All Loans and all other Obligations of Borrower shall constitute one general obligation of Borrower and shall be secured by Lender’s security interest in and lien upon all of the Collateral, and by all other security interests and liens heretofore, now or at any time or times hereafter granted by Borrower to Lender.  Notwithstanding the foregoing, Lender shall not apply the proceeds from the foreclosure, sale or other disposition of any of Borrower’s Collateral that is not Inventory or Accounts to Borrower’s obligations under the Revolving Credit Loan until all of Borrower’s obligations under the Construction/Term Loan have been satisfied in full and all payments required to be made to the IFA pursuant to the IFA Guaranty and the IFA Collateral Agreement have been paid in full.

(b)                                 To the fullest extent permitted by law, the Borrower hereby waives promptness, diligence, notice of acceptance, and any other notices of any nature whatsoever with respect to any of the Obligations, and any requirement that Bank protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any Guarantor or any other Person or any Collateral.  The liability of the Borrower under this Section 2.3 shall be absolute and unconditional irrespective of:

(i)                                     any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement, any Note or any of the other Loan Documents;

(ii)                                  any exchange, release or non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations; or

(iii)                               any other circumstance which might otherwise constitute a defense available to, or discharge of, a Guarantor.

2.4                                 Loan Account.

(a)                                  Lender shall enter all Advances made under the Construction/Term Loan as debits to the Loan Account and shall also record in the Loan Account all payments made by a Borrower on account of the Construction/Term Loan and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to a Borrower hereunder.

(b)                                 Lender shall enter all Advances made under the Revolving Credit Loan as debits to the Loan Account and shall also record in the Loan Account all payments made by a Borrower on account of the Revolving Credit Loan and all proceeds of Collateral which are finally paid to Lender, and may record therein, in accordance with customary accounting practice, all charges and expenses properly chargeable to a Borrower hereunder.

2.5                                 Rate Management Agreement.  On or before May 31, 2008, Borrower shall enter into a Rate Management Agreement with Lender in form and substance satisfactory to Lender, whereby Borrower shall fix the rate of interest of at least forty percent (40%) of the Construction/Term Loan Commitment via an interest rate swap through Lender, which interest rate swap shall be for a period of at least up to and including the Construction/Term Loan Maturity Date.

2.6                                 Oral and Written Advance Requests.  Unless Borrower specifically directs Lender in writing not to accept or act upon telephonic or electronic communications from Borrower, (i) Lender is authorized to rely on oral or written requests for Advances, including facsimile, telecopy or telegraphic loan requests, which Lender believes in its good faith judgment to emanate from a properly authorized representative of Borrower, whether or not that is in fact the case, (ii) Lender shall have no liability to Borrower for any loss or damage suffered by Borrower as a result of Lender’s honoring of any requests for an Advance, execution of any instructions, authorizations or agreements or reliance on any reports communicated to it telephonically or electronically and purporting to have been sent to Lender by Borrower, and (iii) Lender shall have no duty to verify the origin of any such communication or the authority of the person sending it.

SECTION 3.                                INTEREST; PAYMENTS; FEES AND RESERVES; TERM

3.1                                 Interest Rate.

(a)                                  Construction/Term Loan.  Subject to the terms and provisions of this Agreement, the principal amount of each Advance outstanding at the end of each day the Construction/Term Loan Note shall bear interest (i) from and after the date hereof until and including the

Conversion Date, at a fluctuating rate per annum equal to the LIBOR rate plus 2.75% and (ii) after the Conversion Date until the Construction/Term Loan Maturity Date, at a fluctuating rate per annum equal to the LIBOR rate plus the Applicable Margin.  Lender shall not be obligated to give notice of any change in the LIBOR rate. Any adjustment to the interest rate pursuant to the terms of this Agreement shall be determined solely by the Lender one banking day prior to the date of adjustment.

(b)                                       Revolving Credit Loans. Subject to the terms and provisions of this Agreement, the principal amount outstanding at the end of each day under each (i) LIBOR Revolving Credit Loan Advance shall bear interest at a fluctuating rate per annum equal to the LIBOR plus 3.00% and (ii) Prime Rate Revolving Credit Loan Advance shall bear interest at a fluctuating rate per annum equal to the Prime Rate plus 0.25%.

(c)                                        Default Rate.  Upon or after the occurrence and during the continuation of any Event of Default, the principal amount of the Obligations shall bear interest, calculated daily (computed on the actual days elapsed over a year of 360 days), at a rate per annum equal to the Default Rate.

(d)                                       Computation of Interest.  All interest payable under the Construction/Term Loan and the Revolving Credit Loan shall be computed for the actual number of days elapsed on the basis of a year consisting of three hundred sixty (360) days.

(e)                                        Change in Law.  Notwithstanding any other provision hereof, if any applicable law, treaty, regulation or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for Lender (for purposes of this subsection, the term “Lender” shall include the office or branch where Lender or any corporation or bank then controlling Lender makes or maintains any Loans) to make or maintain Loans, or if Lender is unable to determine LIBOR, or adverse or unusual conditions in, or changes in applicable law relating to, the London interbank market make it, in the reasonable judgment of Lender, impracticable to fund therein any of the Loans at the rate described above, or make the projected LIBOR unreflective of the actual costs of funds therefor to Lender, then interest shall accrue on the Loans outstanding at the end of each day at a fluctuating rate per annum equal to the Prime Rate plus 0.25%.

3.2                                       Payments.

(a)                                  Construction/Term Loan.  The principal amount and accrued interest of the Construction/Term Loan Note shall be due and payable on the dates and in the manner hereinafter set forth:  (i) from the Effective Date until March 31, 2009, Borrower shall make monthly payments of accrued interest on the first (1st) day of each calendar month, with the first such monthly payment of interest commencing on June 1, 2008, (ii) commencing on April 1, 2009 and on the first day of each month thereafter until (but not including) the Construction/Term Loan Maturity Date, Borrower shall make equal monthly payments of principal in the amount of $205,417, plus accrued interest, and (iii)  on the Construction/Term Loan Maturity Date, the entire outstanding principal balance and accrued interest on the Construction/Term Loan Note shall be due and payable.

(b)                                 Revolving Credit Loans.  Subject to any Mandatory Prepayment, the principal amount and accrued interest of the Revolving Credit Loan Note shall be due and payable on the dates and in the manner hereinafter set forth:

(i)                                     Borrower shall make payments of accrued interest monthly on the first (1st) day of each calendar month for the immediately preceding month’s accrued interest (computed through the last calendar day of the preceding month), with the first of such payments commencing on the first (1st) day of the first month after the first Advance under the Revolving Credit Loan, and

(ii)                                  on the Revolving Credit Loan Termination Date, the entire outstanding principal balance and accrued interest on the Revolving Credit Loan Note shall be due and payable.

(c)                                  Lender Advances Against Revolving Credit Loan.  Lender shall have the authority, but not the obligation, to charge the fees, interest and/or principal due to it in connection with the Obligations and costs, fees and expenses against the Revolving Credit Loan Note and to treat the same as an Advance against the Revolving Credit Loan without the consent or approval by Borrower.  Lender shall further have the authority, but not the obligation, to charge the fees, interest and/or principal due it in connection with the Obligations against any account maintained by Borrower with Lender.  Any Revolving Credit Loan Advance made by Lender pursuant to this Section 3.2(c) shall be a Prime Rate Revolving Credit Advance.

(d)                                 Business Day Payment Date.  In the event the date of any required payment falls on a non-Business Day, then such payment may be made on the next succeeding Business Day.

3.3                                 Voluntary Prepayment.

(a)                                  Construction/Term Loan.  Borrower may prepay the Construction/Term Loan in full or in part at any time, provided, that any prepayment of principal shall be accompanied by (1) a payment of interest accrued to date thereon and (2) any applicable prepayment fee pursuant to the terms of Section 3.5(f) of this Agreement.  Any prepayment shall be applied to the principal installments in the inverse order of their maturities.

(b)                                 Revolving Credit Loan.   Borrower may terminate the Revolving Credit Loan credit facility in full, provided, that upon termination of the Revolving Credit Loan credit facility, Borrower shall pay in full the amounts outstanding thereunder.  Borrower shall not be permitted to make any partial terminations of the Revolving Credit Loan credit facility.

3.4                                 Mandatory Prepayment of Revolving Credit Loan.    Borrower shall not permit or allow the aggregate unpaid principal amount of Revolving Credit Loan Advances to exceed the lesser of (i) $5,000,000 and (ii) the Borrowing Base at such time, and Borrower shall repay the Revolving Credit Loan by an amount equal to and to the extent of any such excess, immediately upon obtaining notice or knowledge thereof.

3.5                                 Fees.

(a)                                  Loan Commitment Fee.  On the Effective Date and to the extent not already paid by Borrower, the Borrower shall pay to the Lender a fully earned and non-refundable loan commitment fee in an amount equal to $246,500, which amount represents one hundred (100) basis points of the Construction/Term Loan Commitment.  Such fee shall compensate Lender for the origination, structuring, processing, approving and closing of the transactions contemplated by this Agreement, including, but not limited to, administrative, general overhead and lost opportunity costs.  Such fee does not compensate Lender for out-of-pocket or other costs, fees or expenses for which Borrower has agreed to reimburse Lender pursuant to any other provision of this Agreement or the other Loan Documents or any commitment letter, letter of intent or similar agreement.

(b)                                 Construction Monitoring Fee.  On the Effective Date, the Borrower shall pay to the Lender a construction monitoring fee in an amount equal to $61,625, which amount represents twenty-five (25) basis points of the Construction/Term Loan Commitment.  Said construction disbursing fee shall be deemed fully earned and nonrefundable on the Effective Date and shall be exclusive of any Title Company disbursing charges.

(c)                                  Administration Fee.  Commencing on the Effective Date and on each anniversary of the Effective Date thereafter until the Construction/Term Loan Maturity Date, the Borrower shall pay to the Lender an annual administration fee in an amount equal to $123,250, which amount represents fifty (50) basis points of the Construction/Term Loan Commitment.

(d)                                 Late Fee.  If any payment of principal, interest or any other amount hereunder is not paid within fifteen (15) days after it is due, whether at stated maturity, by acceleration or otherwise, the Borrower shall pay to the Lender a late charge equal to five percent (5%) of the amount of such payment.

(e)                                  Unused Line Fee.  Borrower agrees to pay to Lender, on the first day of each calendar quarter for the immediately preceding calendar quarter, a fee equal to thirty-five (35) basis points per annum (calculated on the basis of a 360-day year) of the difference between Five Million and 00/100 Dollars ($5,000,000.00) and the Average Quarterly Loan Balance.

(f)                                    Prepayment Fee.   If Borrower, on or before the second anniversary of the Closing Date, refinances all or any portion of the Construction/Term Loan with a financial institution other than Lender, then Borrower shall pay the Lender a prepayment fee in the amount of one percent (1%) of the prepaid principal amount of the Construction/Term Loan.

(g)                                 Advances Against Loan for Payment of Fees; Debiting Accounts with Lender for Payment of Fees.  The Borrower authorizes the Lender to make Advances against the Revolving Credit Loan for any and all fees and charges due hereunder.  In addition, the Borrower authorizes the Lender to debit any account maintained by Borrower with Lender for any and all fees and charges due hereunder.  The Lender agrees to provide written notice to Borrower of all such fees and charges; provided, however, that Lender’s failure to provide such notice shall in no way reduce or affect such fees and charges.

3.6                                 Debt Service Fund.

(a)          On or before the Effective Date, Borrower shall (i) cause to be deposited $2,000,000 into the Debt Service Fund Account, which amount represents four-sevenths (4/7) of the Debt Service Fund Amount (the “Cash Portion of the Debt Service Fund Amount”), and (ii) cause REG to deliver the Debt Service Fund Guaranty to Lender, which Debt Service Fund Guaranty shall guarantee the payments to be made by REG pursuant to the terms of this Section 3.6.

(b)                                 Upon the failure of Borrower to make any payment of principal and/or interest under the Construction/Term Loan when due under this Agreement (each a “Missed Payment”), Lender, at its option, may elect to both (i) apply the portion of Debt Service Fund Amount then in the Debt Service Fund Account to the payment of four-sevenths (4/7) of such Missed Payment and (ii) demand payment under the Debt Service Fund Guaranty for three-sevenths (3/7) of such Missed Payment, provided, that such amount does not exceed three-sevenths (3/7) of the Debt Service Fund Amount.   If Lender applies any portion of Debt Service Fund Amount in the Debt Service Fund Account to the payment of a Missed Payment, Borrower shall cause to be deposited sums sufficient to ensure that four-sevenths (4/7) of the Debt Service Fund Amount is maintained in the Debt Service Fund Account within ten (10) days of such application (the “Debt Service Fund Replenishment Deposits).  Borrower’s failure to deposit such sums within such ten (10) day period shall be an Event of Default.

(c)                                  Upon the occurrence of a Default or Event of Default under this Agreement, Lender shall have the right to (i) liquidate all of the Debt Service Fund Amount in the Debt Service Fund Account, (ii) demand payment from Borrower as to any Debt Service Fund Replenishment Deposits required pursuant to Section 3.6(b) but that have not been made by Borrower, (iii) demand payment under the Debt Service Fund Guaranty as to (X) three-sevenths (3/7th) of the Debt Service Fund Amount plus (Y) any amounts that REG has failed to pay pursuant to Section 3.6(b), and apply such amounts to the Borrower’s Obligations with respect to the Construction/Term Loan only.

(d)                                 Interest income earned on amounts deposited in the Debt Service Fund Account shall remain in said Debt Service Fund Account until the Debt Service Fund is either (i) liquidated pursuant to the terms of this Agreement or (ii) released to Borrower upon payment in full of Borrower’s Obligations with respect to the Construction/Term Loan; provided, however, that, upon the request of Borrower, which request shall be permitted no more often that once per calendar quarter, Lender shall transfer such interest income to an operating account of Borrower maintained with Lender pursuant to Section 7.26 hereof.

(e)                                  Borrower and Lender each agree, for the benefit of REG, not to modify or amend this Section 3.6 without the prior written consent of REG, which consent shall not be unreasonably conditioned, withheld, delayed, or denied.

3.7                                 Working Capital Escrow Account.  On the Closing Date, Borrower shall (i) establish a working capital escrow account (the “Working Capital Escrow Account”) at Lender and (ii) deposit funds in the amount of $5,500,000 into the Working Capital Escrow Account. Borrower shall not withdraw any amounts from the Working Capital Escrow Account without the prior written consent of Lender or except as otherwise expressly permitted pursuant to the

Working Capital Escrow Account Agreement.  All interest income earned on such funds deposited in the Working Capital Escrow Account shall remain in said account and the use of said interest income shall be subject to the terms and provisions of the Working Capital Escrow Account Agreement.

3.8                                 Increased Costs.  In the event that any governmental authority subjects Lender to any new or additional charge, fee, withholding or tax of any kind with respect to any Loans hereunder or changes the method of taxation of such Loans or changes the reserve or deposit requirements applicable to such loans, the Borrower shall pay to the Lender such additional amounts as will compensate the Lender for such cost of lost income resulting therefrom as reasonably determined by the Lender.

3.9                                 Term of Agreement.  Subject to the terms of this Agreement and Lender’s right to cease making Loans to Borrower at any time upon or after the occurrence and during the continuation of any Default or Event of Default, Bank’s obligation to make (i) the Revolving Credit Loan hereunder shall be in effect for a period from the Closing Date through and including the Revolving Credit Loan Termination Date, (ii) the Construction/Term Loan hereunder shall be in effect for a period from the Closing Date through and including the Construction/Term Loan Maturity Date.   All indemnities given by Borrower to Bank under any of the Loan Documents shall survive the repayment of the Loans and the termination of this Agreement.

SECTION 4.                                REPRESENTATIONS AND WARRANTIES OF BORROWER. To induce Lender to enter into this Agreement, and to make the Initial Construction/Term Loan Disbursement and Advances under the Construction/Term Loan and Revolving Credit Loan to Borrower, Borrower represents and warrants and, so long as any amount of the Loan remains unpaid or this Agreement remains in effect, shall be deemed to continuously represent and warrant as follows:

4.1                     Organizational Status; Authorizations.  Borrower is limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to consummate the transactions contemplated hereby.  Borrower has full power and authority to execute, deliver and perform all Loan Documents, and such execution, delivery and performance (a) has been duly authorized by all requisite action on the part of Borrower, (b) does not contravene (i) the Borrower’s articles of incorporation or by-laws, or (ii) any law or contractual restriction binding on or affecting the Borrower or its properties and (c) does not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of the Collateral other than any such lien in favor of Lender.  Borrower is duly authorized to own and develop the Property and the Improvements, to operate the Biodiesel Plant to enter into the transactions contemplated by the Loan Documents and to pledge and assign and grant liens and security interests as contemplated by the Loan Documents.  To the extent required for the current stage of construction of the Improvements, Borrower has obtained all licenses and permits and has filed all registrations necessary to the operation of its business (except where the failure to so qualify or to obtain such licenses or permits would not materially and adversely affect the actual or prospective business, financial condition or operations of the Borrower).  This Agreement and the other Loan Documents and the provisions contained herein and therein are and will be the valid and legally enforceable obligations of Borrower in accordance with their terms.  Borrower has done everything necessary to comply with all applicable Laws in all material respects.  Borrower’s federal tax identification number is 20-2760722.

4.2                     Plans and Specifications; Ownership of Plans and Specifications.  The Plans and Specifications are satisfactory to Borrower and have been or will be approved by any governmental authority whose approval is required.  The Plans and Specifications comply in all material respects with the requirements of all applicable Laws.  All construction shall be performed in substantial accordance with the Plans and Specifications, all applicable Laws, appropriate set back requirements, restrictive covenants and the requirements of any governmental authority.  Following an Event of a Default hereunder and upon Lender’s exercise of its rights under Section 9 of this Agreement, the Plans and Specifications (or any license of such Plans and Specifications to the extent that such Plans and Specifications are not owned by Borrower) shall be the absolute property of Lender.

4.3                     No Actions.  Other than the Dispute (as defined in the Working Capital Escrow Account Agreement), there are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened against or affecting Borrower, the Property or the Improvements, or involving the validity or enforceability of the Loan Documents or the priority of the lien of the Leasehold Mortgage, at law or in equity, or before or by a governmental authority.  To the Borrower’s knowledge, it is not in default with respect to any order, writ, injunction, decree or demand of any court or any governmental authority.

4.4                     No Breach.  The consummation of the transactions hereby contemplated and performance of this Agreement will not result in any breach of, or constitute a default under, any deed to secure debt, mortgage, deed of trust, indenture, security agreement, lease, bank loan or credit agreement, contract, articles of organization, operating agreement, joint venture agreement, partnership agreement or other instruments to which Borrower is a party or by which it may be bound or subject

4.5                     Ownership of Property; No Liens.  Immediately following the Initial Construction/Term Loan Disbursement and the closing of the Asset Purchase Agreement (a) Borrower will have (i) good and marketable title to its leasehold interest in the Property and (ii) good and marketable title to its fee interest in the Improvements, and (b) the Property and the Improvements shall be free and clear of all liens, claims, charges and encumbrances of every type or nature, except for the lien created by the Loan Documents and Permitted Liens.  Borrower shall be the owner of the fee interest in the Improvements at the Property at all times.

4.6                     Utilities Available.  All utility services necessary for the construction of the Improvements and the operation thereof for their intended purposes are or will be available at the boundary of the Property including water supply, storm and sanitary sewer facilities, electric and telephone facilities, and Borrower has the right to connect to all utility services subject only to normal restrictions.  If such services are not now so available, the cost of making the same available to the boundary line is included in the Budget.

4.7                     Access.  All roads necessary for ingress and egress to the Property and for the full utilization of the Improvements for their intended purposes including all streets, gutters and curbs have been or will be installed and completed by Borrower (to the extent Borrower is responsible for same) with the approval of the appropriate governmental authority.

4.8                     No Defaults; Complete Copies.  There is no default on the part of Borrower under this Agreement, the Notes, the other Loan Documents, the Ground Lease, the Operation Documents, or the Construction Documents and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default under any of the aforesaid instruments.  To the best of Borrower’s knowledge, (i) there is no default by the Project General Contractor under the Project General Construction Contract nor any condition which, given notice or the passage of time or both, would constitute a default under the Project General Construction Contract, and (ii) there is no default by the Project Addition General Contractor under the Project addition General Construction Contract nor any condition which, given notice or the passage of time or both, would constitute a default under the Project Addition General Construction Contract.  The copies of the Construction Documents furnished to date to Lender are true, correct and complete copies thereof and all of the aforesaid agreements are all in full force and effect.

4.9                     Financial Statements.  In regards to any financial statements delivered to Lender at any time with respect to Borrower, Borrower represents that the same are true and correct in all material respects, and fairly present the respective financial conditions of Borrower as of the respective dates thereof, no material adverse change has occurred in the financial conditions reflected therein since the respective dates thereof and no additional borrowings have been made by Borrower since the date thereof other than borrowing contemplated hereby or approved by Lender.

4.10               Leases.  Borrower has no interest in any existing leases (excluding personal property leases where the scheduled lease payments per calendar year do not exceed $35,000) other than the Ground Lease and the personal and real property leases described in Schedule 4.10 attached hereto, which schedule shall be updated by Borrower at the time of any material change in the leases described therein and which revised schedule shall be promptly furnished to Lender.

4.11               Environmental Matters.

(a)                                           Except as discussed in the environmental reports set forth in Schedule 4.11 attached hereto (i) to the best of Borrower’s knowledge, the Improvements, the Property and the operations conducted thereon do not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any restrictive covenant or deed restriction (recorded or otherwise), including without limitation all applicable zoning ordinances and building codes, flood disaster laws and Environmental Laws and regulations; (ii) without limitation of clause (i) above, to the best of Borrower’s knowledge, the Property and the operations conducted thereon by Borrower or any current or prior owner or operator of such real property or operation, are not in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by any governmental authority or to any remedial obligations under any Environmental Laws; (iii) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of the Property, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed; (iv) to the best of Borrower’s knowledge, all Hazardous Materials and solid wastes generated at the Property have in the past been and shall continue to be transported, treated and disposed of only by carriers maintaining valid permits under RCRA and any other Environmental Laws and only at treatment, storage and disposal facilities maintaining valid permits under RCRA, where required, and any other Environmental Laws, which carriers and facilities have been and are, to the best of Borrower’s knowledge, operating in compliance with such permits; (v) Borrower has taken reasonable steps necessary to determine, and has determined, that no Hazardous Materials or solid wastes have been disposed of or otherwise released and there has been no threatened release of Hazardous Materials or solid wastes on or to the Property except in compliance with Environmental Laws and except as disclosed in the environmental reports furnished to Lender in accordance with Section 5.1(j) below; (vi) Borrower has no material contingent liability in connection with any release or threatened release of any Hazardous Materials or solid wastes into the environment and except as disclosed in the environmental reports furnished to Lender in accordance with Section 5.1(j) below; and (vii) the use which Borrower makes or intends to make of the Property will not result in the unlawful or unauthorized disposal or other release of any Hazardous Materials or solid wastes on or to the Property.  The terms “release” and “threatened release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” (or “disposed”) have the meanings specified in RCRA; provided, however, in the event either CERCLA or RCRA is amended so as to broaden such meanings, then such broadened meanings shall apply subsequent to the effective date of such amendment, and provided further, that, to the extent the laws of any state in which any of the Property is located establish a meaning for “release”, “solid waste” or “disposal” which is broader than that specified in either CERCLA or RCRA, such broader meaning shall apply with regard to the Property.

(b)                                          Borrower is in compliance in all material respects with all federal, state, and local Environmental Laws applicable to the Property and has not been cited for any violation of any federal, state, and local Environmental Laws applicable to the Property and there has been no “release or threatened release of a hazardous substance” (as defined by CERCLA) or any other release, emission or discharge into the environment of any hazardous or toxic substance, pollutant or other materials from the Property other than as permitted under the applicable Environmental Law.  All Hazardous Materials and solid wastes generated at the Property have and shall continue to be disposed of at sites which maintain valid permits under RCRA and any applicable state or local Environmental Laws where required.

4.12               Compliance.  All Improvements shall be performed in accordance with (i) the Plans and Specifications (except to the extent that Lender has given its prior written consent to any changes to such Plans and Specifications), and (ii) all applicable Laws, including, without limitation, appropriate set back requirements, restrictive covenants and the requirements of any governmental authority, except where the failure to so comply would not reasonably be expected to have a material adverse effect on Borrower, the Improvements or Borrower’s ability to pay and/or perform the Obligations.  Neither the construction of the Improvements nor the use of the Improvements when completed as an industrial plant for the production of biodiesel fuel will violate (i) any Laws (including subdivision, zoning, building, environmental protection and wetland protection Laws), or (ii) any building permits, restrictions of record or agreements affecting the Property, the Improvements or any part thereof.  Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Improvements is to any extent dependent upon any real estate other than the Property.  Without limiting the generality of the foregoing, all consents, licenses and permits and all other authorizations or approvals (collectively, “Governmental Approvals”) required to complete the Improvements in accordance with the Plans and Specifications have been obtained or will be obtained prior to the Initial Construction/Term Loan Disbursement , except to the extent that failure to obtain any Governmental Approval would not have a material adverse effect on Borrower, the Improvements and/or the ability of Borrower pay and/or perform the Obligations, and all Laws relating to the development, construction and operation of the Improvements have been complied with in all material respects and all permits and licenses required for the operation of the Biodiesel Plant which cannot be obtained until such development and construction is completed can be obtained if the Improvements are completed in accordance with the Plans and Specifications.  When the Improvements are completed in accordance with the Plans and Specifications, no building or other improvement will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Property, and the use of the Improvements will comply with all requirements of governmental authorities and any restrictive covenants to which the Property may be subject.

4.13               Brokerage Fees. No brokerage fees or commissions are payable by or to any person in connection with this Agreement or the Loan to be disbursed hereunder.

4.14               No Margin Stock; No Plan Assets.  The Loan is not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System, as at any time amended.  Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

4.15               Investments.  Borrower has no loans to or investments in any Person.

4.16               Existing Indebtedness.  Borrower has no Indebtedness other than Permitted Indebtedness.

4.17               Insolvency.  After the execution and delivery of the Loan Documents and the disbursement of the initial Loan hereunder, Borrower will not be insolvent within the meaning of the United States Bankruptcy Code or unable to pay its debts as they mature.

4.18               Taxes.  Borrower has filed all required federal, state, local and other tax returns and has paid, or made adequate provision for the payment of, any taxes due pursuant thereto or pursuant to any assessment received by Borrower except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

4.19               Negative Pledges.  Borrower is not a party to or bound by any indenture, contract or other instrument or agreement which prohibits the creation, incurrence or sufferance to exist of any mortgage, pledge, lien, security interest or other encumbrance upon any of the Collateral in favor of Lender.

4.20                           Intellectual Property.  All of Borrower’s material licenses, patents, copyrights, trademarks and trade names and all of the Borrower’s applications for any of the foregoing are set forth on Schedule 4.20.  As of the Effective Date and after the closing of the Asset Purchase Agreement, Borrower shall not have any federally registered patents, copyrights or trademarks. There is no action, proceeding, claim or complaint pending or, to the best of the Borrower’s knowledge, threatened to be brought against Borrower by any Person which might jeopardize Borrower’s interest in any of the foregoing licenses, patents, copyrights, trademarks, trade names or applications.

4.21                           Outstanding Guaranties. Borrower has no guarantees outstanding, other than the endorsement of instruments for collection in the ordinary course of business.

SECTION 5.                                CONDITIONS OF LENDING

5.1                                 Conditions Precedent to Lender’s Obligation to Make the Initial Construction/Term Loan Disbursement.  Lender shall not be obligated to make the Initial Construction/Term Loan Disbursement  under this Agreement unless the following conditions precedent shall have been satisfied:

(a)                                  Request for Advance.  A request for Advance for the Initial Construction/Term Loan Disbursement  which shall comply, in all respects, with the requirements set forth in Section 6 below.

(b)                                 Loan Documents.  Lender shall have received the following documents, duly executed and delivered by all parties thereto, and otherwise satisfactory in form and content to Lender and its counsel:

(i)                                     the  Construction/Term Loan Note;

(ii)                                  the Revolving Credit Loan Note;

(iii)                               the Security Agreement;

(iv)                              acknowledgement copies of filed UCC-1 financing statements from the Borrower, as debtor, to Lender, as secured party, covering the Collateral, from such jurisdictions as Lender deems necessary or desirable to perfect its security interest in the Collateral along with copies of searches for each such jurisdiction listing the UCC-1 financing statement of the Lender and all other effective financing statements which name Borrower (under its present name and any previous name) as debtor, together with copies of such other financing statements (none of which shall cover the Collateral);

(v)                                 the Leasehold Mortgage, and such UCC fixture financing statements and like real property security documents as the Lender deems necessary or desirable to create, perfect and preserve a lien in favor of the Lender, as security for the Obligations, on all real property, improvements and fixtures in which the Borrower has an interest;

(vi)                              the Assignment of Equipment Purchase and Sale Agreement, together with a consent to assignment from De Smet;

(vii)                           the Assignment of Oil Feedstock Supply Agreement, together with a consent to assignment from Bunge North America, Inc.;

(viii)                        the Assignment of Construction Documents, together with consents from the Project General Contractor, the Project Addition General Contractor and such Major Subcontractors as Lender may reasonably require;

(ix)                                the Project Construction Disbursing Agreement;

(x)                                   the Project Addition Construction Disbursing Agreement;

(x)                                   the Debt Service Fund Guaranty executed by REG;

(xi)                                the Landlord’s Agreement and Consent;

(xii)                             the Subordination Agreement;

(xiii)                          the Project Addition Escrow Account Agreement;

(xiv)                         the Renewable Fuels Grant Account Agreement;

(xv)                            the Debt Service Fund Account Agreement;

(xvi)                         the Working Capital Escrow Account Agreement;

(xvii)                      the Construction Escrow Account Agreement;

(xviii)                   the Assignment of Services Agreement;

(xix)                           the Assignment of Representations, Warranties and Indemnities;

(xx)                              the Oil Supply Cure Rights Agreement; and

(xxi)                           the Post-Closing Letter.

(c)                                  Governing Instruments. Lender shall have received from Borrower a copy of the Certificate of Formation of Borrower certified as being true and correct by the Secretary of State of the State of Delaware, a certified copy of Borrower’s Operating Agreement (and all amendments thereto), a certificate of a member or manager of Borrower as to the incumbency and signature of each representative of Borrower that has executed any document on behalf of Borrower in connection with the transactions contemplated by this Agreement, and such other documents, instruments, agreements and certificates as Lender may reasonably request with respect to Borrower.

(d)                                 Good Standing and Resolutions. Lender shall have received from Borrower: (i) a good standing certificate from the Secretary of State of the State of Delaware, (ii) certified resolutions authorizing the transactions contemplated by the Loan Documents in form and content satisfactory to Lender, and (iii) such other documents, instruments and certificates as Lender may reasonably request.

(e)                                  Legal Opinions.  Lender shall have received the following legal opinion letters, each in form and content satisfactory to Lender and its counsel:

(i)                                     An opinion letter delivered by counsel for Borrower and counsel for REG, which opinion shall include, without limitation, (1) an opinion that Borrower is duly organized, validly existing and duly authorized to enter into the Loan Documents applicable to Borrower and to perform all of the transactions contemplated by such Loan Documents, (2) an opinion that REG is duly organized, validly existing and duly authorized to enter into the Debt Service Fund Guaranty and to perform all of the transactions contemplated by the Debt Service Fund Guaranty, (3) the Loan Documents executed and delivered by Borrower are enforceable against Borrower and REG, as applicable, subject to and limited by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and application of general principles of equity; and

(ii)                                  An opinion letter delivered by Kevin Cahill as attorney for IFA and addressed to Lender, which opinion shall include, without limitation, (1) an opinion that the IFA has the authority to enter into the IFA Guaranty Documents, (2) that the IFA Guaranty Documents are enforceable against the IFA, and (3) that the IFA Guaranty is backed by the full faith and credit of the State of Illinois.

(f)                                    Construction Contracts and other Documents.  Lender shall have received and approved the following, all in form and content satisfactory to Lender:

(i)                                     the Project Addition Plans and Specifications;

(ii)                                  a copy of the executed Project Addition General Construction Contract; and

(iii)                               a qualification statement from the Project Addition General Contractor and any other information which Lender reasonably deems necessary including overall bonding capacity.

(g)                                 Budget; Funds and Cash Flow.  Lender shall have received and approved:

(i)                                     the Budget;

(ii)                                  a final cost breakdown (including sufficient interest and carry dollars and reserves) which shall have been approved by the Inspecting Engineer;

(iii)                               a Statement of Sources and Uses of Funds; and

(iv)                              a final Pro-Forma Project Cash Flow.

(h)                                 Financial Statements and Financial Projections.  Lender shall have received and approved the financial projections of Borrower and certified copies of current financial statements of each Guarantor.

(i)                                     Asset Purchase Agreement Documents.  Lender shall have approved and received executed copies of the following documents in connection with Borrower’s purchase of the assets of BCA:

(i)                                     the Asset Purchase Agreement;

(ii)                                  the Bill of Sale (as defined in the Asset Purchase Agreement);

(iii)                               the Assignment and Assumption of Construction Management Services Agreement;

(iv)                              the Assignment and Assumption of Equipment Purchase and Sale Agreement;

(v)                                 the Assignment and Assumption of Ground Lease;

(vi)                              the Oil Feedstock Supply Agreement;

(vii)                           the Services Agreement;

(viii)                        the Operation and Management Services Agreement;

(ix)                                the Addendum to the Amended and Restated Stockholder Agreement (as defined in the Asset Purchase Agreement);

(x)                                   the Registration Rights Agreement (as defined in the Asset Purchase Agreement);

(xi)                                the Confidentiality and Noncompetition Agreement;

(xii)                             the Warranty Deed; and

(xiii)                          the Escrow Agreement (as defined in the Asset Purchase Agreement).

(j)                                     Environmental Report and Plans. Lender shall have received and approved an (i)  environmental report or reports satisfactory to Lender prepared by a qualified environmental consultant reasonably satisfactory to Lender, and (ii) an environmental reliance letter from the qualified environmental consultant who prepared the environmental report or reports, which environmental reliance letter names Lender as a party that can rely upon said environmental report or reports.  The environmental report shall, at a minimum, (i) disclose any existing or potential Hazardous Material contamination, and physical conditions that may result in such contamination, at the Property, (ii) include the results of all sampling or monitoring to confirm the extent of existing or potential Hazardous Material contamination at the Project, including the results of leak detection tests for each underground storage tank located at the Property, if any, (iii) describe response actions appropriate to remedy any existing or potential Hazardous Material contamination, and report the estimated cost of any such appropriate response, (iv) confirm that any prior removal of Hazardous Material from the Property was completed in accordance with applicable laws, and (v) confirm whether or not the Property is located in a wetlands district.  All costs and charges by Lenders’ environmental consultant will be borne by Borrower.

(k)                                  Utilities, Flood Zone and Soils Report.  Lender shall have received and approved from Borrower (i) letters reasonably satisfactory to Lender from local utility companies and/or governmental authorities stating that sufficient electric, gas, sewer, water and telephone facilities will be available to the Improvements upon completion thereof, and (ii) written evidence satisfactory to Lender that the Property is not located in an area designated by the Secretary of Housing and Urban Development as a special flood hazard area.

(l)                                     Governmental Approvals.  Lender shall have received and approved (i) a letter from the appropriate governmental authority stating affirmatively that the Property is appropriately zoned for the operation and use of a Biodiesel Plant, and (ii) copies of all material authorizations, licenses and permits required by the appropriate governmental authority to construct the Improvements.

(m)                               Insurance Policies.  Lender shall have received and approved certificates with respect to of all insurance policies, along with any and all required endorsements and certificates thereto, as required by this Agreement and the Loan Documents.

(n)                                 Compliance.  Neither Borrower nor Lender shall have received any notice that claims or asserts that there has been a failure to comply with or a breach of any of the approvals or authorizations required hereunder.

(o)                                 No Default.  There shall be no Event of Default under this Agreement or any of the Loan Documents and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default under any of the aforesaid instruments.

(p)                                 Ground Lease and Easement Documents. Lender shall have received and approved (i) an executed memorandum of Assignment and Assumption of Ground Lease (the “Memorandum of Ground Lease”), which shall be recorded with the Recorder of Deeds of Vermilion County, Illinois on or before the Effective Date and (ii) any and all easements to be granted to Borrower on about the Closing Date, which shall be recorded with the Recorder of Deeds of Vermilion County, Illinois on or before the Effective Date.

(q)                                 Intellectual Property Licenses.  Lender shall have received evidence satisfactory to Lender, and Borrower hereby represents and warrants, that all intellectual property licensed to Borrower in connection with the operation and use of the Biodiesel Plant is and shall be assignable to Lender, including, without limitation, any intellectual property licensed by De Smet to Borrower; Lender shall have received complete copies of all such licenses (excluding software licenses that are not assignable by their terms); and Lender shall have received from each such licensor all necessary consents to such assignments.

(r)                                    Title Commitment.  The Title Company shall have issued to Lender a title insurance commitment (the “Title Commitment”) (American Land Title Association, Standard Loan Policy Additional Coverage (1992)) in the amount of the Construction/Term Loan  Commitment plus the Revolving Credit Loan Commitment insuring the Leasehold Mortgage to be a valid first lien on Borrower’s interest in the Property (including any appurtenant or in gross easements related thereto) and Improvements, free and clear of all defects and encumbrances, except such as Lender and its counsel shall approve, and such Title Commitment which shall contain:

(i)                                     full coverage against mechanic’s liens (or an endorsement up to the aggregate amount outstanding under the Construction/Term Loan Note as of the current Advance plus the Revolving Credit Loan Commitment);

(ii)                                  the deletion of all standard exceptions; and

(iii)                               such endorsements thereto required by Lender, including, but not limited to, pending disbursement, 3.0 zoning, mechanic’s lien, environmental, location, access, tax parcel, survey, contiguity, creditors’ rights, variable rate and lender’s comprehensive.

The title policy issued pursuant to such Title Commitment must remain in full force and effect, enforceable against the Title Company in accordance with its terms, except to the extent that such title policy is canceled or terminated solely due to Lender’s gross negligence or willful misconduct.

(s)                                  Survey.  Lender shall have received and approved from Borrower a survey prepared by a registered or certified surveyor approved by Lender and the Title Company showing the dimensions and boundaries of the Property, the area of the Property in square feet and other matters of interest to Lender with courses and distances so as to permit a verbal description of the Property and of any other item noted on the survey (including any and all easements), all of which shall be reasonably acceptable to Lender.  The survey shall be in compliance with the minimum standards as adopted by the American Land Title Association and the American Congress on Surveying and Mapping (2005), with a certificate of the surveyor in the form attached hereto as Exhibit E.

(t)                                    IFA Guaranty.  Lender shall have received and approved the following in connection with the IFA Guaranty:

(i)                                     An executed original of the IFA Guaranty executed by the IFA in favor of Lender;

(ii)                                  An executed original of that certain Lender’s Agreement executed by Lender and the IFA (the “Lender’s Agreement”);

(iii)                               An executed original of that certain Collateral Agreement executed by Lender and the IFA (the “IFA Collateral Agreement”);

(iv)                              An executed resolution passed by the IFA or other evidence from the IFA satisfactory to Lender that (1) the terms and provisions of this Agreement, the other Loan Documents, the IFA Guaranty and the Lender’s Agreement do not violate the Illinois Finance Authority Act, the Guidelines for the Illinois State Guarantee Programs (the “IFA Guidelines”), or the Illinois Finance Authority Regulations (currently codified as 8 Ill. Admin Code 1400) (the “IFA Regulations”), (2) to the extent that the terms and provisions of this Agreement, the Loan Documents, the Lender’s Agreement, and/or the IFA Guaranty violate the IFA Guidelines and/or IFA Regulations, that said Guidelines and/or Regulations are amended to permit said terms and provisions, and (3) the IFA will not retroactively amend the Guidelines or Regulations in any manner that would invalidate the IFA Guaranty or adversely impact the IFA Guaranty in any material manner.

(v)                                 DCEO Grant.  Lender shall have received and approved the following in connection with the DCEO Grant:

(i)                                     Evidence reasonably satisfactory to Lender of the written consent of DCEO to the assignment of the Renewable Fuels Grant from BCA to Borrower.

(ii)                                  An executed copy of the Project Labor Agreement entered into by Borrower and DCEO.

(iii)                               Evidence reasonably satisfactory to Lender that all conditions to the issuance of the Renewable Fuels Grant have been satisfied, other than the closing of the Asset Purchase Agreement, execution of this Agreement, and the execution of the other Loan Documents.

(w)                               Economic Development Programming Assistance Grant.  Lender shall have received and approved the following in connection with the Economic Development Programming Assistance Grant:

(i)                                     Lender’s receipt of that certain Novation and Assignment Agreement dated as of May 9, 2008 by and among Borrower, BCA, IDOT and the City as to the assignment by BCA to Borrower of all of BCA’s rights, duties, obligations and responsibilities respect to the Economic Development/TARP Agreement, Section 06-00225-00-BR, Job # C-95-304-07 and Job # P-95-303-07 entered into between IDOT and City effective October 24, 2006, and the Agreement entered into between BCA and the City effective October 17, 2006

(ii)                                  an executed copy of the Company/Local Agency Agreement by and between the City and Borrower

(iii)                               an executed copy of the State/Local Joint Agreement by and between the City and IDOT.

(iv)                              evidence reasonably satisfactory to Lender that all conditions to the issuance of the Economic Development Programming Assistance Grant have been satisfied, other than the closing of the Asset Purchase Agreement, execution of this Agreement, and the execution of the other Loan Documents.

(v)                                 evidence reasonably satisfactory to Lender that the City will administer the Economic Development Programming Assistance Grant and manage and build the contemplated infrastructure improvements.

(x)                                   CDBG Grant.  Lender shall have received evidence reasonably satisfactory to Lender that (i) Borrower has received written consent from the City as to the assignment of the CDBG Grant from BCA to Borrower, and (ii) all other conditions precedent to Borrower’s receipt of proceeds of such CDBG Grant have been satisfied.

(y)                                 TARP Grants.  Lender shall have received evidence reasonably satisfactory to Lender that (i) Borrower has received written consent from IDOT and City, pursuant to that certain Novation and Assignment Agreement dated as of May 9, 2008 by and among Borrower, BCA, IDOT and the City as to the assignment by BCA to Borrower of all of BCA’s rights, duties, obligations and responsibilities respect to the Economic Development/TARP Agreement, Section 06-00225-00-BR, Job # C-95-304-07 and Job # P-95-303-07 entered into between IDOT and City effective October 24, 2006, and the Agreement entered into between BCA and the City effective October 17, 2006, and (ii) that all other conditions precedent to the receipt of proceeds of such TARP Grants have been satisfied.

(z)                                   Establishment of Accounts  Borrower shall have (i) established with Lender all of the accounts required under Section 7.26 this Agreement, including, without limitation, the Construction Escrow Account, the Debt Service Fund Account, the Project Addition Escrow Account, the Renewable Fuels Grant Account and the Working Capital Escrow Account Agreement, pursuant to terms satisfactory to Lender, and (ii) funded the accounts required under Section 7.26 of this Agreement to the extent required under this Agreement.

5.2                                 Conditions Precedent to Lender’s Obligation to Make Advances Under the Construction/Term Loan.   Lender’s obligation to make any and all Advances (including the Initial Construction/Term Loan Disbursement) under the Construction/Term Loan is subject to the satisfaction of the following additional conditions precedent:

(a)                                  Representations and Warranties True.  Borrower’s representations and warranties shall be and remain true and correct in all material respects.

(b)                                 Construction in Accordance with Plans and Specifications.  The construction of the Project shall be completed to date substantially in accordance with the Plans and Specifications and the Schedule of Construction for the Project as adjusted for any Unavoidable Delay

(c)                                  No Default.  No Event of Default shall have occurred and be continuing under this Agreement or under any other Loan Document and no event has occurred and is continuing which with notice or the passage of time or either would constitute a default or an Event of Default under any of the aforesaid instruments.

(d)                                 Disbursement of Renewable Fuels Grant Account Proceeds.  To the extent that any proceeds of the Renewable Fuels Grant have been released by the DCEO, all such proceeds shall have been disbursed for the payment of Project Costs, fees and other expenses set forth in the Budget (to the extent that such payments are permitted by the Renewable Fuels Grant Agreement).   Prior to the release of the final installment (i.e.,  the $200,000) with respect to the Renewable Fuels Grant, Lender shall have received written confirmation: from the Inspecting Engineer of final completion of the Project, and from the Borrower and General Contractor and, if required by Lender, the Inspecting Engineer that all Project Costs have been deemed paid in full.

(e)                                  Advances.  The requirements of Section 6.1 with respect to requests for Advances shall have been complied with.

(f)                                    Deficiency.  The undisbursed portion of the Construction/Term Loan funds shall be sufficient to complete the construction of the Project.  If the undisbursed portion of the Construction/Term Loan funds is insufficient to complete construction on an overall basis and on a line item basis (after giving effect to any line item adjustments permitted by Lender pursuant to this Agreement) as determined by Lender (which determination may be made, among other reasons, on the basis of increased costs and changes), Borrower shall then first expend its own funds in an amount equal to such estimated deficiency.  Borrower shall provide Lender with paid bills and lien waivers or other evidence of payment satisfactory to Lender in form and content, representing the expenditure of Borrower’s own funds to the extent of this difference between the undisbursed Construction/Term Loan proceeds and the estimated costs of completion.  Lender may at its option, require Borrower to pay the amount of any such deficiency into the Construction Escrow Account to be controlled by Lender and paid out according to the requirements of Section 6.1 of this Agreement regarding Advances.

Except as provided below, amounts budgeted for any line item shall not be used to pay amounts applicable for other line items.  Notwithstanding the foregoing, to the extent there exists cost savings in any line item in the Budget, Borrower may, upon written notice to Lender, apply such cost savings to another line item or shift the same to the contingency reserve, provided, however, that to the extent that cost savings for any particular line item in the Budget exceeds $50,000 in the aggregate, Borrower must also obtain Lender’s prior written consent before applying such cost savings to another line item or shifting the same to the contingency reserve.

(g)                                 Site Plan.  Lender’s receipt and approval of a site plan including proposed location of the Project, parking areas, drives, utilities and easements on and off site (if any).

(h)                                 Confirmations.  If required by Lender in the exercise of its commercially reasonable judgment, Lender shall have received and approved written confirmations from each of the Guarantors reaffirming their respective obligations under the Guaranties.

5.3                                 Conditions Precedent to Lender’s Obligation to Make Advances Under the Revolving Credit Loan.    Lender’s obligation to make any and all Advances under the Revolving Credit Loan is subject to the satisfaction of the following additional conditions precedent:

(a)                                  Except to the extent that any portion in the Working Capital Escrow Account is restricted as a Dispute Reserve (as defined in the Working Capital Escrow Account Agreement) at the time that all other conditions precedent to Lender’s obligation to make any and all Advances under the Revolving Credit Loan have been satisfied, all amounts deposited in the Working Capital Escrow Account pursuant to this Agreement shall have been fully withdrawn and disbursed pursuant to and in accordance with the Working Capital Escrow Account Agreement.

(b)                                 The Initial Construction/Term Loan Disbursement shall have been made to Borrower.

(c)                                  The following statements shall be true:  (i) the representations and warranties contained in this Agreement are correct on and as of the date of such Advance in all material respects under the Revolving Credit Loan as though made on and as of such date, and (ii) there exists no Default or Event of Default as of such date, nor would any Default or Event of Default result from the making of the Advance of the Revolving Credit Loan requested by Borrower.

(d)                                 Lender shall have received a completed Borrowing Base Certificate in the form of Exhibit H hereto, signed by Borrower, and dated as of the date of Borrower’s request for such Revolving Credit Loan Advance reflecting that Borrower has sufficient Availability under the Revolving Credit Loan to support the Revolving Credit Loan Advance request.

(e)                                  Lender shall have received satisfactory Contribution Margin Pro Formas in accordance with section 7.12(a)(x) showing a positive contribution margin.

(f)                                    Lender shall have received such other approvals, opinions or documents as it may reasonably request.

Borrower agrees that the making of a request by Borrower for a Revolving Credit Loan, whether in writing, by telephone or otherwise, shall constitute a certification by all of Borrower and the person(s) executing or giving the same that all representations and warranties of Borrower herein are true as of the date thereof and that all required conditions to the making of the Revolving Credit Loan have been met.

5.4                                 Other Conditions Precedent to Advances.  In addition and notwithstanding anything in this Agreement to the contrary, Lender shall be under no duty to make any Advances under either of the Loans until the following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:

(a)                                  No Default or Event of Default shall exist.

(b)                                 No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of the transactions contemplated hereby.

(c)                                  There shall not have occurred any material adverse change in the business, financial condition or results of operations of Borrower, or the existence or value of any Collateral, or any event, which would reasonably be expected to materially and adversely affect the actual or prospective business, financial condition or operations of Borrower.

(d)                                 Lender shall have received such other further documents, data or information with respect to the Improvements, and Property, as Lender may reasonably request, including, without limitation, subordination agreements, attornment agreements and consents from any entities involved in the Loan transaction, all in form and content satisfactory to Lender.

(e)                                  Borrower shall have paid all legal fees and other closing or like costs and expenses of Lender which the Borrower is obligated to pay hereunder.

SECTION 6.                                CONSTRUCTION ADVANCES/DISBURSEMENTS.

6.1                                 Project Advances

(a)                                  Request for Advance.  Requests for Advances under the Construction/Term Loan may not be submitted more frequently than monthly and must contain the following:

(i)                               A request for Advance executed by Borrower for construction of the Project in the form of Exhibit F, Borrower’s Affidavit and Request for Advance, and Contractor’s Request for Advance accompanied by appropriate Schedule A’s, including AIA Document Nos. G702 and G703, signed by Borrower and the General Contractor.  Such request shall only include Verified Project Costs, except as expressly set forth herein, of work done or materials incorporated into the Project between the next preceding Advance and the Advance being applied for (or other Project Costs approved by Lender and not theretofore the subject of an Advance).

(ii)                            Lien waivers in form acceptable to Lender, from the Project General Contractor and all Subcontractors for all work done or material furnished up through and including the date of the Advance.

(iii)                         Original invoices and bills for all Verified Project Costs for which the Advance is being requested and a signed request for any other funds.

(iv)                        Confirmation from the Inspecting Engineer to the effect that all of the work done and material incorporated for which the Advance is being requested, has actually been satisfactorily done and/or incorporated into the Project, and that the construction of the Project has proceeded in accordance with the Schedule of Construction for the Project.

(v)                           An endorsement from the Title Company increasing the amount of the insurance provided by the Title Commitment, against unrecorded mechanics and materialmen’s liens, up to the amount of the Construction/Term Loan outstanding as of the date of the Advance plus the Revolving Credit Loan commitment.

(b)                                 Off-site Material; Advance Deposits.  Lender may, at its discretion, refuse to make an Advance, or any part thereof, for any material to be incorporated into the Project which is stored off of the Property or for any advance deposits.  In the event Lender does agree to pay or reimburse for material stored off the Property, Lender may impose additional requirements, such as requiring additional proof of insurance of such material, and requiring that additional steps be taken to properly perfect a security interest in such off-site material.

(c)                                  Cost Breakdowns.  Advances shall not exceed, on a line item basis, the amount equal to the percentage of completion of such line item (as determined by Lender and the Inspecting Engineer) multiplied by the line item for such Project Costs set forth in the Budget for the Project.

(d)                                 Advances at Lender’s Office.  All Advances are to be made at the principal office of Lender, or at such other place as Lender may designate.  Lender may make Advances in any manner it may elect, including but not limited to depositing the proceeds in a restricted account of Borrower and requiring individual checks payable to the Project General Contractor and/or subcontractors, suppliers and materialmen, prepared and executed by Borrower, to be delivered to Lender for delivery to the payees thereof.  After the Initial Construction/Term Loan Disbursement, Lender shall honor and pay requests for an Advance by Borrower within five (5) business days of (i) Lender’s actual receipt of such request for an Advance and (ii) satisfaction of all conditions to such Advance, including, but not limited to, Lender’s receipt of a report from the Inspecting Engineer satisfactory to Lender.

Notwithstanding the foregoing, all disbursements for the construction of the Project, unless otherwise elected by Lender, shall be made through the Title Company pursuant to the Project Construction Disbursing Agreement, and no Advance shall be made to the Title Company until Lender receives written confirmation from the Title Company that, at the time of each disbursement, the Title Policy will be endorsed using a Mechanic’s Lien Endorsement acceptable to Lender reflecting the amount actually disbursed plus the amount of the Revolving Credit Loan Commitment.  Further, a disbursement advisor acceptable to Lender in its sole discretion shall be retained at Borrower’s cost for the purpose of monitoring all disbursements.

(e)                                  Restatement.  Each request for an Advance by Borrower shall constitute an affirmation that the warranties and representations contained in Section 4 of this Agreement remain true and correct in all material respects and that no breach of the covenants contained in Section 7 of this Agreement has occurred as of the date of the Advance, unless Lender is notified to the contrary prior to the disbursement of the requested Advance.

(f)                                    Final Disbursement. The final disbursement of Construction/Term Loan proceeds shall not be made until Lender has received advice from the Inspecting Engineer that the Project is complete and Borrower has delivered or caused to be delivered to Lender (in addition to all foregoing requirements) all in form and content acceptable to Lender:  (a) evidence that the public authorities having jurisdiction over the Project have approved the Project in its entirety for permanent occupancy to the extent any such approval is a condition of the lawful use and occupancy of the Project; (b) a confirmation of final completion of the Project from the Inspecting Engineer; (c) evidence of the insurance required herein; (d) an endorsement from the Title Company for the full amount of the Construction/Term Loan, with no exceptions for unrecorded mechanics’ and materialmen’s liens; and (e) evidence that the Project General Contractor and all subcontractors, suppliers and materialmen will be fully paid, with respect to work and materials supplied with respect to said building or phase, out of such final Advance.

(g)                                 Application of Funds.  Upon the occurrence of an Event of Default, Lender, in its sole discretion, may advance such amounts to satisfy any of Borrower’s Obligations, and all amounts so advanced and applied shall be part of the Loans and shall be secured by the Leasehold Mortgage.

6.2                                 Project Addition Disbursements.

(a)                                  Request for Disbursement.  Requests for disbursements from the Project Addition Escrow Account (each a “Disbursement”) may not be submitted more frequently than monthly and must contain the following:

(i)                                 A request for a Disbursement from the Project Addition Escrow Account executed by Borrower for construction of the Project in the form of Exhibit H, Borrower’s Affidavit and Request for Disbursement, and Contractor’s Request for Disbursement accompanied by appropriate Schedule A’s, including AIA Document Nos. G702 and G703, signed by Borrower and the Project Addition General Contractor.  Such request shall only include Verified Project Addition Costs, except as expressly set forth herein, of work done or materials incorporated into the Project Addition between the next preceding Disbursement and the Disbursement being applied for (or other Project Addition Costs approved by Lender and not theretofore the subject of a Disbursement).

(ii)                              Lien waivers in form acceptable to Lender, from the Project Addition General Contractor and all Subcontractors for all work done or material furnished up through and including the date of the Disbursement.

(iii)                           Original invoices and bills for all Verified Project Addition Costs for which the Disbursement is being requested and a signed request for any other funds.

(iv)                          Confirmation from the Inspecting Engineer to the effect that all of the work done and material incorporated for which the Disbursement is being requested, has actually been satisfactorily done and/or incorporated into the Project Addition in accordance with the Project Addition Plans and Specifications, and that the construction of the Project Addition has proceeded in accordance with the Schedule of Construction for the Project Addition.

(v)                             A date down endorsement, in form and substance acceptable to Lender, from the Title Company to the title policy issued pursuant to the Title Commitment, updating Lender’s title policy coverage through the date of the Disbursement.

(b)                                 No Default.  No Disbursements shall be made if an Event of Default shall have occurred and be continuing under this Agreement or under any other Loan Document or any event has occurred and is continuing which with notice or the passage of time or either would constitute a default or an Event of Default under any of the aforesaid instruments.

(c)                                  Deficiency.  The undisbursed portion of the Project Addition Escrow Account shall be sufficient to complete the construction of the Project Addition.  If the undisbursed portion of the Project Addition Escrow Account is insufficient to complete construction of the Project Addition on an overall basis and on a line item basis (after giving effect to any line item adjustments permitted by Lender pursuant to this Agreement) as determined by Lender (which determination may be made, among other reasons, on the basis of increased costs and changes), Borrower shall then first expend its own additional funds in an amount equal to such estimated deficiency before any further Disbursements will be made from the Project Addition Escrow Account.  Borrower shall provide Lender with paid bills and lien waivers or other evidence of payment satisfactory to Lender in form and content, representing the expenditure of Borrower’s additional funds to the extent of this difference between the undisbursed Project Addition Escrow Account and the estimated costs of completion of the Project Addition.  Lender may at its option, require Borrower to pay the amount of any such deficiency into the Project Addition Escrow Account to be controlled by Lender and paid out according to the requirements of this Section 6.2.

Except as provided below, amounts budgeted for any line item shall not be used to pay amounts applicable for other line items.  Notwithstanding the foregoing, to the extent there exists cost savings in any line item in the Project Addition Budget, Borrower may, upon written notice to Lender, apply such cost savings to another line item or shift the same to the contingency reserve, provided, however, that to the extent that cost savings for any particular line item in the Project Addition Budget exceeds $50,000 in the aggregate, Borrower must also obtain Lender’s prior written consent before applying such cost savings to another line item or shifting the same to the contingency reserve.

(d)                                 Site Plan; Building Permit; Project Addition Documentation.  No Disbursements shall be made until Lender’s receipt and approval of (i) a site plan including proposed location of the Project Addition, (ii) a building permit with respect to the Project Addition, and (iii) the documents related to the Project Addition set forth in Section 5.1(f)  and Section 5.1(g) of this Agreement.

(e)                                  Cost Breakdowns.  Disbursements shall not exceed, on a line item basis, the amount equal to the percentage of completion of such line item (as determined by Lender and the Inspecting Engineer) multiplied by the line item for such Project Addition Costs set forth in the Budget for the Project Addition.

(f)                                    Advances at Lender’s Office.  All Disbursements are to be made at the principal office of Lender, or at such other place as Lender may designate.  Lender may make Disbursements in any manner it may elect, including but not limited to depositing the proceeds in a restricted account of Borrower and requiring individual checks payable to the Project Addition General Contractor and/or subcontractors, suppliers and materialmen, prepared and executed by Borrower, to be delivered to Lender for delivery to the payees thereof.  After the initial Disbursement from the Project Addition Escrow Account, Lender shall honor and pay requests for a Disbursement by Borrower within five (5) business days of (i) Lender’s actual receipt of such request for a Disbursement and (ii) satisfaction of all conditions to such Disbursement, including, but not limited to, Lender’s receipt of a report from the Inspecting Engineer satisfactory to Lender.

Notwithstanding the foregoing, all disbursements for the construction of the Project, unless otherwise elected by Lender, shall be made through the Title Company pursuant to the Project Addition Construction Disbursing Agreement, and no Disbursement shall be made to the Title Company until Lender receives written confirmation from the Title Company that, at the time of each Disbursement, the Title Policy will be endorsed using a date down endorsement acceptable to Lender.  Further, a disbursement advisor acceptable to Lender in its sole discretion shall be retained at Borrower’s cost for the purpose of monitoring all Disbursements for the Project Addition.

(g)                                 Restatement.  Each request for a Disbursement by Borrower shall constitute an affirmation that the warranties and representations contained in Section 4 of this Agreement remain true and correct in all material respects and that no breach of the covenants contained in Section 7 of this Agreement has occurred as of the date of the Advance, unless Lender is notified to the contrary prior to the disbursement of the requested Advance.

(h)                                 Final Disbursement. The final disbursement of Project Addition Escrow Account proceeds shall not be made until Lender has received advice from the Inspecting Engineer that the Project Addition is complete and Borrower has delivered or caused to be delivered to Lender (in addition to all foregoing requirements) all in form and content acceptable to Lender:  (a) evidence that the public authorities having jurisdiction over the Project Addition have approved the Project Addition in its entirety for permanent occupancy to the extent any such approval is a condition of the lawful use and occupancy of the Project Addition; (b) a copy of the survey of the Project and Project Addition, as built (c) a confirmation of final completion of the Project Addition from the Inspecting Engineer; (d) evidence of the insurance required herein; and (e) evidence that the Project Addition General Contractor and all subcontractors, suppliers and materialmen will be fully paid, with respect to work and materials supplied with respect to said building or phase, out of such final Disbursement.

SECTION 7.                                COVENANTS OF BORROWER.

Borrower (in addition to and not in derogation of its covenants contained in any of the other Loan Documents) covenants and agrees, from the date hereof and for so long as the Loan or any portion thereof is outstanding or Borrower has the right to receive Advances under this Agreement (whether or not the conditions to receiving Advances have been or can be fulfilled), and unless Lender otherwise consents in writing, as follows:

7.1                     Prohibition of Transfers and Amendments to Borrower’s Operating Agreement.  Borrower shall not (a) convey or, except for Permitted Liens, further encumber the Property or any Improvements in any way without the prior written consent of Lender, which consent shall not be unreasonably withheld for easements or environmental deed restrictions reasonably required in connection with the development of the Project or the Project Addition, or (b) dispose of any of the Collateral without the prior written consent of Lender, except for (i) the sale of Inventory in the ordinary course of Borrower’s business and (ii) the disposition of obsolete equipment not used or useful in the Borrower’s business, provided, that such equipment is replaced by equipment of equal or greater value.  Except as provided in this Section, Borrower shall not (a) materially amend its operating agreement, articles of organization or any of its organizational documents without the prior written consent of Lender, or (b) permit (i) REG or any of its Affiliates that is a member of Borrower or (ii) any member of Borrower with a greater than eight percent (8%) equity interest in Borrower, to withdraw, voluntarily or involuntarily, as a member from the Borrower.

7.2                     Conduct of Business.  Borrower shall maintain in full force and effect its organizational existence, good standing and right to transact business in those states in which it is now or may hereafter be doing business. Borrower shall obtain and maintain all licenses, permits, registrations, bonds, franchises, leases, patents, contracts and other rights necessary to the operation of its business, including, without limitation, the operation of the Biodiesel Plant, including, without limitation, all notices, permits or licenses, if any, filed or obtained with regard to compliance with Environmental Laws, except where the failure to do any of the foregoing would not have a material adverse effect on Borrower, the Improvements or Borrower’s ability to pay and/or perform the Obligations.

7.3                     Comply with Requirements.  Borrower will comply promptly with any and all Laws and any other requirements of any governmental authority relating to the Property or the Improvements, except where the failure to so comply would not reasonably be expected to have a material adverse effect on Borrower, the Improvements or Borrower’s ability to pay and/or perform the Obligations.

7.4                     Inspection.  Borrower will permit Lender and the Inspecting Engineer to enter upon the Property, inspect the Improvements and all materials to be used in the construction thereof and to examine all detailed Plans and Specifications and shop drawings which are or may be kept at the construction site.

7.5                     Reimbursement of Expenses.  Borrower shall pay on demand all costs and expenses in connection with the preparation, negotiation, execution, delivery, filing, recording and administration of the Loan Documents.  In addition, but not as a limitation, Borrower will pay:

(a)                                  all taxes and recording expenses, including all intangible, registration and stamp taxes, if any;

(b)                                 title insurance premiums, construction disbursement fees, flood determination fees, appraiser fees and environmental audit fees;

(c)                                  fees due to brokers in connection with the Property or this Agreement;

(d)                                 all reasonable legal fees and expenses, including, without limitation, Lender’s counsel’s fees and expenses for services performed and sums advanced in connection with this loan transaction;

(e)                                  all reasonable fees and out-of-pocket expenses of the Inspecting Engineer;

(f)                                    all fees and out-of-pocket expenses of Lender in connection with any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower or any other Person) in any way relating to the Collateral, this Agreement, any of the other Loan Documents or Borrower’s affairs;

(g)                                 all fees and out-of-pocket expenses of Lender in connection with any attempt to enforce any rights of Lender against Borrower or any other Person which may be obligated to Lender by virtue of this Agreement or any of the other Loan Documents,

(h)                                 all fees and out-of-pocket expenses of Lender in connection with any attempt to inspect, verify, protect, preserve, restore, collect, sell, manufacture, liquidate or otherwise dispose of or realize upon the Collateral; and

(i)                                     any and all fees assessed against Lender by the IFA in connection with the IFA Guaranty, except for the annual fee of one-half of one percent (1/2 of 1%) of the maximum principal amount of the Construction/Term Loan that Lender is required to pay the IFA pursuant to the terms of 20 ILCS 3501/830-35 of the Illinois Finance Authority Act.

All costs, expenses and fees (including, without limitation, the fees to be paid pursuant to Section 3.3 of this Agreement) shall be payable, on demand, by Borrower to Lender, and shall be additional Obligations hereunder secured by the Collateral and may be funded, if Lender so elects, by Lender making an Advance against the Revolving Credit Loan on Borrower’ behalf or by debiting any account maintained by Borrower with Lender.

7.6                     Timetable.  Borrower has (i) commenced construction of the Project and will cause the construction of the Project to be prosecuted with diligence and continuity in accordance with the Schedule of Construction for the Project, and will fully complete the same in substantial accordance with the Project Plans and Specifications free and clear of liens or claims for liens for material supplied and for labor or services performed in connection with the construction of the Project, on or before the Project Completion Date, and except that such date may be extended for Unavoidable Delays, provided, that Borrower shall have the right to contest any such lien claim in good faith so long as Borrower escrows an amount equal to one hundred twenty-five percent (125%) of the amount of such claim with Lender, or by obtaining a bond over the same in an amount and from a bonding company reasonably acceptable to Lender, and (ii) commenced construction of the Project Addition and will cause the construction of the Project Addition to be prosecuted with diligence and continuity in accordance with the Schedule of Construction for the Project Addition, and will complete the same in substantial accordance with the Project Addition Plans and Specifications free and clear of liens or claims for liens for material supplied and for labor or services performed in connection with the construction of the Project Addition, on or before the Project Addition Completion Date, and except that such date may be extended for Unavoidable Delays.

7.7                     Receipt of Advances.  Borrower will receive the Advances to be made under the Construction/Term Loan for the purpose of paying the Project Costs.

7.8                     Defects; No Waiver.  Borrower will, upon demand of Lender or Inspecting Engineer, correct (i) any structural defect in the Improvements, or (ii) subject to the provisions of Section 7.18 below, any departure from the Plans and Specifications not approved by Lender in writing.  The advance of any Loan proceeds shall not constitute a waiver of Lender’s right to require compliance with this covenant.

7.9                     Restrictive Covenants.  Borrower will comply with all restrictive covenants affecting the Property and/or the Project.

7.10               Insurance.

(a)                            Borrower at its sole cost and expense shall provide or cause to be provided and shall keep in force at all times for the benefit of Lender, with respect to the Property and the Improvements the following insurance coverages:

(i)                                     builder’s all-risk completed value, non-reporting form insurance to cover all development and/or construction work, buildings, improvements and off-site and on-site materials on properties covered by the Leasehold Mortgage and this Agreement in an amount equal to the full insurable value of the Improvements;

(ii)                                  insurance against loss of or damage to the Improvements by fire and other hazards covered by so-called “extended coverage” and such other casualties and hazards as Lender shall require from time to time;

(iii)                               insurance against loss or damage by earthquake in a commercially reasonable amount;

(iv)                              flood insurance in a commercially reasonable amount if the Property is now or later becomes designated as located in a flood hazard area as described in the Flood Disaster Protection Act of 1973;

(v)                                 comprehensive general public liability insurance against claims for bodily injury, death or property damage;

(vi)                              such other insurance on the Property and the Improvements or any replacements or substitutions thereof, as Lender may reasonably require.

The policies of insurance required by this paragraph shall be with companies having at least an A- Class VIII rating by BEST Insurance Reports, and shall be in forms, amounts, limits and coverages and for such periods and subject to such deductibles, as Lender shall require from time to time, and shall insure the respective interests of Borrower and Lender.  Such insurance may not be provided in umbrella policies covering more than one property without the prior written consent of Lender.  The insurance proceeds thereof (other than the proceeds from the policy required under clause (v) above) shall be payable to Lender pursuant to a non-contributing first mortgage endorsement satisfactory in form and substance to Lender. Original policies and renewals thereof (or satisfactory certificates of insurance) covering the risks provided by this Agreement to be insured against, bearing satisfactory evidence of payment of all premiums thereon, shall be delivered to and held by Lender.  At least ten (10) days prior to the expiration of each policy required to be provided by Borrower, Borrower shall deliver renewal policies or certificates to Lender with appropriate evidence of payment of premiums therefore.  All insurance policies required by this Agreement shall:

(1)                                  include effective waivers by the insurer of all rights of subrogation against any named insured, the indebtedness secured by the Leasehold Mortgage and the Property and all claims for insurance premiums against Lender;

(2)                                  provide that any losses shall be payable to Lender notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by any named insured, (B) the occupation or use of the Premises for purposes more hazardous than permitted by the terms thereof, or (C) any foreclosure or other action or proceeding taken by Lender pursuant to any provision of this Agreement.

(3)                                  provide that no cancellation or reduction in amount in coverage thereof shall be effective until at least twenty (20) days after receipt by Lender of written notice thereof; and

(4)                                  be reasonably satisfactory in all other respects to Lender.

Borrower shall not permit any activity to occur or condition to exist on or with respect to the Property or the Improvements that would wholly or partially invalidate any of the insurance thereon.  Borrower shall promptly notify Lender of any material change in coverage under any insurance policy of Borrower.

(b)                           Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower’s true and lawful attorney-in-fact and agent, with full power of substitution, for the purpose of making and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other item of payment of the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance required above or to pay any premium in whole or in part relating thereto.  Lender, without waiving or releasing any obligation or default by Borrower hereunder, may (but shall be under no obligation to do so) at any time or times hereafter maintain such action with respect thereto as Lender deems advisable.  All sums disbursed by Lender in connection therewith, including reasonable attorneys’ fees, court costs, expenses and other charges relating thereto, shall be payable, on demand, by Borrower to Lender and shall be additional Obligations hereunder secured by the Leasehold Mortgage and each of the other Loan Documents which secure the Obligations.  Lender agrees not to exercise the power of attorney granted in this subparagraph (b) until the occurrence of an Event of Default.

(c)                            All proceeds of the insurance required to be obtained by Borrower hereunder, other than those relating to the insurance required under clause (v) of subparagraph (a) hereof, shall be paid to Lender.  Lender may deduct from such proceeds any expenses, including, without limitation, reasonable legal fees, incurred by it in connection with adjusting and obtaining such proceeds (the balance remaining after such deduction being hereinafter referred to as the “Net Insurance Proceeds”), and thereafter Lender may, subject to subsection (d) immediately below, apply such proceeds toward the payment or performance of Borrower’s obligations evidenced by this Agreement, the Notes or any other Loan Documents, whether or not such obligations are then due, or release such proceeds to Borrower in accordance with the terms and conditions of the Leasehold Mortgage.  So long as Borrower shall not be in default hereunder, Borrower shall have the right to participate with Lender in the adjustment and compromise of any claims, but the decision of Lender in any such case shall be binding and conclusive upon Borrower.

(d)                           In case of any loss covered by insurance or in case of any damage caused by a taking or exercise of eminent domain, notwithstanding anything in this Agreement to the contrary, provided that (i) no Event of Default then exists, (ii) the Construction/Term Loan Maturity Date does not fall within the six (6) month period following the date of the casualty or taking, (iii) in Lender’s good faith judgment the Improvements can be repaired or restored prior to the Construction/Term Loan Maturity Date, (iv) Lender reasonably determines the restoration of the Improvements is economically feasible, (v) Lender reasonably determines that the Borrower’s operation or financial condition will materially benefit from restoration of the collateral, (vi) Borrower is a viable operating entity at the time the loss occurred, and (vii) Borrower deposits with Lender the amount of deficiency, if any, between the estimated cost of (x) restoration or repair and completion of the Improvements (as determined by Lender in its good faith judgment) and (y) the amount of Net Insurance Proceeds plus the undisbursed proceeds of the Loan, then Lender shall make the Net Insurance Proceeds available to Borrower on the terms and conditions set forth in this Agreement for disbursement of the Loan, together with such additional terms and conditions as are customary and as may be reasonably required by Lender in the circumstances.  The application of any insurance proceeds toward the payment or performance of the obligations shall not be deemed a waiver by Lender of its right to receive payment or performance of the rest of the obligations and the interest thereon in accordance with the provisions of this Agreement.

(e)                            To the extent permitted by such policies, in the event of a foreclosure under the Leasehold Mortgage, the purchaser of Borrower’s interest in the Property and the Improvements shall succeed to all of the rights of Borrower, including any right to unearned premiums, in and to all policies of insurance which Borrower is required to maintain under this paragraph and to all proceeds of such insurance.

(f)                              Pursuant to Mo. Rev. Stat. §427.120, Borrower acknowledges receipt of the following notice:  “Unless you [Borrower] provide evidence of the insurance coverage required by your agreement with us [Lender], we may purchase insurance at your expense to protect our interests in your collateral.  This insurance may, but need not, protect your interests.  The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the collateral.  You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by our agreement.  If we purchase insurance for the collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to your total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.”

If Borrower fails to maintain any insurance required hereunder or under the other Loan Documents or fails to provide evidence of such insurance as required hereunder or under the other Loan Documents, Lender may, but shall not be obligated to, purchase such required insurance at Borrower’s expense to protect its interests in the Property and the Improvements.  This insurance may, but need not, protect Borrower’s interests in the Property and the Improvements.  The coverage that Lender purchases shall not be required to pay any claim that Borrower makes or any claim that is made against Borrower in connection with the Property and the Improvements.  Borrower may later cancel any insurance purchased by Lender, but only after providing evidence that Borrower has obtained the insurance required hereunder and under any other Loan Document.  If Lender purchases insurance for the Property and/or the Improvements, Borrower will be responsible for the costs of the insurance, including the insurance premiums, interest thereon from the date of each such payment or expenditure at the then applicable rate under the Construction/Term Loan Note and any other charges Lender may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  All sums so paid or expended by Lender, the interest thereon and the other charges in connection therewith shall be added to the Loan and shall be secured by the lien of the Leasehold Mortgage.  The costs of the insurance obtained by Lender may be more than the cost of insurance Borrower may be able to obtain on its own.  Unless Lender otherwise agrees in writing, Borrower shall pay to Lender the full costs of such insurance, together with the accrued interest thereon and the other charges in connection therewith, within thirty (30) days after “Notice of Placement of Insurance” as required by Mo. Rev. Stat. 427.125.

(g)                                 In addition to the insurance requirements under (a) – (f) of this Section 7.10, Borrower shall maintain all insurance required to be maintained pursuant to the terms of the Ground Lease.

7.11               Governmental Requirements.  Borrower will comply with all Environmental Laws and all land use, building, subdivision, zoning, OSHA, pollution, sales practices laws, regulations and similar laws, rules, ordinances and regulations promulgated by any governmental authority and applicable to Borrower’s business, the Property, its development and construction of Improvements and the operation thereof, except where the failure to so comply would not reasonably be expected to have a material adverse effect on Borrower, the Improvements, or the Borrower’s ability to pay and/or perform the Obligations.

7.12               Additional Documents and Information.

(a)                                  Reporting Requirements.  Borrower shall furnish the following to Lender:

(i)                                     Quarterly Financial Statements.  As soon as available and in any event within forty-five (45) days after the end of each fiscal quarter of each fiscal year of Borrower, an unaudited and internally prepared financial statement certified by Borrower’s chief financial officer;

(ii)                                  Quarterly Covenant Compliance Certificates.  Commencing with the fiscal quarter ending June 30, 2009, as soon as available and in any event within forty-five (45) days after the end of each quarter of each fiscal year of Borrower, a consolidated compliance certificate, in the form attached hereto as Exhibit G, setting forth (A) detailed written calculations for such quarter or as of the last day of such quarter, as appropriate, computing Borrower’s compliance (or failure of compliance) with each of the financial covenants set forth in Section 7.33 below, (B) a restatement by reference of each of the representations and warranties contained in Section 4 hereof (or providing detailed information why any such representation or warranty cannot be restated), and (C) a certification that no Default or Event of Default exists as of the date of such certificate, or if any Default or Event of Default exists, providing detailed information concerning the nature of all existing Defaults or Events of Default, which such compliance certificate shall be certified by Borrower and by Borrower’s chief financial officer or president;

(iii)                               Audited Year-End Statements.  As soon as available and in any event within one hundred twenty (120) days after the end of each fiscal year of Borrower, final audited financial statements (as described above but including a statement of changes in financial position) as of the end of such fiscal year of Borrower, prepared by independent certified accountants reasonably satisfactory to Lender and a copy of any management, operation or other letter or correspondence from such accountant to Borrower in connection therewith;

(iv)                              Annual Tax Returns.  As soon as available, but in any event within one hundred twenty (120) days following the end of each calendar year, copies of current annual tax returns of Borrower.

(v)                                 Construction Progress Reports.  As soon as available, but in any event by the fifteenth (15th) day of each month, construction loan progress reports for the Project and the Project Addition as of the last day of the preceding month;

(vi)                              Borrower Reports.  As soon as available, copies of all reports, financial information and other information which is required to be distributed to any member under the terms of the Borrower’s Operating Agreement;

(vii)                           Borrowing Base Certificates.  Furnish to Lender (A) with each request for an Advance under the Revolving Credit Loan, a Borrowing Base Certificate in the form of Exhibit H hereto, showing, as of the date of the Advance request, the Borrowing Base and (B) within fifteen (15) days of the end of each calendar month during the term of the Revolving Credit Loan, a Borrowing Base Certificate in the form of Exhibit H hereto, showing, as of the last day of each month, the Borrowing Base;

(ix)                                Accounts Receivable.  As soon as available and in any event within fifteen (15) days after each calendar month, Borrower shall deliver to Lender an aging report with respect to accounts receivable and a listing of accounts payable;

(x)                             Contribution Margin Pro Formas.  Contemporaneous with the delivery of a Borrowing Base Certificate delivered pursuant to Section 7.12(a)(vii)(B) above, Borrower shall deliver to Lender evidence of its pro-forma contribution margin, in the form attached hereto as Exhibit I (with such adjustment as to form as may be reasonably requested by Lender).

(xi)                          Other.  Such other information respecting the condition or operations, financial or otherwise, of Borrower or the Improvements, as Lender may reasonably request from time to time.

All financial statements described in clauses (i), (ii), and (iii) shall be prepared in accordance with GAAP, except that unaudited financial statements shall be subject to normal year-end audit adjustments, and need not contain footnotes.

(b)                                 Summary of Remaining Improvements.  To submit to Lender, as often as demanded by Lender, but not more frequently than monthly and within fifteen (15) days after demand, a written summary of all on-site and off-site Improvements remaining to be completed, together with the itemized costs thereof, executed and verified by Borrower and Project General Contractor or Project Addition General Contractor (as applicable), and confirmed by the Inspecting Engineer.

7.13               Leases, Sale Agreements, and Subordination, Non-Disturbance and Attornment Agreements.  Without the prior written consent of Lender and except for the Ground Lease, Borrower shall not enter into any lease, except for equipment leases which provide for annual payments not exceeding $35,000.  Without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole discretion, the Borrower shall not enter into any purchase or sale agreement of the Property and/or the Improvements.  Without the prior written consent of Lender, which consent may be given or withheld in Lender’s sole discretion, the Borrower shall not enter into any subordination, non-disturbance and attornment agreement with respect to its interest in the Property and/or the Improvements.  Borrower shall provide Lender with a copy of any proposed lease, purchase and sale agreement, or subordination, non-disturbance and attornment agreement no less than forty-five (45) days prior to the anticipated execution thereof.  Borrower shall provide Lender with a certified copy of any fully executed original of any such lease or purchase and sale agreement promptly following its execution.

7.14               Financial Restrictions on Borrower.

(a)  Borrower shall not, without Lender’s prior written approval, (i) merge, consolidate, liquidate, terminate or voluntarily dissolve, (ii) make any loans or gifts, or (iii) pay any loans payable to any Person or entity affiliated with Borrower (other than REG Ventures under the REG Ventures Subordinated Indebtedness, as restricted by the Subordination Agreement).

(b)                                 Borrower shall not, nor shall it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except, so long as no Default or Event of Default has occurred and is continuing, the Borrower may pay dividends or make distributions to its members either:

(i)                                     annually within thirty (30) days after Lender has received (1) Borrower’s annual Audited financial statements for the applicable fiscal year on which such dividends and distributions are based and (2) supporting calculations from Borrower in form satisfactory to Lender in its reasonable discretion to support the amount of the proposed dividends and distributions, or

(ii)                                  quarterly within thirty (30) days after Lender has received (1) for any fiscal quarter other than the last fiscal quarter of the fiscal year for which such dividends and distributions are based, Borrower’s quarterly Reviewed financial statements or internally prepared quarterly financial statements certified by an accountant, which accountant and certificate shall be acceptable to Lender in its sole discretion, for the applicable fiscal quarter for which such dividends and distributions are based, (2) for the last fiscal quarter of the fiscal year for which such dividends and distributions are based, Borrower’s annual Audited financial statements for the fiscal year for which such dividends and distributions are based and (3) supporting calculations from Borrower in form satisfactory to Lender in its reasonable discretion to support the amount of the proposed dividends and distributions;

provided, however, that:

(A)                              no such dividends or distributions shall be made until the Lender has received Borrower’s financial statements as of the end of the eighth full fiscal quarter following Commencement of Production;

(B)                                such dividends and distributions shall be permitted only in an amount and to the extent (i) that Borrower’s Fixed Charge Coverage Ratio (measured in accordance with Section 7.33 of this Agreement) would not be less than 1.50 to 1.00 after taking into calculation the amount of the dividends and distributions to be made and (ii) no Default or Event of Default would result after giving effect to such dividend and/or distribution;

(C)                                for any fiscal year, such dividends and distributions shall be limited to fifty percent (50%) of Borrower’s Audited Net Income;

(D)                               (i) if any quarterly or annual financial statement of Borrower shows a Net Income of zero or less for such fiscal quarter or fiscal year for which the financial statement applies or (ii) if any quarterly financial statement of Borrower shows year to date Net Income of zero or less through the end of such fiscal quarter for which the financial statement applies, Borrower shall be prohibited from making any dividends or distributions based upon such financial statement.  By way of illustration, if Borrower’s quarterly financial statement for first fiscal quarter of fiscal year 2011 showed a negative Net Income for such fiscal quarter, then Borrower would be prohibited from making any dividends or distributions until Lender received a quarterly financial statement for a subsequent fiscal quarter that showed both (i) Net Income for such quarter greater than zero and  (ii) year to date Net Income through the end of such fiscal quarter of greater than zero; and

(E)                                 If Borrower elects to make dividends and distributions quarterly, then dividends and distributions shall be based upon Borrower’s fiscal year to date Net Income as of the end of such applicable fiscal quarter, provided, that the amount of dividends and distributions made during previous fiscal quarters for the applicable fiscal year shall be subtracted from the amount of dividends and distributions that would otherwise be permitted based upon the fiscal year to date Net Income of Borrower as of the end of the applicable fiscal quarter.

(c)                                  Notwithstanding anything in this Section 7.14 to the contrary, so long as no Default or Event of Default has occurred and is continuing and Borrower is a “pass-through” tax entity for United States federal income tax purposes, and after first providing such supporting documentation as Lender may request (including Reviewed financial statements setting forth the tax liabilities of each owner of Borrower), Borrower may make Tax Distributions.

7.15               Encroachments.  Borrower shall not permit any Improvements to be constructed on the Property which would cause an encroachment upon any easements, rights-of-way or adjoining properties.  When erected, the Improvements shall be wholly within any building restriction lines however established.  Borrower shall furnish at the request of Lender evidence satisfactory to Lender that Borrower is in compliance with this section including without limitation a survey showing the Improvements erected on the Property are free from the aforesaid violations.

7.16               Certificates.

(a)                                  Borrower shall furnish to Lender prior to final disbursement of funds under the Construction/Term Loan but not later than one hundred twenty (120) days after the completion of the Project (i) a copy of the original certificate of occupancy issued by the governmental authority having jurisdiction over the Property and all other necessary consents and approvals of any governmental boards, bureaus or departments having jurisdiction over the Property, (ii) all material certificates and approvals of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Property is situated, and (iii) all required licenses and agreements in respect of any easements extending beyond the boundary lines of the Property.

(b)                                 Borrower shall furnish to Lender prior to final disbursement of funds under the Project Addition Escrow Agreement but not later than sixty (60) days after the completion of the Project Addition (i) a copy of the original certificate of occupancy issued by the governmental authority having jurisdiction over the Property and all other necessary consents and approvals of any governmental boards, bureaus or departments having jurisdiction over the Property, (ii) all material certificates and approvals of the appropriate Board of Fire Underwriters or other similar body acting in and for the locality in which the Property is situated, and (iii) all required licenses and agreements in respect of any easements extending beyond the boundary lines of the Property.

7.17               Employee Plans.  Borrower shall (i) notify Lender promptly of the establishment of any Plan, except that prior to the establishment of any “welfare plan” (as defined in Section 3(1) of ERISA) covering any employee of Borrower for any period after such employee’s termination of employment other than such period required by the Consolidated Omnibus Budget Reconciliation Act of 1986, or “defined benefit plan” (as defined in Section 3(35) of ERISA), it will obtain Lender’s prior written approval of such establishment; (ii) at all times make prompt payments or contributions to meet the minimum funding standards of Section 412 of the Internal Revenue Code of 1986, as amended, with respect to each Plan; (iii) promptly after the filing thereof, furnish to Lender a copy of any report required to be filed pursuant to Section 103 of ERISA in connection with each Plan for each Plan year, including but not limited to the Schedule B attached thereto, if applicable; (iv) notify Lender promptly of any “reportable event” (as defined in Section 4043 of ERISA) or any circumstances arising in connection with any Plan which might constitute grounds for the termination thereof by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate United States District Court of a trustee to administer the Plan, the initiation of any audit or inquiry by the Internal Revenue Service or the Department of Labor of any Plan or transaction(s) involving or related to any Plan, or any “prohibited transaction” as defined in Section 406 of ERISA or Section 4975(c) of the Internal Revenue Code of 1986, as amended; (v) notify Lender prior to any action that could result in the assertion of liability under Subtitle E of Title IV of ERISA caused by the complete or partial withdrawal from any multiemployer plan or to terminate any defined benefit plan sponsored by Borrower; and (vi) promptly furnish such additional information concerning any Plan as Lender may from time to time reasonably request.

7.18               Construction; Change Orders.  All construction and development shall be performed in all material respects in accordance with the Plans and Specifications, appropriate set back requirements, any restrictive covenants and the requirements of any governmental authority, and the anticipated use to which the Improvements will be put will comply with all requirements of governmental authorities and any restrictive covenants to which the Property may be subject.  Except as specifically permitted by this Section, no plans and specifications shall be utilized and no changes shall be made in the Plans and Specifications referred to herein, unless first approved by Lender in writing, and any other party where approval may be required by Lender; provided, however, that Borrower may make changes to the Plans and Specifications without Lender’s approval if (i) Borrower notifies Lender in writing of such change within forty-eight (48) hours thereafter; (ii) Borrower obtains the approval of all parties whose approval is required, including the Project General Contractor, the Project Addition General Contractor and any Governmental Authority to the extent approval from such parties is required; (iii) sufficient funds are available in the Budget line items affected by the change; (iv) the structural integrity of the Improvements is not impaired; (v) no substantial change in architectural appearance is effected; (vi) the performance of the mechanical, electrical, and life safety systems of the Improvements is not adversely affected;  and (vii) the cost of or reduction resulting from any one such change does not exceed $50,000 and the aggregate change in cost of all such changes does not exceed $250,000.  For the purposes of computing such “aggregate change in cost,” pursuant to clause (vii), increases shall be added to, rather than netted against, decreases.  Borrower shall promptly furnish to Lender and the Inspecting Engineer, copies of all change orders, regardless of whether Lender’s approval is required.

7.19               No Modifications.  Except as expressly permitted under Section 7.18 immediately above, Borrower shall not amend, modify or terminate any Construction Document without Lender’s prior written consent.  Borrower shall not amend, modify or terminate any Operation Document or the Ground Lease without Lender’s prior written consent, which consent shall not be unreasonably delayed, conditioned or denied.

7.20               Books and Records.  Borrower shall maintain complete and accurate books and financial records in accordance with GAAP.

7.21               Hazardous Materials.  Borrower shall not cause or permit a release, omission or discharge of any Hazardous Materials in excess of amounts thereof permitted pursuant to applicable Environmental Laws.

7.22               Notice.  If Borrower shall receive any of the following:

(a)                                  notice that any violation of any Law or Environmental Law may have been committed or is about to be committed by Borrower or otherwise affecting the Improvements, or

(b)                                 notice that any administrative or judicial complaint or order has been filed or is about to be filed against Borrower, the Property or the Improvements alleging violations of any Environmental Law or requiring Borrower to take any action in connection with the release or threatened release of Hazardous Materials or solid waste into the environment, or

(c)                                  notice from a federal, state, or local governmental agency or private party alleging that Borrower may be liable or responsible for costs associated with a response to or cleanup of a release or disposal of a Hazardous Materials or solid waste into the environment or any damages caused thereby, including without limitation any notice that Borrower is a “potentially responsible party” as defined by CERCLA, or

(d)                                 notice under any Construction Document that Borrower is in default thereunder, or

(e)                                  notice under any Operation Document that Borrower is in default thereunder, or

(f)                                    notice under the Ground Lease that Borrower is in default thereunder, or

(g)                                 notice of any default under the Subordinated Loan Agreement, or

(h)                                 notice of any default under any of the Grants or any agreement executed in connection therewith,

then Borrower shall provide Lender with a copy of such notice within five (5) days of Borrower’s receipt thereof.  In addition, Borrower shall give prompt notice in writing to Lender of any breach of any of the representations, warranties or covenants in this Agreement or the other Loan Documents or any development or the occurrence of any event, financial or otherwise, which constitutes a Default or Event of Default or which constitutes a material default under any other agreement to which Borrower is a party or which may or shall materially and adversely affect the business, properties or affairs of Borrower or its ability to pay and perform its obligations under this Agreement or the other Loan Documents.

7.23               Litigation.  Borrower shall advise Lender within five (5) Business Days, in writing, of any actions, suits or proceedings brought against Borrower, the Property or the Improvements prior to full payment of the Loans, where the amount in dispute is in excess of $50,000.

7.24               Other Indebtedness.  Borrower shall not incur any Indebtedness other than the Permitted Indebtedness.

7.25               Inspection.

(a)                            Lender, or any person designated by Lender, shall have the right, from time to time hereafter (but not more than once per month unless a Default or Event of Default has occurred and is continuing), to call at Borrower’s place or places of business (or any other place where the collateral or any information relating thereto is kept or located, including but not limited to REG Services and REG Marketing) during reasonable business hours, without hindrance or delay, (i) to inspect, audit, check and make copies of and extracts from Borrower’s books, records, journals, orders, receipts, correspondence and other data relating to Borrower’s business or to any transactions between the parties hereto and whether such items or data are maintained in accordance with Borrower’s standard operating procedures or pursuant to this Agreement, (ii) to verify such matters concerning the collateral as Lender may consider reasonable under the circumstances, (iii) to discuss the affairs, finances and business of Borrower with any officers, employees or directors of Borrower, and (iv) to inspect the real property of Borrower, and any books, records, journals, orders, receipts, correspondence, notices, permits or licenses, with regard to, among other things, compliance with Environmental Laws.  Borrower will deliver to Lender, within five (5) days of request therefore, any instruments necessary to obtain records from any person maintaining the same.

(b)                           Lender may itself inspect or, at its option, retain the Inspecting Engineer to inspect (at the expense of Borrower), from time to time, (i) the construction of the Improvements, the Property and all materials used or held in storage on site to be used in the construction of the Improvements, (ii) the Plans and Specifications, (iii) the construction disbursements, and (iv) such other matters, documents and information as Lender deems reasonably necessary or desirable.  The Inspecting Engineer shall make reports of its inspections to Lender.  Lender’s and Inspecting Engineer’s inspection of the Property and the Improvements  and such other matters, documents and information is solely for its own benefit in administering this Agreement.  Such inspection may not be relied upon by any other party, person or entity, and any decision to (i) advance Construction/Term Loan proceeds or not to advance the Construction Loan proceeds or (ii) make Disbursements of the Project Addition Escrow Account or not make Disbursements of the Project Addition Escrow Account, shall not indicate, on behalf of Lender, any approval or disapproval of the status, quality or completion of the Improvements either at the time of, before or after such Advance or Disbursement, or refusal to issue an Advance or make a Disbursement is made.

(c)                            Borrower shall pay on demand or within ten (10) days thereafter all reasonable expenses reasonably incurred by Lender in acquiring information pursuant to this Section.

7.26               Bank Accounts; Other Commercial Banking Products.  Borrower shall set up and maintain with Lender all escrow, operating, investment, depository, security and reserve accounts and treasury management services for the Biodiesel Plant and its business operations, including without limitation, the Debt Service Fund Account, the Project Addition Escrow Account, Renewable Fuels Grant Account, and the Working Capital Escrow Account.  Borrower’s

operating accounts shall be non-interest bearing accounts.  In the event that Borrower procures any additional commercial banking products relative to the Biodiesel Plant, Borrower shall inform Lender and provide Lender with an opportunity to make a bid to provide such commercial banking product to Borrower.

7.27               Construction Escrow Account.  Borrower shall not withdraw any amounts from the Construction Escrow Account without the prior written consent of Lender or except as otherwise expressly permitted by this Agreement or the Project Construction Disbursing Agreement.

7.28               Debt Service Fund Account.  Borrower shall not withdraw any amounts from the Debt Service Fund Account without the prior written consent of Lender or except as otherwise expressly permitted by this Agreement or the Debt Service Fund Account Agreement.

7.29               Project Addition Escrow Account.  Borrower shall not withdraw any amounts from the Debt Service Fund Account without the prior written consent of Lender or except as otherwise expressly permitted by this Agreement, the Project Addition Construction Disbursing Agreement or the Project Addition Escrow Account Agreement.  All interest income earned on such funds deposited in the Project Addition Escrow Account shall remain in said account and shall be used for the payment of Project Addition Costs.

7.30               Renewable Fuels Grant Account.  Borrower shall not withdraw any amounts from the Debt Service Fund Account without the prior written consent of Lender or except as otherwise expressly permitted by this Agreement or the Renewable Fuels Grant Account Agreement.  All interest income earned on such funds deposited in the Renewable Fuels Grant Account shall remain in said account and shall be used for the payment of Project Costs.  Borrower shall cause the DCEO to directly deposit with Lender all Renewable Fuels Grant proceeds in the Renewable Fuels Grant Account. To the extent Borrower receives any Renewable Fuels Grant proceeds directly from the DCEO, Borrower shall promptly deposit such proceeds into the Renewable Fuels Grant Account.  The Renewable Fuels Grant proceeds shall be used for payment of the Project Costs and for no other purpose.

7.31               Reserved.

7.32               As-Built Survey.  Upon completion of the Project Addition, Borrower shall provide Lender with an “as-built” survey of the Property showing the dimensions and boundaries of the Property, the area of the Property in square feet; any then-existing improvements, including without limitation, the Project, fences, set-back lines, encroachments, roads, paths, driveways, rights of way, easements and other matters of interest to Lender with courses and distances so as to permit a verbal description of the Properties and of any other item noted on the survey, all of which shall be acceptable to Lender and the Title Company.  The survey shall be in compliance with the minimum standards as adopted by the American Land Title Association and the American Congress on Surveying and Mapping (2005), with a certificate of the surveyor in the form attached hereto as Exhibit E, with such additional requirements as Lender may request.

7.33               Financial Covenants.

(a)                                  Minimum Fixed Charge Coverage Ratio.  Commencing with the fiscal quarter ending June 30, 2009 (the “Financial Covenant Commencement Date”), Borrower shall maintain a Fixed Charge Coverage Ratio of at least 1.25 to 1.00 measured as of the end of each fiscal quarter thereafter.  The Fixed Charge Coverage Ratio shall be measured quarterly, on a rolling four-quarter basis, provided, however, that to the extent the Fixed Charge Coverage Ratio is measured during the first three (3) quarters following Commencement of Production at the Biodiesel Plant, the measurement of EBITDA for purposes of the Fixed Charge Coverage Ratio shall be made on an annualized basis.

(b)                                 Maximum Funded Debt to EBITDA Ratio.  Commencing on the Financial Covenant Commencement Date, Borrower shall maintain a Funded Debt to EBITDA Ratio of not more than:

(i)                                     4.50 to 1.00 measured as of the end of the fiscal quarter ending on the Financial Covenant Commencement Date; then

(ii)                                  4.50 to 1.00 measured as of the end of the fiscal quarter ending September 30, 2009; then

(iii)                               4.00 to 1.00 measured as of the end of the fiscal quarter ending December 31, 2009; and then

(iv)                              3.00 to 1.00 measured as of the end of each fiscal quarter thereafter.

The Funded Debt to EBITDA Ratio shall be measured quarterly, on a rolling four-quarter basis, provided, however, that to the extent that the Funded Debt to EBITDA Ratio is measured during the first three (3) quarters following Commencement of Production at the Biodiesel Plant, the measurement of EBITDA for purposes of the Funded Debt to EBITDA Ratio shall be made on an annualized basis.

7.34                           Capital Expenditures.  Commencing upon the final completion of the Project Addition, Borrower shall not make Capital Expenditures which exceed $300,000 during any fiscal year of the Borrower.

7.35                           Ownership of Improvements.   Borrower shall be the owner of the fee interest in the Improvements at the Property at all times.

7.36                           Intentionally Omitted.

7.37                           Infrastructure Grants.  Borrower shall use commercially reasonable efforts to cause the City to use all of the proceeds from the Infrastructure Grants to build the infrastructure improvements supporting the Biodiesel Plant as contemplated by Infrastructure Grants and any and all agreements executed in connection therewith.

7.38                           Collateral Appraisal.  Upon Lender’s request, Borrower shall, at the Borrower’s expense, provide to Lender an appraisal of the Collateral, including an Accounts and Inventory Audit, by a third-party appraiser acceptable to the Lender in its sole discretion, provided, that so long as no Default or Event of Default has occurred and is continuing, Lender shall not request such appraisal of Collateral more than once per calendar year.

7.39                           Liens and Security Interests.  Borrower shall not create or suffer to exist any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of  the Collateral, whether now owned or hereafter acquired, except for Liens in favor of Lender and Permitted Liens.

7.40                           Restricted Investments.  Borrower shall not make or permit to exist any loans or advances to or any other investment in any Person (including any shareholders of Borrower or any Affiliates), except investments in (i) interest-bearing United States Government obligations, (ii) prime commercial paper rated AAA by Standard and Poor’s or Prime P-1 by Moody’s Investor Service, Inc., (iii) agreements involving the sale and guaranteed repurchase of United States Government securities, or (iv) any other investments for which Lender has given its prior written consent.  All instruments and documents evidencing such investments shall be pledged to Lender promptly after Borrower’s receipt thereof, shall be security for the Obligations, and shall be Collateral hereunder.

7.41                           Payment of Taxes.  Borrower shall pay and discharge, before they become delinquent, all taxes, assessments and other governmental charges imposed upon it, its properties, or any part thereof, or upon the income or profits therefrom and all claims for labor, materials or supplies which if unpaid might be or become a lien or charge upon any of its property, except such items as it is in good faith appropriately contesting and as to which adequate reserves have been provided to Lender’s reasonable satisfaction.

7.42                           Maintenance of Properties and Leases.  Borrower shall (i) maintain, preserve and keep its properties, including, without limitation, the Collateral, and every part thereof in good repair, working order and condition (except for such properties as Borrower in good faith determines are not useful in the conduct of its business), (ii) from time to time make all necessary and customary property repairs, renewals, replacements, additions and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained, and (iii) maintain all leases of real or personal property in good standing, free of any defaults by Borrower thereunder.

7.43                           Material Contracts.  Borrower shall not enter into any material contract related to the construction or operation of the Biodiesel Plant without the prior written consent of Lender.

7.44                           Intentionally Omitted.

7.45                           Compliance with Anti-Terrorism Orders.  Borrower warrants, represents and covenants that Borrower, nor any of its affiliated entities is or will be an entity or person (i) that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) (herein referred to as “EO13224”), (ii) whose name appears on the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”) most current list of “Specifically Designed National and Blocked Persons” (which list may be published from time to time in various mediums including, but not limited to, the OFAC website, http:www.treas.gov/ofac/t11sdn.pdf), or (iii) whose name appears on any other such list issued pursuant to EO13224.  (Any and all parties or persons described in subparts (i) through (iii) above are herein referred to as “Prohibited Persons”).  In addition, Borrower further warrants, represents and covenants that Borrower will not permit the transfer of any interest in Borrower to any Prohibited Person.  Borrower covenants and agrees that Borrower will (i) conduct any business, nor engage in any transaction or dealing with any Prohibited Person, including, but not limited to, the making or receiving of funds, goods, or services to or for the benefit of a Prohibited Person, or (ii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in EO13224.  Borrower further covenants and agrees to immediately notify Lender if Borrower has knowledge that it has not fully complied with the representations and covenants made in this paragraph.  Borrower covenants and agrees to deliver from time to time to Lender any such certification or other evidence as may be requested by Lender in its sole and absolute discretion, confirming that Borrower has fully complied with its representations and covenants made in this paragraph.

7.46                           Transactions With Affiliates.

(a)                                  Borrower shall not enter into or be a party to any transaction or arrangement, including without limitation, the purchase, sale or exchange of property of any kind or the rendering of any service, with any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower’s business and upon fair and commercially reasonable terms substantially as favorable to the Borrower as those which would be obtained in a comparable arms-length transaction with a non-Affiliate.  Lender acknowledges and agrees that the agreements listed on Schedule 7.46, in the form existing as of the date hereof, do not violate the above provisions of this Section 7.46.

(b)                                 Notwithstanding the foregoing to the contrary, following the occurrence of an Event of Default, Borrower shall not pay a bonus, incentive payment, management fee, or similar payment (excluding the Monthly Fee, as such term is defined in the MOSA) to REG, any Affiliate of REG , or any Affiliate.

7.47                           Sale-Leasebacks; Subsidiaries; New Business.  Borrower shall not enter into any sale and leaseback transaction with respect to any of its properties, create any subsidiary, or manufacture any goods, render any services or otherwise enter into any business which is not substantially similar to that existing or contemplated on the Closing Date or business incidental thereto.

7.48                           Change of Control.  Without the prior written consent of Lender, Borrower shall not take any action that would trigger a Change of Control as defined under the Oil Feedstock Supply Agreement.

7.49                           Sales of Raw Materials.  Any raw materials purchased by Borrower (including, without limitation, soybean oil feedstock and animal fat feedstock) shall be used only for its own internal business purposes, unless Lender otherwise consents in writing.  Notwithstanding the foregoing, Borrower may sell raw materials to its Affiliates, REG and the Affiliates of REG provided that:

(i)                                     Borrower provides evidence acceptable to Lender that proceeds received from any such sale are equal to or greater than the amount paid by Borrower for such raw materials;

(ii)                                  the purchaser of said raw materials pays for all costs in connection with the transportation and delivery of such raw materials;

(iii)                               no Event of Default shall exist; and

(iv)                              said sale of raw materials would not result in a breach under any material agreement to which Borrower is a party.

SECTION 8.                                EVENTS OF DEFAULT AND REMEDIES.

8.1                     Events of Default.

Any of the following shall constitute an Event of Default hereunder:

(a)                                  If Borrower shall fail to pay any sum due and owing under either of the Loans on the date each such amount becomes due and payable or if Borrower shall fail to pay any other monetary obligation hereunder or under any of the other Loan Documents on the date each such amount becomes due and payable, and such failure continues for a period of five (5) Business Days after said amount was due.

(b)                                 If Borrower breaches or fails to comply with any covenant made by it in this Agreement or in any of the other Loan Documents, including, without limitation, any of the financial covenants in Section 7.33 of this Agreement (other than a failure which would be an Event of Default under another subsection of this Section 8.1), which breach or failure to comply is not cured to Lender’s satisfaction within thirty (30) days following written notice from Lender of such breach or failure to comply with such covenant  (but during such cure period, Lender may suspend making any further Advances to the Borrower); provided further, that if such breach or failure to comply (i) is incurable, (ii) results in a lien that has priority over Lender’s lien in the Collateral and the priority of Lender’s lien is not fully insured over such prior lien by Lender’s title policy, or (iii) if the Borrower has committed any fraud or conversion as to such Collateral or misrepresentation as to the value or condition of such Collateral, Lender need not provide the Borrower with any notice of or right to cure such breach or failure to comply.

(c)                                  If at any time any representation or warranty made by Borrower herein or in any of the Loan Documents, including any Affidavit submitted with any request for Advance, shall be materially incorrect, and such materially incorrect representation or warranty could reasonably be expected (in Lender’s sole discretion) to have a material adverse effect on Borrower, the Improvements and/or the ability of Borrower pay and/or perform the Obligations.

(d)                                 If any default or event of default shall exist under any of the Loan Documents other than this Agreement and such default or event of default shall continue beyond any applicable grace or cure periods.

(e)                                  If the construction of the Improvements be not carried on with reasonable dispatch, and materially in accordance with the Schedule of Construction, or at any time be discontinued for a period of twenty (20) consecutive business days provided, however, this paragraph shall not apply to Unavoidable Delays.

(f)                                    If Borrower, other than as permitted under the Loan Documents, executes any security agreement, chattel mortgage or other instrument creating a security interest in any materials, fixtures or articles intended to be incorporated in the Improvements or the appurtenances thereto, or in any articles of personal property placed in the Improvements, or files or permits the filing of a financing statement publishing notice of such security interest, or if any of such materials, fixtures or articles be not purchased so that the ownership thereof will vest unconditionally in Borrower on delivery at the Property, or if Borrower does not promptly produce to Lender upon demand the contracts, bills of sale, statements, receipted vouchers or agreements, or any of them, under which Borrower claims title to such materials, fixtures and articles.

(g)                                 [Intentionally Omitted].

(h)                                 If Borrower defaults beyond any applicable grace or cure period under the terms of any other indebtedness of Borrower, and such default could reasonably be expected to have a material adverse effect on Borrower, the Project, and/or Borrower’s ability to pay and/or perform the Obligations.

(i)                                     If Borrower assigns this Agreement or any Advance to be made hereunder or any interest in either, or if the Property and/or the Improvements is conveyed, assigned, mortgaged, pledged or encumbered in any way other than as herein provided without the prior written consent of Lender.

(j)                                     If any statements, details, budgets or revisions submitted by Borrower to Lender indicates, in the reasonable opinion of Lender that (i) the estimated cost of construction of the Project  is in excess of the amount of funds available to Borrower to complete and pay for such construction and if Borrower fails to advance sufficient funds to provide for such excess within fifteen (15) days after demand therefor or (ii) the estimated cost of construction of the Project Addition is in excess of the amount of funds available to Borrower under the Project Addition Escrow Account to complete and pay for such construction and if Borrower fails to advance sufficient funds to provide for such excess within fifteen (15) days after demand therefor.

(k)                                  If a lien or claim of lien in excess of $50,000 for the performance of work or the supply of materials be filed against the Property or the Improvements and remains unsatisfied for a period of fifteen (15) days after the date of filing thereof, or if the Title Company refuses to insure or commit to insure any Advance made hereunder, provided that Borrower may cure this default by escrowing an amount equal to 125% of the amount of such claim with Lender.

(l)                                     If Borrower shall generally not pay its material debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; if any proceeding shall be instituted by Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property; if any proceeding shall be instituted against Borrower seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property and any such proceeding is not dismissed within sixty (60) days; or if Borrower shall take any action to authorize any of the actions set forth in this subsection (l).

(m)                               If any Guarantor shall generally not pay its material debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; if any proceeding shall be instituted by any Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property; if any proceeding shall be instituted against any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or similar official for it or for any substantial part of its property and any such proceeding is not dismissed within sixty (60) days; or if any Guarantor shall take any action to authorize any of the actions set forth in this subsection (m).

(n)                                 If any judgment or order, singly or in the aggregate, for the payment of money in excess of $100,000 shall be rendered against Borrower or any of its assets and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order, or (ii) there shall be any period of fifteen (15) consecutive days during which a stay of enforcement of such judgment or order by reason of a pending appeal or otherwise, shall not be in effect.

(o)                                 If any provision of any Loan Document after delivery thereof shall for any reason cease to be valid and binding on Borrower, or Borrower shall so state in writing; or the Leasehold Mortgage after delivery thereof to Lender shall for any reason, except to the extent permitted by the terms thereof, cease to create a valid and perfected first priority lien and security interest in any of the collateral purported to be covered thereby, except to the extent due solely to Lender’s gross negligence or willful misconduct.

(p)                                 If any Guarantor shall fail to materially perform, observe or comply with, or a default or event of default shall occur under any of the terms, covenants, conditions or provisions contained in its Guaranty and in any such instance, any applicable cure period has elapsed, or if the Guaranty shall for any reason cease to be valid and binding on any Guarantor, or Guarantor shall so state in writing.

(q)                                 If there shall occur, in the reasonable judgment of Lender, any material adverse change in the financial condition, business, operations or prospects of Borrower or REG.

(r)                                    Any challenge, whether by litigation or otherwise, shall be asserted against the validity of this Agreement, the development of the Biodiesel Plant or any of the transactions carried out pursuant to any of them, including, without limitation, a claim that Borrower has no authority to enter into them, or that such transactions violate any federal, state or municipal constitution, charter, law, ordinance, regulation, resolution or rule, or any court order, and such challenge shall not be resolved or dismissed within sixty (60) days following the date that Borrower first becomes aware of such challenge or should have reasonably known of such challenge.

(s)                                  If notice is given to Lender purporting to terminate the operation of the Leasehold Mortgage as security for future advances and/or future obligations.

(t)                                    If any Event of Default shall occur under the under any loan document evidencing the REG Ventures Subordinated Indebtedness, including, but not limited to the Subordinated Loan Agreement or the Convertible Subordinated Note.

(u)                                 If  (i) there shall occur any default or event of default under the Ground Lease which could reasonably be expected to lead to a termination of the Ground Lease, or (ii) there shall occur any termination of such Ground Lease.

(v)                                 If (i) Borrower shall receive a notice from Project General Contractor that Project General Contractor intends to stop work or terminate the Project General Construction Contract due to Borrower’s breach of or failure to perform under the Project General Construction Contract, including, without limitation, failure to make payment, and Borrower fails to cure such breach or failure to perform within fifteen (15) days after receipt of such notice, (ii) there shall occur any other default or event of default under the Project General Construction Contract which is not waived by Project General Contractor, (iii)  Borrower shall receive a notice from Project Addition General Contractor that Project Addition General Contractor intends to stop work or terminate the Project Addition General Construction Contract due to Borrower’s breach of or failure to perform under the Project Addition General Construction Contract, including, without limitation, failure to make payment, and Borrower fails to cure such breach or failure to perform within fifteen (15) days after receipt of such notice or (iv) there shall occur any other default or event of default under the Project Addition General Construction Contract which is not waived by Project Addition General Contractor.

(w)                               If there shall occur any default or event of default by Borrower under the Equipment Purchase and Sale Agreement which is not waived by De Smet, or any termination of such Equipment Purchase and Sale Agreement.

(x)                                   If there shall occur any default or event of default by Borrower under any of the Operation Documents which default or event of default is not waived, or any termination of any such Operation Documents.

(y)           If there shall occur any default or event of default by Borrower under the Rate Management Agreement, including, without limitation, any nonpayment by Borrower of any Rate Management Obligation when due, and such default shall continue for more than five (5) days after written notice of the same to Borrower.

(z)            If there shall occur any default or event of default under the IFA Guaranty or any agreement executed in connection with the IFA Guaranty, or if the IFA Guaranty is revoked, terminated or otherwise cancelled by the IFA for any reason; provided, however, it shall not be an Event of Default hereunder if the IFA Guaranty is replaced with a substitute guaranty with terms and conditions acceptable to Lender, in its sole discretion, in an amount equal or greater than the IFA Guaranty by a guarantor acceptable to Lender, in its sole discretion, within sixty (60) days after the IFA has delivered to Borrower and/or Lender its notice of revocation of the IFA Guaranty.

(aa)         If there shall occur any default or event of default under any agreement executed by Borrower and the DCEO in connection with the Renewable Fuels Grant, or if the Renewable Fuels Grant is revoked, terminated or otherwise cancelled by the DCEO for any reason.

(bb)         If there shall occur any default or event of default under any agreement executed in connection with the Economic Development Programming Assistance Grant, including without limitation (i) the Company/Local Agency Agreement or (ii) the State/Local Joint Agreement, or if the Economic Development Programming Assistance Grant is revoked, terminated or cancelled for any reason, including, without limitation, the failure of Borrower to submit any reports required in connection with the Economic Development Programming Assistance Grant.

(cc)         If there shall occur any default or event of default under any agreement executed in connection with the CDBG Grant, or if the CDBG Grant is revoked, terminated or otherwise cancelled by the City for any reason, and such default has a material adverse effect on Borrower, the Project, and or the ability of Borrower to pay and/or perform the Obligations.

(dd)         If there shall occur any default or event of default under any agreement executed in connection with either of the TARP Grants, or if either of the TARP Grants are revoked, terminated or otherwise cancelled by either the IDOT or the City for any reason, and such default has a material adverse effect on Borrower, the Project, and or the ability of Borrower to pay and/or perform the Obligations.

(ee)         (i) The Biodiesel Plant fails to produce at least ten (10) million gallons of Biodiesel Fuel during any one year period after Commencement of Production, or (ii) after Commencement of Production, Borrower fails to operate the Biodiesel Plant for one full year.

(ff)           If the Project Addition is not completed by the Project Addition Completion Date.

8.2       Remedies.  Upon the occurrence of any Event of Default and in addition to all remedies conferred upon Lender by law or in equity, by the terms of the Loan Documents, or by the terms of any other documents serving as security for Borrower’s indebtedness, Lender may pursue any one or more of the following remedies:

(a)           To cancel this Agreement by written notice to Borrower, in which event Lender shall be fully released and relieved of all obligations and liabilities to Borrower.

(b)         To institute appropriate proceedings to specifically enforce performance hereof.

(c)           To withhold further Advances hereunder.

(d)           To take immediate possession of the Project and Borrower’s leasehold interest in the Property, as well as all other property to which fee or leasehold title is held by Borrower (and which Lender has a security interest) as is necessary to fully complete all on-site and off-site improvements contemplated to be developed and/or constructed under this Agreement.

(e)           To appoint a receiver as a matter of strict right without regard to the solvency of Borrower for the purpose of preserving the property above described, preventing waste, and to protect all rights accruing to Lender by virtue of this Agreement, or under the Loan Documents and expressly to make any and all further improvements, whether on-site or off-site, as may be determined by Lender for the purpose of completing the Project in accordance with this Agreement.  All expense incurred in connection with the appointment of said receiver, or in protecting, preserving, or improving the Property or the Project, shall be chargeable against Borrower and shall be enforced as a lien against the Property and the Project.

(f)            To accelerate maturity of the Leasehold Mortgage, and/or the Notes, and demand payment of the principal sums due thereunder with interest, advances, and costs, and in default of said payment or any part thereof, to exercise the power of sale if given and available, and pursue its other rights and remedies under the Leasehold Mortgage or the other Loan Documents.

(g)           To foreclose and to enforce collection of such payment by foreclosure under the Leasehold Mortgage, and/or other appropriate action in any court of competent jurisdiction.

(h)           Upon or after the occurrence and during the continuation of any Event of Default, Lender is hereby authorized at any time and from time to time, without notice to the Borrower (any such notice being hereby waived by the Borrower), to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender to or for the credit or the account of the Borrower against any and all of the obligations of Borrower to Lender irrespective of whether or not Lender shall have made any demand under this Agreement or the other Loan Documents and although such obligations may be unmatured.  The rights of Lender hereunder are in addition to other rights and remedies (including, without limitation, other rights of set-off) which Lender may have.

The remedies and rights of Lender shall be cumulative and not exclusive of any other remedies of Lender under any other provision of this Agreement or under any other instrument or at law or in equity.  Lender shall be privileged and have the absolute right to resort to any one or more, or all of said remedies, none to the exclusion of the others, concurrently or successively, in such order, as Lender may select.  Except if Lender chooses the option of specific performance, Lender shall have the absolute right to refuse to disburse and to apply any balance of Loan funds as a payment toward the Leasehold Mortgage and the Notes, and to the extent allowed by law.  No other party, whether contractor, materialman, laborer, subcontractor or supplier, shall have any interest in the Loan funds so applied and shall not have any right to garnish, require or compel payment thereof toward discharge or satisfaction of any claim or lien which they or any of them have or may have for work performed or materials supplied to the construction project.  Any additional funds shall be secured by the lien of the Leasehold Mortgage and the Security Agreement, and shall be considered a part of the Loans as though initially included therein.

SECTION 9.    LENDER’S RIGHT TO COMPLETE.

9.1       Lender’s Right. Upon the occurrence of any Event of Default described in Section 8 which would give Lender the right under this Agreement to refrain from making any further Advance hereunder, Lender, at its sole option (whether or not it exercised any rights under Section 8) but without any obligation upon Lender to do so, may at any time thereafter (1) advance the proceeds of the Loan or any part thereof, or if necessary, sums in excess of the Loan proceeds, to the Project General Contractor, any subcontractor or any person furnishing labor or material in the construction of the Project for the account of Borrower, and the sums so paid or advanced shall for the purposes of this Agreement, be deemed to have been advanced to Borrower pursuant to the provisions hereof; (2) disburse the proceeds of the Project Addition Escrow Account or any part thereof to the Project Addition General Contractor, any subcontractor or any person furnishing labor or material in the construction of the Project Addition, and (3) take possession of the Property and the Improvements together with all materials, equipment and improvements thereon whether affixed to the realty or not, and all Plans and Specifications, which Borrower hereby assigns to Lender, and Lender shall have the right but shall be under no obligation to perform any and all work and labor necessary to complete the Improvements substantially according to the Plans and Specifications and may employ watchmen or take any action it may deem necessary to protect them from depredation or injury.

9.2       Lender’s Implementation.  To implement the rights of Lender under this Section 9, Lender shall have the authority and right to complete the Improvements as follows:

(a)                            to use the balance of the Loan including any funds of Borrower which may not have been advanced for the purpose of completing the Improvements;

(b)                                 to use the balance of the Project Addition Escrow Account which may not have been disbursed for the purpose of completing the Improvements;

(c)                                  to make such additions and changes and corrections in the Plans and Specifications as may be necessary or desirable to complete the Improvements in substantially the manner contemplated in the Plans and Specifications;

(d)           to succeed to the rights of Borrower under the Project General Construction Contract, the Project Addition General Construction Contract and all or any one or more Subcontracts, or to make new contractual arrangements to employ the present or new contractors, subcontractors, agents, architects and inspectors as shall be required;

(e)           to cure any breach or failure to perform by Borrower under the Project General Construction Contract for which Project General Contractor has given Borrower and/or Lender notice that Project General Contractor will or intends to either (i) stop work pursuant to the Project General Construction Contract or (ii) terminate such Project General Construction Contract;

(f)  to cure any breach or failure to perform by Borrower under the Project Addition General Construction Contract for which Project Addition General Contractor has given Borrower and/or Lender notice that Project Addition General Contractor will or intends to either (i) stop work pursuant to the Project Addition General Construction Contract or (ii) terminate such Project Addition General Construction Contract;

(g)  to pay, settle or compromise all existing bills and claims which may be or become liens against the Property or Improvements or as may be necessary or desirable for completion of the Improvements or for the clearance of title;

(h) to execute all applications, certificates or instruments in the name of Borrower which may be required by any governmental authority or contract; and

(i)   to do any and every act which Borrower might or could do in its own behalf.

Lender, in its name, or on behalf of Borrower, shall also have power to prosecute and defend all actions and proceedings in connection with the construction of the Improvements on the Property and to take such action and require such performance as it deems necessary.  Borrower hereby assigns and quitclaims to Lender all sums unadvanced hereunder conditioned upon the use of said sums in trust for the completion of the Improvements, such assignment to become effective only at the option of Lender upon the occurrence and continuance of an Event of Default described in Section 8.  In addition it is agreed that Lender may, at its option, expend money in completing said construction and protecting and preserving the Property, which shall be over and above the total amount of the funds in the Loan fund to the maximum extent permitted by the law of the applicable jurisdiction, and said money when so expended, shall be added to the principal of the Loans and the same, together with interest thereon at the Default Rate, shall be secured by the lien of the Loan Documents and shall be payable by Borrower on demand.

9.3           Lender May Perform Obligations; Further Assurances.  Upon the occurrence and during the continuance of and Event of Default, Borrower shall permit Lender, if Lender so elects in its sole discretion, to pay or perform Borrower’s Obligations hereunder or under the other Loan Documents and to reimburse Lender, on demand, or, if Lender so elects, by Lender making either (i) an Advance against the Loan on Borrower’s behalf or (ii) debiting any account maintained by Borrower with Lender for any and all fees and charges due hereunder, including, without limitation, the accounts established by Borrower with Lender pursuant to this

Agreement, for all amounts expended by or on behalf of Lender in connection therewith and all reasonable costs and expenses incurred by or on behalf of Lender in connection therewith.

SECTION 10.    GENERAL CONDITIONS.

The following conditions shall be applicable throughout the terms of this Agreement:

10.1                           No Waiver.  No Advance under any of the Loans shall constitute a waiver of any of the obligations set forth herein, nor, in the event Borrower is unable to satisfy any such condition, shall any such waiver have the effect of precluding Lender from thereafter declaring such inability to be an Event of Default as hereinafter provided.

10.2                           Form Satisfactory.  Not in any way in limitation of any other provision of this Agreement, all proceedings taken in connection with the transactions provided herein, all documents required or contemplated by this Agreement, the designation of the persons responsible for the preparation and execution thereof, and the form of policies of insurance and the issuers thereof shall be reasonably satisfactory to Lender.

10.3                           Notices.  Any notice, request, demand, consent, confirmation or other communication hereunder shall be in writing and delivered (i)  in person, by messenger or overnight courier, (ii) by registered or certified mail, return receipt requested and postage prepaid, or (iii) by facsimile, to the applicable party at its address or facsimile number set forth below, or at such other address or facsimile number as such party hereafter may designate as its address for communications hereunder by notice so given.

If to Borrower:	Blackhawk Biofuels, LLC
22 South Chicago Avenue
Freeport, IL 61032-4230
Attention: Ronald L. Mapes, Chair
Facsimile: (815) 235-4727

and also:	Lindquist & Vennum PLLP
4200 IDS Center
80 South Eighth Street
Minneapolis, MN 55402-2274
Attention: Dean R. Edstrom, Esq.
Facsimile: (612) 371-3207

and also:	Renewable Energy Group, Inc.
416 S. Bell Avenue
PO Box 888
Ames, Iowa 50010
Attention: Jeffrey Stroburg
Facsimile: (515) 239-8009

and also:	Nyemaster, Goode, West, Hansell & O’Brien, PC
700 Walnut Street, Suite 1600

Des Moines, Iowa 50309-3899
Attention: Rick Neumann
Facsimile No.: (515) 283-3108

If to Lender:	Fifth Third Bank
8000 Maryland Avenue, Suite 1400
St. Louis, Missouri 63105
Attention: Shawn Hagan and Mary Ann Lemonds
Facsimile No.: (314) 889-3377

and also:	Husch Blackwell Sanders LLP
190 Carondelet Plaza, Suite 600
St. Louis, Missouri 63105
Attention: Edward J. Lieberman, Esq.
Facsimile No.: (314) 480-1505

Such notices and communications shall be deemed delivered upon receipt (or refusal to accept delivery) provided that all notices and communications sent by facsimile shall also be evidenced by the facsimile machine’s confirmation identifying the recipient’s facsimile number and transmission and provided further that all notices or other communications sent by facsimile shall also delivered by another means permitted by under this Section.

10.4         No Oral Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

10.5         Additional Remedies.  The remedies herein provided shall be in addition to and not in substitution for the rights and remedies which would otherwise be vested in Lender in any Loan Document or in law or equity, all of which rights and remedies are specifically reserved by Lender.  The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently.  The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof nor shall use of any of the remedies hereby provided prevent the subsequent or concurrent resort to any other remedy or remedies.  It is intended that all remedies herein provided for or otherwise available to Lender shall continue and be each and all available to Lender until all sums due it by reason of this Agreement have been paid to it in full and all obligations incurred by it in connection with the construction or operation of the Improvements have been fully discharged without loss or damage to Lender.

10.6         No Partner.  Lender is not a partner with Borrower or any other party in the building of the Improvements.  Lender shall not in any way be liable or responsible by reason of the provisions hereof, or otherwise, for the payment of any claims growing out of the operation of any Improvements.

10.7         The Collateral Documents as Security.  The Collateral Documents shall constitute security for all monies advanced by Lender and all obligations incurred by Lender in excess of the Loans advanced or incurred by Lender pursuant to the authority of this Agreement; and all such monies advanced and obligations incurred shall constitute a lien upon Borrower’s interest in the Property and Improvements secured by the Collateral Documents and recovery therefore may be had by Lender upon the Collateral Documents in addition to all other remedies herein granted to Lender.

10.8         Usury Savings.  Notwithstanding any provision herein or in any other Loan Document, the total liability of Borrower for any payments of interest or in the nature of interest shall not exceed the limits imposed by the usury laws of the State of Missouri.  In the event that such payment is paid by Borrower or received by Lender, then such excess sum shall be credited as a payment of the principal amount of the Obligations, unless Borrower shall notify Lender, in writing, that they elect to have such excess sum returned forthwith.  Such return or credit shall not cure or waive any Event of Default under this Agreement, the Leasehold Mortgage or any other Loan Document.

10.9         Assignment by Lender.  Lender may pledge or otherwise hypothecate or may assign in whole or in part, or issue participating interests in amounts of up to $10,000,000 in the aggregate, in and to this Agreement and any of its rights and security hereunder, and the Notes, the Leasehold Mortgage and all other Loan Documents, to any other person, firm or corporation provided that all of the provisions of this Agreement shall continue to apply to the Loans, the Notes, the Leasehold Mortgage and the other Loan Documents.  In the event of such assignment, it shall be deemed in compliance by Lender with this Agreement and to have been made in pursuance of this Agreement and not to be in modification hereof and the Advances made by any such assignee shall be evidenced and secured by the Notes, and the Leasehold Mortgage.  In the case of any such transfer, whether by assignment, issuance of participations, pledge, or hypothecation, by Lender, Borrower will accord full recognition thereto and agrees that all rights and remedies of Lender in connection with the interest so transferred shall be enforceable against Borrower by such institution with the same force and effect and to the same extent as the same would have been enforceable by Lender but for such transfer.

10.10       Signs.  Borrower agrees, upon Lender’s request, to erect and maintain a sign in form acceptable to Lender on the Property during construction of the Improvements which indicates that Lender is providing construction financing for the Biodiesel Plant.

10.11       Additional Documents.  Borrower agrees upon demand to do any act or execute any additional documents (including, but not limited to, security agreements on any personalty included or to be included in the Property or the Improvements) as may be reasonably required by Lender to secure the Notes, to confirm the lien of the Leasehold Mortgage, or any other applicable Loan Document, or to otherwise create, evidence, assure or enhance Lender’s rights and remedies under, or as contemplated by, the Loan Documents or at law or in equity.  All of said documents shall be in form and substance prepared by or acceptable to Lender.

10.12       Binding Effect; Continuing Agreement.  The terms, conditions, covenants, agreement, powers, privileges, notices and authorizations herein contained shall extend to, be binding upon and available to the heirs, executors, administrators, successors and, to the extent permitted hereunder, the assigns of each of the respective parties hereto.  Notwithstanding the foregoing, Borrower shall not, without the prior written consent of Lender, assign or transfer voluntarily or by operation of law this Agreement.  An assignment or transfer in violation of this provision shall be invalid and of no force or effect.  Borrower’s obligations, covenants, representations and warranties hereunder shall continue beyond the final disbursement of the Loan made hereunder for so long as Borrower has any obligations outstanding Lender, or Lender has any lien on any property of Borrower.

10.13       Governing Law.  This Agreement and each transaction consummated hereunder shall be deemed to be made under the laws of the State of Missouri and shall be construed in accordance with and governed by the laws of such State.

10.14       Headings.  The titles and headings of the paragraphs of this Agreement have been inserted for convenience of reference only and are not intended to summarize or otherwise describe, or limit, modify or expound upon the subject matter of such paragraphs.

10.15       Lender’s Discretion.  Any condition of this Agreement which requires the submission of evidence of the existence or non-existence of a specified fact or facts implies as a condition the existence or non-existence, as the case may be, of such fact or facts and Lender shall, at all time, be free independently to establish to its satisfaction and in its reasonable discretion such existence or non-existence.  Except as otherwise expressly provided in this Agreement, whenever Lender’s judgment, consent or approval is required hereunder for any matter, or Lender shall have an option or election hereunder, such judgment, the decision as to whether or not to consent to or approve the same or the exercise of such option or election shall be in the sole discretion of Lender.

10.16       Consent to Forum.  As part of the consideration for new value this day received, Borrower hereby consents to the jurisdiction of any state court located within St. Louis County, Missouri or the United States District Court, Eastern District of Missouri, Eastern Division, and waives personal service of any and all process upon Borrower and consents that all such service of process be made by certified or registered mail directed to Borrower at the address set forth in the preliminary statements hereof, and service so made shall be deemed to be completed upon actual receipt thereof.  Nothing contained herein should be deemed to affect the parties’ right to remove to Federal Court within the Eastern District of Missouri.  Borrower waives any objection to jurisdiction and venue of any action instituted against Borrower as provided herein and agrees not to assert any defense based on lack of jurisdiction or venue.  Borrower further agrees not to assert against Lender (except by way of a defense or counterclaim in a proceeding initiated by Lender) any claim or other assertion of liability with respect to this Agreement, the Notes, any of the Loan Documents, Lender’s conduct in respect of any of the foregoing or otherwise in any jurisdiction other than the foregoing jurisdictions.  Nothing in this section shall affect the right of Lender to serve legal process in any other manner permitted by law or affect the right of Lender to bring any action or proceeding against Borrower in the courts of any other jurisdictions.

10.17       Waiver of Jury Trial.  TO THE FULLEST EXTENT PERMITTED BY LAW, AND AS SEPARATELY BARGAINED FOR CONSIDERATION TO LENDER, BORROWER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY (WHICH LENDER ALSO WAIVES) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, ANY OF THE LOAN DOCUMENTS OR LENDER’S CONDUCT IN RESPECT OF ANY OF THE FOREGOING.

10.18       Incorporation by Reference; Statement Required By Mo. Rev. Stat. Section 432.047. All of the terms of the other Loan Documents are incorporated in and made part of this Loan Agreement by reference.  Pursuant to Mo. Rev. Stat. Section 432.047, Lender hereby gives the following notice to Borrower:

“Oral agreements or commitments to loan money, extend credit or to forbear from enforcing repayment of a debt including promises to extend or renew such debt are not enforceable, regardless of the legal theory upon which it is based that is in any way related to the credit agreement.  To protect you (borrower(s)) and us (creditor) from misunderstanding or disappointment, any agreements we reach covering such matters are contained in this writing, which is the complete and exclusive statement of the agreement between us, except as we may later agree in writing to modify it.”

10.19       Counterparts.  This Agreement may be executed in counterparts including facsimile counterparts), any one of which shall be deemed an original, and all of which taken together shall be treated as one document.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

BLACKHAWK BIOFUELS, LLC,
a Delaware limited liability company

By:	/S/ Ronald L. Mapes
Ronald L. Mapes, Chair

FIFTH THIRD BANK

By:	/S/ Mary Ann Lemonds
Mary Ann Lemonds, Vice President

Signature Page

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

A.            Legal Description of Leased Premises

A tract of land being part of the Northwest Quarter of Section 9, Township 19 North, Range 11 West of the Second Principal Meridian, Vermilion County, Illinois and also part of Chs’ Leverenz First Addition to the City of Danville, Vermilion County, Illinois, Edward C. Lamm’s Addition to Danville, Illinois and Fred Stebe’s Addition to the City of Danville, Vermilion County, Illinois as all 3 subdivisions are recorded in the Vermilion County Recorder’s Office, and also the vacated public Right-of-Ways for Section Street, Short Street, Anderson Street, Harrison Street and the public alleys per City of Danville, Illinois Ordinance Number 8499, recorded as Document Number 06-12386 in said Vermilion County Recorder’s Office, described as follows, with bearings on a local datum:

Beginning at the Northeast corner of Lot 1 in said Chs’ Leverenz First Addition, proceed North 88° 26' 08" East along an Easterly extension of the North line of said Lot, 24.06 feet to the Westerly Right-of-Way line of the former C. & E. I. Railroad; thence South 23° 16' 43" East along said Westerly Right-of-Way line of the former C. & E. I. Railroad, 96.74 feet to the East Right-of-Way line of Anderson Street; thence South 2° 27' 08" West along said East Right-of-Way line of Anderson Street, 75.37 feet to an Easterly extension of the South line of said Lot 1; thence South 88° 25' 51" West along said extension of the South line, 66.16 feet to the Southeast corner of said Lot 1; thence South 2° 27' 08" West along a Southerly extension of the East line of said Lot, 50.12 feet to the Northeast corner of Lot 1 in Christ Evert’s 1st Addition to the City of Danville, Illinois, as recorded in said Vermilion County Recorder’s Office, said corner also being on the South Right-of-Way line of Harrison Street; thence South 88° 25' 51" West along said South Right-of-Way line of Harrison Street, 280.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line of Harrison Street, 443.13 feet; thence North 2° 35' 14" East along said South Right-of-Way line of Harrison Street, 25.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line of Harrison Street, 220.89 feet to the West Right-of-Way line of Section Street; thence North 2° 48' 17" East along said West Right-of-Way line of Section Street, 305.28 feet to a line being a Westerly extension of the North line of Lot 12 in said Edward C. Lamm’s Addition; thence North 88° 33' 27" East along said Westerly extension of the North line and along said North line, 66.54 feet to the Northeast corner of said Lot 12; thence South 2° 45' 04" West along the East line of said Lot, 124.94 feet to the Southeast corner of said Lot 12; thence North 88° 32' 47" East along the South lines of Lots 11, 10, 9, 8 and 7 in said Edward C. Lamm’s Addition, 250.60 feet to the Southeast corner of said Lot 7; thence North 2° 28' 42" East along the East line of said Lot, 124.85 feet to the Northeast corner of said Lot 7; thence North 88° 33' 27" East along an Easterly extension of the North line of said Lot 7 and along the North lines of Lots 6, 5, 4, 3, 2 and 1 in said Edward C. Lamm’s Addition and along an Easterly extension of said North lines, 344.04 feet to the West line of Lot 9 in said Fred Stebe’s Addition; thence North 2° 09' 08" East along said West line, 30.56 feet to the Northwest corner of said Lot 9; thence North 88° 29' 47" East along the North line of said Lot, 56.31 feet to the Northeast corner of said Lot 9; thence South 2° 11' 37" West along the East line of said Lot, 128.36 feet to the Southeast corner of said Lot 9; thence South 88° 26' 08" West along the South line of said Lot, 56.22 feet to the Southwest corner of said Lot 9; thence South 2° 09' 06" West along a Northerly extension of the West line of Lot 4 in said Chs’ Leverenz First Addition, 16.50 feet to the Northwest corner of said Lot 4; thence North 88° 26' 08" East along the North line of said Lot 4 and along the North lines of Lots 3 and 2 and said North line of Lot 1, all in said Chs’ Leverenz First Addition, 281.02 feet to the Point of Beginning, encompassing 5.924 acres more or less.

B.            Legal Description of Soybean Oil Pipeline Easement

A tract of land being 20.00 feet in width and being centered upon the following described center line and being part of the North one-half of Section 9, Township 19 North, Range 11 West of the Second Principal Meridian, Vermilion Country, Illinois, described as follows, with bearing on a local datum:

Commencing at the Northeast corner of Lot 1 in Christ Evert’s 1st Addition to the City of Danville, Illinois, as recorded in the Vermilion County recorder’s office, said corner also being on the South Right-of-Way line of vacated Harrison Street (platted as Madison Street), proceed South 88° 25' 51" West along said South Right-of-Way line, 280.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line, 161.63 feet to the True Point of Beginning of said center line; thence South 00° 05' 56" West, 116.68 feet; thence South 45° 14' 48" East, 46.13 feet; thence South 81° 16' 37" East, 58.62 feet; thence North 50° 05' 48" East, 34.72 feet to the point of ending of said center line.

C.            Legal Description of Access Right of Way Easement

A tract of land being a part of the North one-half of Section 9, Township 19 North, Range 11 West of the Second Principal Meridian, Vermilion County, Illinois, described as follows, with bearings on a local datum:

Commencing at the Northeast corner of Lot 1 in Christ Evert’s 1st Addition to the City of Danville, Illinois, as recorded in the Vermilion County recorder’s office, said corner also being on the South Right-of-Way line of vacated Harrison Street (platted as Madison Street), proceed South 88° 25' 51" West along said South Right-of-Way line, 280.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line, 184.85 feet to the True Point of Beginning; thence continue South 88° 31' 59" West along South Right-of-Way line, 50.30 feet; thence South 33° 31' 40" East, 42.68 feet; thence South 00° 57'  00" West, 405.00 feet; thence South 20° 47' 53" East, 210.22 feet; thence North 74° 55' 37" East, 42.68 feet, thence South 15° 19' 21" East, 136.89 feet; thence South 02° 33' 00" West, 16.14 feet to the North Right-of-Way line of North Street; thence South 87° 27' 00" East along said North Right-of-Way line, 180.54 feet; thence North 02° 23' 00" East, 351.45 feet; thence South 88° 09' 07" West, 130.15 feet; thence North 02° 27' 08" East, 138.58 feet; thence South 88° 16' 50" West, 195.96 feet; thence North 00° 57' 00" East, 300.00 feet; thence North 16° 15' 59" East, 4.15 feet to the True Point of Beginning, encompassing 2.922 acres more or less.

D.            Legal Description of Underground Gas Pipeline Easement

A tract of land being 12.00 feet in width and being centered upon the following described center line and being part of the North one-half of Section 9, Township 19 North, Range 11 West of the Second Principal Meridian, Vermilion Country, Illinois, described as follows, with bearing on a local datum:

Commencing at the Northeast corner of Lot 1 in Christ Evert’s 1st Addition to the City of Danville, Illinois, as recorded in the Vermilion County recorder’s office, said corner also being on the South Right-of-Way line of vacated Harrison Street (platted as Madison Street), proceed South 88° 25' 51" West along said South Right-of-Way line, 6.00 feet to the True Point of Beginning of said center line; thence South 02° 27' 08" West along a line being parallel with the West Right-of-Way line Anderson Street, 309.50 feet; thence South 88° 33' 32" West, 477.00 feet; thence South 02° 03' 14" East, 133.94 feet; thence South 08° 49' 38" East, 50.50 feet; thence South 68° 39' 13" West, 109.57 feet; thence South 21° 14' 31" East, 70.33 feet; thence South 12° 47' 11" East, 46.53 feet; thence South 19° 46' 04" West, 140.44 feet; thence South 01° 35' 19" West, 204.49 feet; thence North 87° 48' 14" West, 801.27 feet; thence North 67° 37' 59"  West, 48.04 feet; thence North 46° 31' 27" West, 33.50 feet to the point of ending of said center line.

E.             Legal Description of Biodiesel Pipeline Easement

A tract of land being 20.00 feet in width and being centered upon the following described center line and being part of the North one-half of Section 9, Township 19 North, Range 11 West of the Second Principal Meridian, Vermilion Country, Illinois, described as follows, with bearing on a local datum:

Commencing at the Northeast corner of Lot 1 in Christ Evert’s 1st Addition to the City of Danville, Illinois, as recorded in the Vermilion County recorder’s office, said corner also being on the South Right-of-Way line of vacated Harrison Street (platted as Madison Street), proceed South 88° 25' 51" West along said South Right-of-Way line, 280.15 feet; thence South 88° 31' 59" West along said South Right-of-Way line, 443.13 feet; thence North 02° 34' 14" East along said South Right-of-Way line, 25.15 feet; thence South 88° 31' 59" West along said Right-of-Way line, 41.61 feet to the True Point of Beginning of said center line; thence South 44° 44' 27" West, 318.70 feet; thence North 78° 26' 57" West, 107.90 feet; thence South 66° 39' 16" West, 59.97 feet; thence South 19° 59' 46" West, 10.00 feet to the point of the ending of said center line.

EXHIBIT B-1

PROJECT PLANS AND SPECIFICATIONS

[ON FILE WITH LENDER]

B-1

EXHIBIT B-2

PROJECT ADDITION PLANS AND SPECIFICATIONS

[ON FILE WITH LENDER]

B-2

EXHIBIT C-1

PROJECT BUDGET

[ON FILE WITH LENDER]

C-1

EXHIBIT C-2

PROJECT ADDITION BUDGET

[ON FILE WITH LENDER]

C-2

EXHIBIT D-1

SCHEDULE OF CONSTRUCTION

FOR PROJECT

[ON FILE WITH LENDER]

D-1

EXHIBIT D-2

SCHEDULE OF CONSTRUCTION

FOR PROJECT ADDITION

[ON FILE WITH LENDER]

D-2

EXHIBIT E

SURVEYOR’S CERTIFICATE

[Name], a registered land surveyor, License No. [Number], in and for the State of Illinois and legally doing business in [County], does hereby certify to FIFTH THIRD BANK, [Title Company], BLACKHAWK BIOFUELS, LLC, BUNGE MILLING, INC. and their respective successors and assigns that I have made a careful boundary survey of a tract of land described [hereon] [as follows:

(Insert Property Description)]

I.                The accompanying survey (“Survey”) was made on the ground and correctly shows the boundary of the subject property and all visible encroachments on the subject property and was made in accordance with laws and/or Minimum Standards of the State of Illinois;

II.            The property described hereon is the same as the property described in                            Commitment No.                            with an effective date of                                          and that all easements, covenants and restrictions (to the extent plottable) referenced in said title commitment or apparent from a physical inspection of the site or otherwise known to me have been plotted hereon or otherwise noted as to their effect on the subject property;

III.        Said described property is located within an area having a Zone Designation            by the Federal Emergency Management Agency (FEMA), on Flood Insurance Rate Map No.                             , with a date of identification of                                 , for Community No.                       , in                          County, State of Illinois, which is the current Flood Insurance Rate Map for the community in which said premises is situated;

IV.       The subject property has direct access to and from E. Madison Avenue, a duly dedicated and accepted public street or highway;

 [If the certificate is attached to rather than typed or otherwise reproduced on the face of the Survey, add a paragraph specifically identifying the Survey (such as by date, property description, and survey number) to which the certificate relates.]

The parties listed above are entitled to rely on the Survey and this certificate as being accurate.

This is to certify that this map or plat and the survey on which it is based were made in accordance with laws regulating surveying in the State of Illinois, and with the “Minimum Standard Detail Requirements for ALTA/ACSM Land Title Surveys”, jointly established and adopted by ALTA and NSPS in 2005 and includes Items 1 through 4, 11(a), and 18 in Table A contained therein.  Pursuant to the Accuracy Standards as adopted by ALTA and NSPS and in effect on the date of this certification, undersigned further certifies that in my professional opinion, as a land surveyor registered in the State of Illinois, the Relative Positional Accuracy of this survey does not exceed that which is specified herein.

E-1

[Signature]

[Type name of surveyor below signature line]

Registration No.

Date: [Date]

[Seal]

E-2

EXHIBIT F

Borrower’s Affidavit and

Requisition for Funds No.

Date:

                                 TO:                                                                                                        PROJECT:

                                  ,

Fifth Third Bank, as construction lender,

The undersigned does hereby request and authorize payment totaling $                         as described and itemized on Schedule A, attached, and does hereby certify and guarantee that all amounts requested for labor and/or material are physically incorporated into the [Project]/[Project Addition] (except for “stored” items shown on Schedule A), in compliance with the plans and specifications, with modifications approved by addressee above, or for services truly performed relating to the subject property.  All such payment requests, individually and in total are in accordance with the terms of the executed loan documents and represent the lesser of the amounts actually due and billed or value of work in place and services performed.

The undersigned further certifies that no part of the payments requested include or contemplate rebates, or commissions to the undersigned, its beneficiaries, agents or assigns, and that all amounts requested are solely for the named payees and for the purpose indicated and that this requisition includes all amounts outstanding and payable on subject property through                                 , 20      , except for retainage (if any) provided for in the construction contract and the construction loan agreement and Construction and Disbursing Escrow Agreement.

The undersigned further says that no claims have been made to the affiant by, nor is any suit now pending on behalf of, any contractor, subcontractor, laborer or materialman and further that no chattel mortgages, conditional bills of sale, retention of title agreements, security agreements, financing statements or personal property leases have been given or are outstanding as to any fixtures, appliances or equipment which are now installed in or upon said real property, or the improvements thereon, except as indicated on Schedule B (if any), attached.

The undersigned hereby acknowledges the dependence others may place upon the statements contained herein.  No obligation on the part of the lender or its advisors, expressed or implied, is created by this requisition as to protection of the owner and/or contractor or assigns from mechanics’ or materialmen’s lien claims, and the owner and contractor, as agreed between them, shall be responsible for the procurement of required lien waivers, paid bills, and releases from both principal payees and all subordinate claimants thereunder, and the undersigned hereby covenants and agrees to hold [Project]/[Project Addition] Participants and their agents and assigns harmless against any lien, claim or suit by the contractors, subcontractors, mechanics or materialmen in connection with the furnishing of said services, labor and material included in the requisition hereinabove described and all prior requisitions, except for acknowledged retainage (if any) provided for in the construction contract and construction loan agreement.

The undersigned does further certify that:  (a) the subcontractors and material suppliers shown on the breakdown submitted to the lender are in its opinion capable of performing their contractual obligations; (b) cost projections previously provided you are adequate to complete the work to be done; (c) all underground utilities and on-site and off-site improvements are now or shall be available to the [Project]/[Project Addition], and all costs therefore are included in the cost breakdown and contract submitted to the lender; and (d) all work in place and material furnished to date is in compliance with those plans and specifications identified at loan closing by lender, including requirements of Sale Contract(s), if any.

That the disbursement requested above shall be funded by                                 .

The undersigned does agree to furnish to [Project]/[Project Addition] Participants (if requested by them), lien waivers from all payees named herein within two weeks from date payment is received by owner or prior to the next fund request, whichever shall occur first.

BLACKHAWK BIOFUELS, LLC,

a Delaware limited liability company

By:
Name:
Title:

Subscribed and worn to before me this

day of                                     , 20        .

Notary Public

General Contractor Affidavit and Requisition for Funds

TO:

RE:

The undersigned does hereby request and authorize payments totaling                                                                                                       Dollars as described and itemized on Schedule A, attached, and does hereby certify that all amounts requested for labor and/or materials are physically incorporated into the [Project]/[Project Addition] (except for “stored” items identified as such) in compliance with the plans and specifications approved by the addressees above, or for services truly performed relating to the subject property.  All such payment requests, individually and in total, are in accordance with the terms of the executed loan documents, and represent the lesser of amounts actually due and billed or value of work in place and services performed.

The undersigned further certifies that no part of the payments requested include or contemplate rebates, commission or loans to the undersigned, their (its) beneficiaries, agents or assigns, and that all amounts requested are solely for the named payees and for the purposes indicated and that this requisition includes all amounts outstanding and payable on subject property through                                   , except for retentions.

The undersigned further says that no claims have been made to the affiant by, nor is any suit now pending on behalf of, any contractor, subcontractor, laborer or materialman and further that no chattel mortgages, conditional bills of sale, retention of title agreements, security agreements, financing statements, or personal property leases have been given or are outstanding as to any fixtures, appliances, or equipment which are now installed in or upon said real property, or the improvements thereon, arising from labor and materials included in the construction contract.

The undersigned does further certify to their (its) best knowledge and opinion that:  (a) the subcontractors and material supplies shown on the breakdown submitted to the lender are, in their opinion, capable of performing their contractual obligations; (b) cost projections made by the contractor are submitted to the lender are adequate to complete the work to be done; (c) all underground utilities and on-site and off-site improvements are now or shall be available to the [Project]/[Project Addition], and all costs therefore are included in the cost breakdown and contract submitted to the lender; (d) all work in place and material furnished to date is in compliance with those plans and specifications identified at loan closing.

The undersigned hereby acknowledge(s) the dependence others may place upon the statements contained herein.  No obligation on the part of the lender or its advisor, expressed or implied, is created by this requisition as to protection of the owner and/or contractors, or assigns from mechanics’ or materialmen’s lien claims, and the owner and contractor, as agreed between them, shall be responsible for the procurement of required lien waivers, paid bills and releases from both principal payees and all subordinate claimants thereunder and hereby covenants and agreed to hold                                                             , and their agents harmless against any lien, claim or suit by any contractors, subcontractors, mechanics or materialmen in connection with the furnishing of said services, labor and material included in the requisition hereinabove described and all prior requisitions.

The undersigned do(es) agree to furnish to                                            lien waivers from all payees named herein within two weeks from date or prior to the next fund request whichever shall occur first.

(Contractor)

Subscribed and sworn to before me this                      day of                             , 200    .

Notary Public

My commission expires:

(Attach standard 1987 issue of A.I.A. G702 and G703 or equal, together with invoices from subcontractors and major material suppliers, complete with Schedules of Value, in support of Draw.)

EXHIBIT G

QUARTERLY COMPLIANCE CERTIFICATE

, 200

To:	FIFTH THIRD BANK (“Bank”)
8000 Maryland Ave., Ste. 1400
St. Louis, Missouri 63105

Re: Blackhawk Biofuels, LLC (“Borrower”)

Gentlemen:

1.                                       Representations and Warranties.  Each of the representations and warranties set forth in Section 4 of the Loan Agreement by and between Borrower and Bank, dated as of May        , 2008 (the “Loan Agreement”), are true and complete, except as set forth on Attachment 1 hereto.

2.                                       No Defaults.  Except as set forth on Attachment 2, no Default or Event of Default (as defined in the Loan Agreement) exists as of the date hereof.

3.                                       Financial Covenants.  Set forth below are calculations of the financial covenants required pursuant to Section 7.33 and Section 7.34 of the Credit Agreement.  Calculation of the financial covenants set forth as (a) and (b) below shall not be required unless the period covered by this Quarterly Compliance Certificate is on or after the Financial Covenant Commencement Date.  The financial covenant calculations set forth below have been prepared and calculated in accordance with the terms and provisions of the Loan Agreement.  Capitalized terms used and not defined in this Assignment shall have the meanings given to them in the Loan Agreement.

PERIOD COVERED:  Quarter Ended

(a)           Minimum Fixed Charge Coverage Ratio

Net Income

Plus:  Interest Expense

Plus:  Taxes

Plus:  Depreciation Expense

Plus:  Amortization Expense

Equals:  EBITDA

Less:  Taxes

Less:  Dividends and Distributions

Less:  Maintenance Capital Expenditures

Equals:   Cash Available for Debt Service Requirements

Current Portion Long Term Debt - Prior Period

Plus:  Interest Expense

Equals:  Total Debt Service Requirements

Fixed Charge Coverage Ratio

Required Minimum Ratio*

In Compliance?  (Yes/No):

* Minimum Required: 1.25 to 1.00

(b)           Maximum Funded Debt to EBITDA Ratio

Total Funded Debt

EBITDA

Funded Debt Ratio

Required Maximum Ratio*

In Compliance?  (Yes/No):

* Maximum Required :

(i)                                     4.50 to 1.00 measured as of the end of the fiscal quarter ending on the Financial Covenant Commencement Date; then

(ii)                                  4.50 to 1.00 measured as of the end of the fiscal quarter ending September 30, 2009; then

(iii)                               4.00 to 1.00 measured as of the end of the fiscal quarter ending December 31, 2009; and then

(iv)                              3.00 to 1.00 measured as of the end of each fiscal quarter thereafter.

The Funded Debt to EBITDA Ratio shall be measured quarterly, on a rolling four-quarter basis, provided, however, that to the extent that the Funded Debt to EBITDA Ratio is measured during the first three (3) quarters following Commencement of Production at the Biodiesel Plant, the measurement of EBITDA for purposes of the Funded Debt to EBITDA Ratio shall be made on an annualized basis.

(c)           Maximum Capital Expenditures

Fiscal Year to date (Maximum: $300,000 per Fiscal Year)

In Compliance?  (Yes/No):

The foregoing Compliance Certificate is true, correct and complete.

BLACKHAWK BIOFUELS, LLC,

a Delaware limited liability company

By:

Name:

Its:

ATTACHMENT 1 TO MONTHLY COMPLIANCE CERTIFICATE

Exceptions to Representations and Warranties

ATTACHMENT 2 TO MONTHLY COMPLIANCE CERTIFICATE

Defaults and Events of Default

EXHIBIT H

BORROWING BASE CERTIFICATE

[BANK TO PROVIDE FORM OF CERTIFICATE PRIOR TO THE

FIRST ADVANCE UNDER THE REVOLVING CREDIT LOAN]

H-1

EXHIBIT I

CONTRIBUTION MARGIN PRO-FORMA CERTIFICATE

Blackhawk Biofuels, LLC
Current Price
FOB Plant Sales Price		$
Glycerin		$
Soy Oil		$
Basis		$
Alternative Feedstock		$
Chemicals		$

% Soy Oil	%
% Alternative Feedstock	%

Variable Costs	$
Soy Oil Conversion
Animal Fat Conversion
Glycerin Conversion
$

FOB Plant Sales Price	$
Glycerin	$
$
Feedstock	$
Chemicals	$
Variable	$
$

Contribution Margin		$

I-1

The foregoing Contribution Margin Pro-Forma Certificate is true, correct and complete.

BLACKHAWK BIOFUELS, LLC,

a Delaware limited liability company

By:

Name:

Its:

G-1

SCHEDULE 1.1

PERMITTED LIENS

1.             Rights of public and quasi public utilities, if any, that may fall within the boundaries of vacated alleys and streets.  As per An Ordinance Vacating Streets and Alleys approved by the City Council of the City of Danville September 19, 2006, as Ordinance No. 8499 and recorded September 20, 2006, as Document No. 06-12386.

2.             Rights of way for drainage ditches, drain tiles, feeders, laterals and underground pipes, if any.

3.             Ordinance No. 5624 of the City of Danville, recorded in Book 789 page 784 as Document 817299, and Ordinance No. 6823 recorded in Book 890 page 294 as Document 890321, and Ordinance No. 150 of Danville Sanitary District recorded as Document 81-7072, providing for a lien for delinquent sewage services, subject to rights arising prior to the filing of a notice of lien in the Office of the Recorder of Deeds of Vermilion County, Illinois, and all amendments thereto.

SCHEDULE 4.10

REAL PROPERTY AND PERSONAL PROPERTY LEASES

1.             A lease for existing office space, currently on a month-to-month basis, for rent in the amount of $600 per month.

SCHEDULE 4.11

ENVIRONMENTAL REPORTS

1.  Phase I Environmental Site Assessment dated November 2007 by Burns & McDonnell Engineering Company, Inc.

SCHEDULE 4.20

INTELLECTUAL PROPERTY

1.             Intellectual property rights granted to or acquired by the Borrower under the Project General Construction Contract.

2.             Intellectual property rights and licenses granted to or acquired by the Borrower under contracts and leases assumed and/or assigned to the Borrower in connection with the Asset Purchase Agreement.

3.             Generally available commercial software licensed by or to the Borrower.

4.             Tradenames, unregistered trademarks and trade secrets that may be owned by the Borrower associated with the business or proposed business of the Borrower.

5.             Rights and licenses acquired by the Borrower under contracts and leases assumed by the Borrower in connection with the Asset Purchase Agreement.

SCHEDULE 7.46

AGREEMENTS WITH AFFILIATES

1.             The Management and Operational Services Agreement;

2.             the Subordinated Loan Agreement by and among REG Ventures, LLC, Renewable Energy Group, Inc., and Borrower, dated as of even date hereof;

3.             the Convertible Secured Subordinated Note in the original principal amount of $21,700,000;

4.             that certain Subordinated Security Agreement given by Borrower to REG Ventures, LLC, dated as of even date hereof;

5.             that certain Subordinated Mortgage of Leasehold, Security Agreement, Assignment of Rents and Leases and Fixture Filing between Borrower and REG Ventures, LLC, dated as of even date hereof;

6.             that certain Unit Purchase Warrant given by Borrower in favor of REG Ventures, LLC, dated as of even date hereof; and

7.             the Project Addition Construction Contract by and between Borrower and REG Construction & Technology Services, LLC, dated May 9, 2008.